Exhibit 2.1

Execution Version

BUSINESS COMBINATION AGREEMENT

by and among

INFINT Acquisition Corporation,

FINTECH Merger sub corp.,

and

seamless group Inc.

Dated as of August 3, 2022

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-ii-

EXHIBIT A	Plan of Merger
EXHIBIT B	Registration Rights Agreement
EXHIBIT C	Lock-Up Agreement
EXHIBIT D	INFINT Second Amended and Restated Memorandum and Articles of Association
EXHIBIT E	Surviving Company Amended and Restated Memorandum and Articles of Association
EXHIBIT F	Directors and Officers of the Surviving Company and INFINT

SCHEDULE A	Company Knowledge Parties

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BUSINESS COMBINATION AGREEMENT, dated as of August 3, 2022 (this “Agreement”), by and among INFINT Acquisition Corporation, an exempted company limited by shares incorporated under the Laws of the Cayman Islands (“INFINT”), FINTECH Merger Sub Corp., an exempted company limited by shares incorporated under the Laws of the Cayman Islands (“Merger Sub”), and Seamless Group Inc., an exempted company limited by shares incorporated under the Laws of the Cayman Islands (the “Company”). Each of the Company, INFINT and Merger Sub shall individually be referred to herein as a “Party” and, collectively, the “Parties”.

WHEREAS, Merger Sub is a newly incorporated, wholly-owned, direct subsidiary of INFINT that was formed for purposes of consummating the Transactions;

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with Part XVI of the Companies Act (as revised) of the Cayman Islands (the “Cayman Act”), at the Closing, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of INFINT (the Company, as the surviving entity of the Merger, is referred to herein as the “Surviving Company”);

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that it is fair, advisable and in the best interests of the Company and the shareholders of the Company (the “Company Shareholders”) for the Company to enter into this Agreement and the other Transaction Documents to which it is or will be a party, (b) approved and recommended the adoption and approval of this Agreement and the other Transaction Documents to which the Company is or will be a party and the Transactions, including the Merger, by the Company Shareholders and (c) determined to recommend that the Company Shareholders authorize the plan of merger in respect of the Merger, substantially in the form attached hereto as Exhibit A (the “Plan of Merger”), in accordance with the Cayman Act;

WHEREAS, the board of directors of INFINT (the “INFINT Board”) has unanimously (a) determined that it is fair, advisable and in the best interests of INFINT and the shareholders of INFINT (the “INFINT Shareholders”) for INFINT to enter into this Agreement and the other Transaction Documents to which it is or will be a party and (b) approved and recommended the adoption and approval of this Agreement and the other Transaction Documents to which INFINT is or will be a party and the Transactions by the INFINT Shareholders;

WHEREAS, the sole director of Merger Sub (the “Merger Sub Director”) has (a) determined that it is fair, advisable and in the best interests of Merger Sub and INFINT, as its sole shareholder, for Merger Sub to enter into this Agreement, (b) approved and recommended the adoption and approval of this Agreement and the Merger by INFINT, its sole shareholder, and (c) determined to recommend that INFINT, as its sole shareholder, authorize the Plan of Merger in accordance with the Cayman Act;

WHEREAS, INFINT, as the sole shareholder of Merger Sub, has adopted and approved this Agreement and the Merger and authorized the Plan of Merger by special resolution in accordance with the Cayman Act;

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WHEREAS, concurrently with the execution and delivery of this Agreement, INFINT, the Company and all of the Company Shareholders have entered into the Shareholder Support Agreement (the “Shareholder Support Agreement”) pursuant to which, among other things, the Company Shareholders have agreed to vote their Company Shares in favor of this Agreement and the Transactions, including the Merger;

WHEREAS, concurrently with the execution and delivery of this Agreement, all of the Company Shareholders have ratified and adopted this Agreement and approved the Merger and the other Transactions in accordance with the applicable provisions of the Cayman Act and authorized the Plan of Merger by special resolution in accordance with the Cayman Act by virtue of their execution and delivery of unanimous written resolutions of the Company Shareholders in form and substance acceptable to INFINT (the “Company Shareholder Written Consent”);

WHEREAS, concurrently with the execution and delivery of this Agreement, INFINT, the Company and Sponsor have entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”) pursuant to which, among other things, Sponsor will agree to (a) vote its INFINT Class B Ordinary Shares in favor of the Transactions and the INFINT Proposals, (b) not redeem its INFINT Class B Ordinary Shares and (c) waive its anti-dilution rights under the provisions of Article 24 of the INFINT Memorandum and Articles;

WHEREAS, in connection with the Closing, INFINT, certain Company Shareholders and certain INFINT Shareholders will enter into a Registration Rights Agreement (the “Registration Rights”) substantially in the form attached hereto as Exhibit B;

WHEREAS, in connection with the Closing, INFINT and certain Company Shareholders will enter into a Lock-Up Agreement (the “Lock-Up Agreement”) substantially in the form attached hereto as Exhibit C; and

WHEREAS, at the Effective Time, INFINT will, subject to obtaining the Requisite INFINT Approval, amend and restate the INFINT Memorandum and Articles in the form attached hereto as Exhibit D (“INFINT Second Amended and Restated Memorandum and Articles”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

Article I.

DEFINITIONS

SECTION 1.01 Certain Definitions. For purposes of this Agreement:

“Affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

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“Ancillary Agreements” means the Shareholder Support Agreement, the Sponsor Support Agreement, the Registration Rights Agreement and the Lock-Up Agreement and all other agreements, certificates and instruments executed and delivered by INFINT, Merger Sub or the Company in connection with the Transactions and specifically contemplated by this Agreement.

“Aggregate Transaction Consideration” means a number of New INFINT Ordinary Shares equal to the quotient of (a) the Company Value divided by (b) $10.00.

“Business Data” means all business information and data, including Personal Information (whether of employees, contractors, consultants, customers, consumers, or other persons and whether in electronic or any other form or medium) that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by any of the Business Systems, Products or otherwise in the course of the conduct of the business of the Company or any Company Subsidiaries.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, NY or the Cayman Islands.

“Business Systems” means all Software, computer hardware (whether general or special purpose), electronic data processing, information, record keeping, communications, telecommunications, networks, interfaces, platforms, servers, peripherals and computer systems, including any outsourced systems and processes, that are owned or used in the conduct of the business of the Company or any Company Subsidiaries.

“Company Competing Transaction” means any transaction or series of related transactions (other than the Transactions) involving, directly or indirectly:

(a)	any merger, consolidation, amalgamation, share exchange, business combination, joint venture, reorganization or other similar transaction involving the Company or any of the Company Subsidiaries;

(b)	any public offering of debt or equity securities of the Company or any of the Company Subsidiaries, or any other offering or private placement of any equity, debt, convertible debt or similar securities in the Company or any of the Company Subsidiaries;

(c)	any transaction (i) in which any person or “group” (as defined in the Exchange Act and the rules thereunder) of persons acquires beneficial or record ownership of securities (or instruments convertible into or exercisable or exchangeable for, such securities) of the Company or (ii) in which the Company issues securities (or instruments convertible into or exercisable or exchangeable for, such securities) of the Company;

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(d)	any tender offer or exchange offer that if consummated would result in any person or “group” (as defined in the Exchange Act and the rules thereunder) of persons acquiring beneficial or record ownership of securities (or instruments convertible into or exercisable or exchangeable for such securities) of the Company; or

(e)	any combination of the foregoing types of transactions.

“Company Equity Plan” means the TNG Fintech Group Inc. 2022 Equity Incentive Plan, as such may have been amended, supplemented or modified from time to time.

“Company IP” means, collectively, all Company-Owned IP and Company-Licensed IP.

“Company-Licensed IP” means all Intellectual Property rights owned or purported to be owned by a third party and licensed to the Company or any Company Subsidiary or to which the Company or any Company Subsidiary otherwise has a right to use.

“Company Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, (a) is or would reasonably be expected to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or operations of the Company and the Company Subsidiaries taken as a whole; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Company Material Adverse Effect: (i) any change or proposed change in any Law or IFRS; (ii) events or conditions generally affecting the industries in which the Company and the Company Subsidiaries operate; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets; (iv) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (v) events, circumstances, changes, effects or conditions arising from or relating to epidemics, pandemics or disease outbreaks (including COVID-19); (vi) any hurricane, tornado, flood, earthquake, natural disaster or other acts of God; (vii) any actions taken or not taken by the Company or the Company Subsidiaries as required by this Agreement or any Ancillary Agreement; except in the cases of clauses (i) through (vi), to the extent that the Company and the Company Subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries in which the Company and the Company Subsidiaries operate; or (b) would prevent, materially delay or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the Merger or any of the other Transactions.

“Company Memorandum and Articles” means the amended and restated memorandum and articles of association of the Company adopted by a special resolution of the Company on January 19, 2022.

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“Company Options” means all options to purchase outstanding Company Shares, whether or not exercisable and whether or not vested, outstanding immediately prior to the Closing under the Company Equity Plan or otherwise.

“Company-Owned IP” means all Intellectual Property rights owned or purported to be owned by the Company or any of the Company Subsidiaries.

“Company RSUs” means all restricted stock unit awards with respect to outstanding Company Shares, whether or not vested, outstanding immediately prior to the Closing under the Company Equity Plan or otherwise.

“Company Shares” means the Company’s shares, par value of $0.001 per share.

“Company Value” means an amount equal to $400,000,000.

“Confidential Information” means any information, knowledge or data concerning the businesses and affairs of the Company, the Company Subsidiaries or any Suppliers or customers of the Company or any Company Subsidiaries or INFINT or its subsidiaries (as applicable) that is not already generally available to the public, including any Intellectual Property rights.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“COVID-19” means SARS-CoV-2 or COVID-19 and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“CST” means Continental Stock Transfer and Trust Company.

“Disabling Devices” means undisclosed Software viruses, time bombs, logic bombs, trojan horses, trap doors, back doors or other computer instructions, intentional devices or techniques that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate or slow or shut down a computer system or any component of such computer system, including any such device affecting system security or compromising or disclosing user data in an unauthorized manner.

“Environmental Laws” means any United States federal, state or local or non-United States Laws, international Laws, international treaties or similar Laws applicable to the Company or any Company Subsidiary, including without limitation in the United States, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Clean Air Act and any state law analogs or regulations attendant thereto, as well as any engineering practices and industry standards relating to pollution or the protection of human health, safety, the environment and/or natural resources, or laws relating to: (a) releases, spills, emissions or discharges, or threatened releases, spills, emissions or discharges, of Hazardous Substances or materials containing Hazardous Substances, pollutants, contaminants, chemicals, industrial materials, wastes or other substances into the environment; (b) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (c) pollution or protection of the environment or natural resources.

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“Government Official” means (a) any director, officer, employee, agent or representative (including anyone elected, nominated or appointed to be a director, officer, employee, agent or representative) of any Governmental Authority, or anyone otherwise acting in an official capacity on behalf of a Governmental Authority; (b) any political party, political party official or political party employee; (c) any candidate for public or political office; (d) any royal or ruling family member; or (e) any known agent or representative of any of those persons listed in subcategories (a) through (d).

“Hazardous Substance(s)” means any chemical, pollutant, contaminant, waste, substance or material of similar import, or any mixture thereof, including any hazardous, toxic, dangerous, flammable, explosive, infectious or radioactive substances or wastes, regulated by any Governmental Authority pursuant to any Environmental Law, or that are regulated by, defined, declared, or controlled in or under, or may give rise to standards of conduct or liability pursuant to, any Environmental Laws that are regulated by, subject to, or deemed hazardous or toxic under any Environmental Laws, including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls (PCBs), lead, radon and other radioactive substances, mold, urea formaldehyde, poly-fluoroakyl substances, waste oil and petroleum products and by-products.

“INFINT Class A Ordinary Shares” means INFINT’s class A ordinary shares, par value $0.0001 per share, as set forth in the INFINT Memorandum and Articles.

“INFINT Class B Ordinary Shares” means INFINT’s class B ordinary shares, par value $0.0001 per share, as set forth in the INFINT Memorandum and Articles.

“INFINT Extension Funding Amount” means an amount of funds required to be deposited into the Trust Account pursuant to the INFINT Organizational Documents to extend the time period by which INFINT shall complete a business combination by an additional three (3) months.

“INFINT Extension Proposal” means a proposal which would be submitted to the INFINT Shareholders pursuant to a definitive proxy statement filed by INFINT with the SEC and provided to the INFINT Shareholders for the purpose of amending the INFINT Organizational Documents to extend the time period for INFINT to consummate a business combination (which, as of the date hereof, is due to expire on November 23, 2022) without the need for Sponsor to deposit additional funds into the Trust Account.

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“INFINT Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, (a) is or is reasonably expected to be materially adverse to the business, financial condition or results of operations of INFINT; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a INFINT Material Adverse Effect: (i) any change or proposed change in any Law or GAAP; (ii) events or conditions generally affecting the industries in which INFINT operates; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets; (iv) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (v) events, circumstances, changes, effects or conditions arising from or relating to epidemics, pandemics or disease outbreaks (including COVID-19); (vi) any hurricane, tornado, flood, earthquake, natural disaster or other acts of God; (vii) any actions taken or not taken by INFINT as required by this Agreement or any Ancillary Agreement; except in the cases of clauses (i) through (vi), to the extent that INFINT is disproportionately affected thereby as compared with other participants in the industry in which INFINT operates; or (b) would prevent, materially delay or materially impede the performance by INFINT or Merger Sub of their respective obligations under this Agreement or the consummation of the Merger or any of the other Transactions.

“INFINT Memorandum and Articles” means the amended and restated memorandum and articles of association of INFINT, adopted by a special resolution of INFINT on November 23, 2021.

“INFINT Organizational Documents” means the INFINT Memorandum and Articles and the Trust Agreement, in each case as amended, modified or supplemented from time to time.

“INFINT Preference Shares” means INFINT’s preference shares, par value $0.0001 per share, as set forth in the INFINT Memorandum and Articles.

“INFINT Shares” means the INFINT Class A Ordinary Shares, the INFINT Class B Ordinary Shares and the INFINT Preference Shares.

“INFINT Units” means one INFINT Class A Ordinary Share and one-half of one INFINT Warrant.

“INFINT Warrant Agreement” means that certain warrant agreement dated November 23, 2021 by and between INFINT and CST.

“INFINT Warrants” means warrants to purchase INFINT Class A Ordinary Shares as contemplated under the INFINT Warrant Agreement, with each warrant exercisable for one INFINT Class A Ordinary Share at an exercise price of $11.50.

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“Intellectual Property” means: (a) patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, extensions or reexaminations thereof; (b) trademarks and service marks, trade dress, logos, trade names, corporate names, brands, slogans and other source identifiers together with all translations, adaptations, derivations, combinations and other variants of the foregoing, and all applications, registrations and renewals in connection therewith, together with all of the goodwill associated with the foregoing; (c) copyrights and other works of authorship (whether or not copyrightable), moral rights, and registrations and applications for registration, renewals and extensions thereof; (d) trade secrets and know-how (including ideas, formulas, compositions, inventions (whether or not patentable or reduced to practice)), customer and supplier lists, improvements, protocols, processes, methods and techniques, research and development information, industry analyses, algorithms, architectures, layouts, drawings, specifications, designs, plans, methodologies, proposals, industrial models, technical data, financial and accounting and all other data, databases, database rights, including rights to use any Personal Information, pricing and cost information, business and marketing plans and proposals, and customer and supplier lists (including lists of prospects) and related information; (e) Internet domain names and social media accounts; (f) rights of privacy and publicity; (g) all mask works, mask work registrations and applications therefore, and any equivalent or similar rights, (h) all other intellectual property or proprietary rights of any kind or description; (i) copies and tangible embodiments of any of the foregoing, in whatever form or medium; and (j) all legal rights arising from items (a) through (i), including the right to prosecute and perfect such interests and rights to sue, oppose, cancel, interfere, and enjoin based upon such interests, including such rights based on past infringement, if any, in connection with any of the foregoing.

“knowledge” or “to the knowledge” of a person shall mean in the case of the Company, the actual knowledge of the persons listed on Schedule A after reasonable inquiry and, in the case of INFINT, the actual knowledge of Alexander Edgarov and Sheldon Brickman after reasonable inquiry.

“Leased Real Property” means the real property leased by the Company or Company Subsidiaries as tenant, together with, to the extent leased by the Company or Company Subsidiaries, all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company or Company Subsidiaries relating to the foregoing.

“Lien” means any lien, security interest, mortgage, pledge, adverse claim or other encumbrance of any kind that secures the payment or performance of an obligation (other than those created under applicable securities Laws).

“Merger Sub Memorandum and Articles” means the memorandum and articles of association of Merger Sub, as amended, modified or supplemented from time to time.

“New INFINT Ordinary Shares” means the ordinary shares of INFINT, par value $0.0001 per share, as set forth in the INFINT Second Amended and Restated Memorandum and Articles.

“OFAC” means the U.S. Department of the Treasury, Office of Foreign Assets Control.

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“Open Source Software” means any Software that is licensed pursuant to: (a) any license that is a license now or in the future approved by the open source initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) and the Sun Industry Standards License (SISL); or (b) any license to Software that is considered “free” or “open source software” by the open source foundation or the free software foundation.

“PCAOB” means the Public Company Accounting Oversight Board and any division or subdivision thereof.

“Permitted Liens” means: (a) such imperfections of title, easements, encumbrances, Liens or restrictions that do not materially impair the current use of the Company’s or any Company Subsidiary’s assets that are subject thereto; (b) materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s, landlord’s and other similar Liens arising in the ordinary course of business, or deposits to obtain the release of such Liens; (c) Liens for Taxes not yet due and payable, or being contested in good faith; (d) zoning, entitlement, conservation restriction and other land use and environmental regulations promulgated by Governmental Authorities, (e) non-exclusive licenses, sublicenses or other rights to Intellectual Property owned or purported to be owned by or licensed to the Company or the Company Subsidiaries granted to any licensee in the ordinary course of business (f) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the present uses of such real property, (g) Liens identified in the Annual Financial Statements and (h) Liens on leases, subleases, easements, licenses, rights of use, rights to access and rights of way arising from the provisions of such agreements or benefiting or created by any superior estate, right or interest.

“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Personal Information” means (a) information related to an identified or identifiable individual (e.g., name, address telephone number, email address, financial account number, government-issued identifier), (b) any other data used or intended to be used or which allows one to identify, contact or precisely locate an individual, including any internet protocol address or other persistent identifier and (c) any other, similar information or data regulated by Privacy/Data Security Laws.

“Privacy/Data Security Laws” means all Laws governing the receipt, collection, use, storage, processing, sharing, security, disclosure or transfer of Personal Information or the security of Company’s Business Systems, Products or Business Data.

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“Products” mean any products or services, designed, developed, manufactured, performed, licensed, sold, distributed other otherwise made available by or on behalf of the Company or any Company Subsidiary (including any Software or technology that interoperates with or is bundled or made available as part of any such product or service), from which the Company or any Company Subsidiary has derived previously, is currently deriving or expect to derive, revenue from the sale or provision thereof, including products or services currently under development by the Company or any Company Subsidiary.

“Redemption Rights” means the redemption rights provided for in Article 192 of the INFINT Memorandum and Articles.

“Regulation S-K” means Regulation S-K promulgated under the Securities Act.

“Regulation S-X” means Regulation S-X promulgated under the Exchange Act.

“Requisite Company Approval” means the affirmative vote by special resolution of the holders of at least two-thirds of the outstanding Company Shares.

“Requisite INFINT Approval” means, with respect to (a) the Transactions and the other INFINT Proposals (other than the adoption of the INFINT Second Amended and Restated Memorandum and Articles), the approval thereof and the ratification and adoption of this Agreement by the affirmative vote by ordinary resolution of the holders of a majority of the outstanding INFINT Shares and (b) the INFINT Second Amended and Restated Memorandum and Articles, the adoption thereof by the affirmative vote by special resolution of the holders of at least two-thirds of the outstanding INFINT Shares, including a simple majority of the holders of the INFINT Class B Ordinary Shares.

“Software” means all computer software (in object code or source code format), data and databases, and related documentation and materials.

“Sponsor” means INFINT Capital LLC, a Delaware limited liability company.

“subsidiary” or “subsidiaries” of the Company, the Surviving Company, INFINT or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

“Supplier” means any person that supplies inventory or other materials or personal property, components or other goods or services that are utilized in or comprise the Products of the Company or any of the Company Subsidiaries.

“Technology” means all designs, formulas, algorithms, procedures, techniques, methods, processes, concepts, ideas, know-how, programs, models, routines, data, databases, tools, inventions, creations, improvements and all recordings, graphs, drawings, reports, analyses, other writings, and any other embodiment of the above, in any form, whether or not specifically listed herein.

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“Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, the Company Disclosure Schedule, the Ancillary Agreements and all other agreements, certificates and instruments executed and delivered by INFINT, Merger Sub or the Company in connection with the Transaction and specifically contemplated by this Agreement.

“Transaction Expenses” means (a) all out of pocket fees, costs and expenses (including all fees, costs and expenses of counsel, accountants, investment bankers, experts and consultants to a Party and its affiliates and all fees, costs and expenses in connection with newly issued equity and/or debt financing in connection with the Transactions) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing and mailing of the Proxy Statement and the Registration Statement, the solicitation of shareholder approvals and all other matters related to the Transactions and (b) all transaction-related bonuses, retention payments, change of control payments, severance and similar amounts payable to officers or employees of the Company or any of the Company Subsidiaries upon Closing, plus the employer portion of payroll Taxes to be imposed thereon and all other matters related to the Transactions.

“Transactions” means the transactions contemplated by this Agreement and the Transaction Documents.

“Transfer Tax” means any sales, use, value-added, business, goods and services, transfer (including any stamp duty or other similar Tax chargeable in respect of any instrument transferring property), documentary, conveyancing or similar Tax or expense or any recording fee, in each case that is imposed as a result of the Transactions, together with any penalty, interest and addition to any such item with respect to such item.

“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

SECTION 1.02 Further Definitions. The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
2022 Balance Sheet	§ 4.07(b)
Action	§ 4.09
Agreement	Preamble
Anti-Bribery Laws	§ 4.14(a)
Antitrust Laws	§ 7.13(a)
Annual Financial Statements	§ 4.07(a)
Authorized Representatives	§ 4.14(a)
Business Combination Competing Transaction	§ 7.05(b)
Cayman Act	Recitals
Certificates	§ 3.02(b)
Claims	§ 6.03
Closing	§ 2.02(a)
Closing Date	§ 2.02(a)
Code	§ 3.02(i)

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Defined Term	Location of Definition
Company	Preamble
Company Board	Recitals
Company Caused INFINT Extension Items	§ 9.03(a)
Company Disclosure Schedule	Article IV
Company Permits	§ 4.06
Company Shareholder Written Consent	Recitals
Company Shareholders	Recitals
Company Subsidiary	§ 4.01(a)
Confidentiality Agreement	§ 7.04(b)
Continuing Employees	§ 7.06(a)
Convertible Bond Instrument	§ 7.23
Data Security Requirements	§ 4.13(i)
Divestitures	§ 7.20
Divestiture Entities	§ 7.20
D&O Tail Policies	§ 7.07(a)
Dynamic Indonesia	§ 7.23
EF Hutton	§ 5.12
Effective Time	§ 2.02(b)
Environmental Permits	§ 4.16
ERISA	§ 4.10(b)
ERISA Affiliate	§ 4.10(b)
Exchange Act	§ 4.22
Exchange Agent	§ 3.02(a)
Exchange Fund	§ 3.02(a)
Exchangeable Bond Instrument	§ 7.23
Exchanged Options	§ 3.01(b)(iv)
Exchanged RSUs	§ 3.01(b)(v)
FNTI	§ 7.20
GAAP	§ 5.07(b)
GEA	§ 7.20
Governmental Authority	§ 4.05(b)
Headquarters Relocation	§ 7.21
IFRS	§ 4.07(a)
INFINT	Preamble
INFINT Board	Recitals
INFINT IPO Prospectus	§ 9.01(i)
INFINT Proposals	§ 7.01(a)
INFINT SEC Reports	§ 5.07(a)
INFINT Second Amended and Restated Memorandum and Articles	§ 2.04(b)
INFINT Shareholders	Recitals
INFINT Shareholders’ Meeting	§ 7.01(a)
Law	§ 4.05(a)
Lease	§ 4.12(b)
Lease Documents	§ 4.12(b)

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Defined Term	Location of Definition
Letter of Transmittal	§ 3.02(b)
Lock-Up Agreement	Recitals
Material Contracts	§ 4.17(a)
Merger	Recitals
Merger Consideration	§ 3.01(b)(i)
Merger Documents	§ 2.02(b)
Merger Sub	Preamble
Merger Sub Director	Recitals
Merger Sub Ordinary Shares	§ 5.03(b)
Noble	§ 7.23
Noble Option Deed	§ 7.23
Non-U.S. Subsidiaries	§ 7.11(a)
Outside Date	§ 9.01(b)
Outstanding Company Transaction Expenses	§ 3.03(a)
Outstanding INFINT Transaction Expenses	§ 3.03(b)
Parties	Preamble
Party	Preamble
Payment Spreadsheet	§ 3.01(a)
PCAOB Audited Financials	§ 7.14
PFIC	§ 7.11(a)
Plan of Merger	Recitals
Plans	§ 4.10(a)
Proxy Statement	§ 7.01(a)
Registration Rights Agreement	Recitals
Registration Statement	§ 7.01(a)
Remedies Exceptions	§ 4.04
Representatives	§ 7.04(a)
SEC	§ 5.07(a)
Securities Act	§ 5.07(a)
Service Agreements	§ 4.10(a)
Shareholder Support Agreement	Recitals
Sponsor Support Agreement	Recitals
Surviving Company	Recitals
Tax	§ 4.15(p)
Tax Return	§ 4.15(p)
Terminating Company Breach	§ 9.01(g)
Terminating INFINT Breach	§ 9.01(h)
TNG Asia	§ 7.20
Trust Account	§ 5.13
Trust Agreement	§ 5.13
Trust Fund	§ 5.13

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SECTION 1.03 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article,” “Section,” “Schedule” and “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement, (v) the word “including” means “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, (vii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and (viii) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(b) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(d) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under IFRS (if in relation to the Company or the Company Subsidiaries) and GAAP (if in relation to INFINT or Merger Sub).

Article II.

AGREEMENT AND PLAN OF MERGER

SECTION 2.01 The Merger. Upon the terms and subject to the conditions set forth in Article VIII, and in accordance with the Cayman Act, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Company.

SECTION 2.02 Effective Time; Closing.

(a) As promptly as practicable, but in no event later than three (3) Business Days, after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or, if permissible, waiver of such conditions at the Closing), the consummation of the Transactions, including the Merger (the “Closing”), shall take place electronically by the mutual exchange of electronic signatures (including portable document format (.PDF)). The date on which the Closing shall occur is referred to herein as the “Closing Date”.

(b) On the terms and subject to the conditions set forth herein and in accordance with the Cayman Act, on (or prior to, but effective on) the Closing Date, the Company and Merger Sub shall cause the Plan of Merger, along with all other documentation and declarations required under the Cayman Act in connection with the Merger, to be duly executed and properly filed with the Cayman Registrar, in accordance with the relevant provisions of the Cayman Act (together, the “Merger Documents”). The Merger shall become effective on the date and time at which the Merger Documents have been duly registered by the Cayman Registrar or on a subsequent date and time as may be agreed by INFINT and the Company and specified in the Merger Documents, in accordance with the Cayman Act (the time the Merger becomes effective being referred to herein as the “Effective Time”).

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SECTION 2.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Merger Documents and the applicable provisions of the Cayman Act. Without limiting the generality of the foregoing, and subject thereto, under the Cayman Act, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Merger Sub and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Company, which shall include the assumption by the Surviving Company of any and all agreements, covenants, duties and obligations of Merger Sub and the Company set forth in this Agreement and any other Transaction Documents to which Merger Sub or the Company is a party, and the Surviving Company shall continue its existence as a wholly-owned subsidiary of INFINT.

SECTION 2.04 Organizational Documents.

(a) At the Effective Time, in accordance with the Merger Documents, the form of amended and restated memorandum and articles of association of Surviving Company attached hereto as Exhibit E shall be adopted as the amended and restated memorandum and articles of association of the Surviving Company, until thereafter amended in accordance with the applicable provisions of the Cayman Act and such amended and restated memorandum and articles of association.

(b) On the Closing Date, effective as of the Effective Time, INFINT shall cause the INFINT Second Amended and Restated Memorandum and Articles to be adopted as the memorandum and articles of association of INFINT, until thereafter amended in accordance with the applicable provisions of the Cayman Act and the INFINT Second Amended and Restated Memorandum.

SECTION 2.05 Directors and Officers.

(a) The Company shall take all requisite lawful action so that the initial directors and the initial officers of the Surviving Company as of immediately following the Effective Time shall be comprised of the individuals set forth on Exhibit F hereto, each to hold office in accordance with the amended and restated memorandum and articles of association of the Surviving Company.

(b) INFINT shall take all requisite lawful action so that the (i) INFINT Board as of immediately following the Effective Time shall be comprised of individuals set forth on Exhibit F hereto and (ii) officers of INFINT as of immediately following the Effective Time shall be comprised of the individuals set forth on Exhibit F hereto, in each case, each to hold office in accordance with the INFINT Second Amended and Restated Memorandum and Articles.

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Article III.

CONVERSION OF SECURITIES; Exchange of certificates

SECTION 3.01 Conversion of Securities.

(a) Payment Spreadsheet. At least five (5) Business Days prior to the Effective Time, the Company shall deliver to INFINT a schedule (the “Payment Spreadsheet”) setting forth (a) the calculation of the Aggregate Transaction Consideration, (b) the allocation of the Aggregate Transaction Consideration among the holders of Company Shares, the holders of Company Options and the holders of Company RSUs, (c) the portion of Aggregate Transaction Consideration payable to each holder of Company Shares, (d) the portion of the Aggregate Transaction Consideration payable to each holder of an Exchanged Option (including the number of New INFINT Ordinary Shares that can be purchased under such Exchanged Option) and (e) the portion of the Aggregate Transaction Consideration payable to each holder of an Exchanged RSU (including the number of New INFINT Ordinary Shares that can be purchased under such Exchanged RSU). The allocation of the Aggregate Transaction Consideration and the information with respect to the exchange of Company Options into Exchanged Options and the exchange of Company RSUs into Exchanged RSUs shall be binding on all Parties and shall be used by INFINT and Merger Sub for purposes of issuing the Merger Consideration to the holders of Company Shares, the conversion of the Company Options into the Exchanged Options and the conversion of Company RSUs into the Exchanged RSUs pursuant to this Article III. In issuing the Merger Consideration, converting the Company Options into the Exchanged Options and converting the Company RSUs into the Exchanged RSUs pursuant to this Article III, INFINT and Merger Sub shall be entitled to rely fully on the information set forth in the Payment Spreadsheet.

(b) At the Effective Time, by virtue of the Merger and without any action on the part of INFINT, Merger Sub, the Company or the holders of any of the following securities:

(i) all Company Shares issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive, in accordance with the terms hereof and the Payment Spreadsheet, the number of New INFINT Ordinary Shares set forth in the Payment Spreadsheet (the “Merger Consideration”), with each holder of Company Shares to receive the number of New INFINT Ordinary Shares set forth opposite such holder’s name as set forth on the Payment Spreadsheet;

(ii) all Company Shares held in the treasury of the Company shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto;

(iii) each Merger Sub Ordinary Share issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable ordinary share, par value $0.001 per share, of the Surviving Company;

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(iv) the Company Options that are outstanding immediately prior to the Effective Time, whether vested or unvested, shall be converted into options to purchase New INFINT Ordinary Shares (such options, the “Exchanged Options”) in accordance with the terms of the Company Equity Plan, this Agreement and the Payment Spreadsheet, with each holder of Company Options to receive options to purchase the number of New INFINT Ordinary Shares set forth opposite such holder’s name on the Payment Spreadsheet. Except as specifically provided above, following the Effective Time, the Exchanged Options shall continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Company Option(s) immediately prior to the Effective Time. At or prior to the Effective Time, the Parties and their boards, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the treatment of the Company Options pursuant to this subsection; and

(v) the Company RSUs that are outstanding immediately prior to the Effective Time shall be converted into restricted stock unit awards to purchase New INFINT Ordinary Shares (such restricted stock unit awards, the “Exchanged RSUs”) in accordance with the terms of the Company Equity Plan, this Agreement and the Payment Spreadsheet, with each holder of Company RSUs to receive restricted stock unit awards to purchase the number of New INFINT Ordinary Shares set forth opposite such holder’s name on the Payment Spreadsheet. Except as specifically provided above, following the Effective Time, the Exchanged RSUs shall continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Company RSU(s) immediately prior to the Effective Time. At or prior to the Effective Time, the Parties and their boards, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the treatment of the Company RSUs pursuant to this subsection.

SECTION 3.02 Exchange.

(a) Exchange Agent. On the Closing Date, INFINT shall deposit, or shall cause to be deposited, with a bank or trust company that shall be designated by INFINT and is reasonably satisfactory to the Company (the “Exchange Agent”), it being agreed that CST is satisfactory to the Parties, for the benefit of the holders of Company Shares, for exchange in accordance with this Article III, the number of New INFINT Ordinary Shares sufficient to deliver the aggregate Merger Consideration payable pursuant to this Agreement (such certificates for New INFINT Ordinary Shares, together with any dividends or distributions with respect thereto (pursuant to Section 3.02(c)) being hereinafter referred to as the “Exchange Fund”). INFINT shall cause the Exchange Agent pursuant to irrevocable instructions, to pay the Merger Consideration out of the Exchange Fund in accordance with this Agreement. Except as contemplated by Section 3.02(c) hereof, the Exchange Fund shall not be used for any other purpose.

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(b) Exchange Procedures. As promptly as practicable after the date hereof, INFINT shall use its reasonable best efforts to cause the Exchange Agent to mail to each holder of Company Shares entitled to receive the Merger Consideration pursuant to Section 3.01 a letter of transmittal, which shall be in a form reasonably acceptable to INFINT and the Company (the “Letter of Transmittal”) and shall specify (i) that delivery shall be effected, and risk of loss and title to the certificates evidencing such Company Shares (the “Certificates”) shall pass, only upon proper delivery of the Certificates to the Exchange Agent or confirmation of cancellation of such Certificates from the Company; and (ii) instructions for use in effecting the surrender of the Certificates pursuant to the Letter of Transmittal. Within two (2) Business Days (but in no event prior to the Effective Time) after the surrender to the Exchange Agent of all Certificates held by such holder for cancellation, together with a Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may be required pursuant to such instructions, the holder of such Certificates shall be entitled to receive in exchange therefore, and INFINT shall cause the Exchange Agent to deliver, the Merger Consideration in accordance with the provisions of Section 3.01, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 3.02, each Certificate entitled to receive the Merger Consideration in accordance with Section 3.01 shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that such holder is entitled to receive in accordance with the provisions of Section 3.01.

(c) Distributions with Respect to Unexchanged New INFINT Ordinary Shares. No dividends or other distributions declared or made after the Effective Time with respect to New INFINT Ordinary Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to New INFINT Ordinary Shares represented thereby until the holder of such Certificate shall surrender such Certificate in accordance with Section 3.02(b). Subject to the effect of escheat, Tax or other applicable Laws, following surrender of any such Certificate, INFINT shall pay or cause to be paid to the holder of the certificates representing New INFINT Ordinary Shares issued in exchange therefore, without interest, (i) promptly, but in any event within five (5) Business Days of such surrender, the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such New INFINT Ordinary Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such New INFINT Ordinary Shares.

(d) No Further Rights in Company Shares. The Merger Consideration payable upon conversion of the Company Shares in accordance with the terms hereof shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such Company Shares.

(e) Adjustments to Merger Consideration. The Merger Consideration shall be adjusted to reflect appropriately the effect of any share split, reverse share split, share dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to INFINT Class A Ordinary Shares occurring on or after the date hereof and prior to the Effective Time.

(f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Shares for six (6) months after the Effective Time shall be delivered to INFINT, upon demand, and any holders of Company Shares who have not theretofore complied with this Section 3.02 shall thereafter look only to INFINT for the Merger Consideration. Any portion of the Exchange Fund remaining unclaimed by holders of Company Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of INFINT free and clear of any claims or interest of any person previously entitled thereto.

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(g) No Liability. None of the Exchange Agent, INFINT or the Surviving Company shall be liable to any holder of Company Shares for any such Company Shares (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law in accordance with Section 3.02.

(h) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration that such holder is otherwise entitled to receive pursuant to, and in accordance with, the provisions of Section 3.01.

(i) Withholding Rights. Each of the Surviving Company and INFINT shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the “Code”) or any provision of state, local or non-U.S. Tax Law provided, however, that INFINT shall notify Company Shareholders in writing of any intent to deduct and withhold any amounts payable pursuant to this Agreement at least five (5) days prior to the Closing Date or the due date of such applicable payment, or, if later, promptly upon becoming aware thereof, and cooperate with Company Shareholders to establish any available reduction in or exemption from such intended deduction or withholding. To the extent that amounts are so withheld by the Surviving Company or INFINT, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Shares, Company Options and/or Company RSUs (or intended recipients of compensatory payments) in respect of which such deduction and withholding was made by the Surviving Company or INFINT, as the case may be.

(j) Share Transfer Books. At the Effective Time, the share transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Common Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing Company Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Shares, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or INFINT for any reason shall be converted into the Merger Consideration in accordance with the provisions of Section 3.01.

SECTION 3.03 Outstanding Transaction Expenses.

(a) No sooner than five (5) or later than two (2) Business Days prior to the Closing Date, the Company shall provide to INFINT a written report setting forth a list of the Transaction Expenses incurred by or on behalf of the Company (together with written invoices and wire transfer instructions for the payment thereof), solely to the extent such Transaction Expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date (collectively, the “Outstanding Company Transaction Expenses”). For the avoidance of doubt, the Outstanding Company Transaction Expenses shall not include any fees and expenses of any of the Company Shareholders.

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(b) No sooner than five (5) or later than two (2) Business Days prior to the Closing Date, INFINT shall provide to the Company a written report setting forth a list of the Transaction Expenses incurred by or on behalf of INFINT or Merger Sub (together with written invoices and wire transfer instructions for the payment thereof), solely to the extent such Transaction Expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date (collectively, the “Outstanding INFINT Transaction Expenses”).

(c) If the Merger and the other Transactions shall be consummated, the Outstanding INFINT Transaction Expenses and the Outstanding Company Transaction Expenses shall be paid in accordance with Section 9.03(b).

Article IV.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company’s disclosure schedule delivered by Company in connection with this Agreement (the “Company Disclosure Schedule”), the Company hereby represents and warrants to INFINT and Merger Sub as follows as of the date hereof and the Closing:

SECTION 4.01 Organization and Qualification; Subsidiaries.

(a) The Company is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands and each subsidiary of the Company (each a “Company Subsidiary” and collectively, the “Company Subsidiaries”) is a corporation or other organization duly organized or incorporated, as applicable, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization. The Company and each Company Subsidiary has the requisite corporate or other organizational power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each Company Subsidiary is duly qualified or licensed as a foreign corporation or other organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole.

(b) A true and complete list of all the Company Subsidiaries, together with the jurisdiction of organization or incorporation, as applicable, of each Company Subsidiary and the percentage of the outstanding equity interests of each Company Subsidiary owned by the Company and each other Company Subsidiary, is set forth in Section 4.01(b) of the Company Disclosure Schedule. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other corporation, partnership, joint venture or business association or other entity.

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SECTION 4.02 Organizational Documents. The Company has prior to the date of this Agreement made available to INFINT a complete and correct copy of the Company Memorandum and Articles, the certificate of incorporation and certificate of incorporation on change of name of the Company, by-laws or equivalent organizational/constitutional documents, each as amended to date, of each Company Subsidiary. The Company Memorandum and Articles and such certificates of incorporation, by-laws or equivalent organizational/constitutional documents are in full force and effect. The Company is not in violation of any of the provisions of the Company Memorandum and Articles, and none of the Company Subsidiaries is in violation of any of the provisions of its certificate of incorporation, by-laws or equivalent organizational/constitutional documents.

SECTION 4.03 Capitalization.

(a) The authorized share capital of the Company consists of 100,000,000 Company Shares. As of the date hereof, (i) 58,030,000 Company Shares are issued and outstanding, (ii) no Company Shares are reserved for future issuance pursuant to outstanding Company Options granted pursuant to the Company Equity Plan and (iii) 6,093,000 Company Shares are reserved for future issuance pursuant to outstanding Company RSUs granted pursuant to the Company Equity Plan. Set forth in Section 4.03(a) of the Company Disclosure Schedule is a list of all Company Shareholders and the number of Company Shares owned, beneficially and of record, by each Company Shareholder. Other than the Company Shares held by the Company Shareholders listed on Section 4.03(a) of the Company Disclosure Schedule, the Company Options and the Company RSUs, no shares or other equity or voting interest of the Company, or options, warrants or other rights to acquire any such shares or other equity or voting interest, of the Company is authorized or issued and outstanding.

(b) Other than the Company Options and Company RSUs, there are no options, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued shares of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of, or other equity interests in, the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, and neither the Company nor any Company Subsidiary has granted, any equity appreciation rights, participations, phantom equity or similar rights. There are no voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of the Company Shares or any of the equity interests or other securities of the Company or any of the Company Subsidiaries. The Company does not own any equity interests in any person, other than the Company Subsidiaries.

(c) Section 4.03(c) of the Company Disclosure Schedule sets forth, the following information with respect to each Company Option and each Company RSU outstanding, as applicable: (i) the name of the Company Option or Company RSU recipient; (ii) the number of shares of the Company subject to such Company Option or Company RSU; (iii) the exercise price of such Company Option or Company RSU; (iv) the date on which such Company Option or Company RSU was granted; (v) the vesting schedule for the Company Option or Company RSU and (vi) the date on which such Company Option or Company RSU expires. The Company has made available to accurate and complete copies of the Company Equity Plan pursuant to which Company has granted the Company Options and Company RSUs that are currently outstanding and the form of all share option agreements evidencing such Company Option and restricted unit award agreements evidencing such Company RSU. No Company Option was granted with an exercise price per share less than the fair market value of the underlying Company Shares as of the date such Company Option was granted. All shares of the Company subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. The Company has terminated the TNG Fintech Group Inc. 2018 Equity Incentive Plan and there are no outstanding awards thereunder and neither the Company nor any Company Subsidiary has any liability or obligation of any nature whatsoever (whether accrued, absolute, contingent or otherwise) under such plan.

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(d) There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of the Company or any Company Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person other than a Company Subsidiary.

(e) (i) There are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Option or Company RSU as a result of the proposed transactions herein and (ii) all outstanding shares of the Company, all outstanding Company Options, all outstanding Company RSUs and all outstanding shares of each Company Subsidiary have been issued and granted in compliance with (A) all applicable securities Laws and other applicable Laws and (B) all pre-emptive rights and other requirements set forth in applicable contracts to which the Company or any Company Subsidiary is a party.

(f) Each outstanding share of each Company Subsidiary is duly authorized, validly issued, fully paid and non-assessable, and each such share is owned by the Company or another Company Subsidiary free and clear of all Liens, options, rights of first refusal and limitations on the Company’s or any Company Subsidiary’s voting rights, other than transfer restrictions under applicable securities Laws and their respective organizational/constitutional documents.

SECTION 4.04 Authority Relative to this Agreement. The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receiving the Requisite Company Approval, to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the Requisite Company Approval, which the Company Shareholder Written Consent shall satisfy, and the filing and recordation of the Merger Documents as required by the Cayman Act). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by INFINT and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles (the “Remedies Exceptions”).

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SECTION 4.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company does not, and subject to receipt of the filing and recordation of the Merger Documents as required by the Cayman Act and of the consents, approvals, authorizations or permits, filings and notifications contemplated by Section 4.05(b), the performance of this Agreement by the Company will not (i) conflict with or violate the Company Memorandum and Articles or the certificate of incorporation, by-laws or any equivalent organizational documents of any Company Subsidiary, (ii) conflict with or violate any United States or non-United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order (“Law”) applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, result in any payment or penalty under, result in any payment or penalty under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any property or asset of the Company or any Company Subsidiary pursuant to, any Material Contract, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole.

(b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a “Governmental Authority”), except (i) for applicable requirements, if any, of the rules and regulations of the New York Stock Exchange and filing and recordation of the Merger Documents as required by the Cayman Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole.

SECTION 4.06 Permits; Compliance. Each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company or the Company Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Company Permits”). No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened in writing. Neither the Company nor any Company Subsidiary is in conflict with, or in default, breach or violation of, (a) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (b) any Material Contract or Company Permit, except, in each case, for any such conflicts, defaults, breaches or violations that would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole.

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SECTION 4.07 Financial Statements.

(a) The Company has made available to INFINT true and complete copies of the unaudited consolidated balance sheet of the Company and the Company Subsidiaries as of December 31, 2020 and December 31, 2021, and the related unaudited consolidated statements of operations and cash flows of the Company and the Company Subsidiaries for each of the years then ended (collectively, the “Annual Financial Statements”), which are attached as Section 4.07(a) of the Company Disclosure Schedule. Each of the Annual Financial Statements (including the notes thereto) (i) was prepared in accordance with International Financial Reporting Standards (“IFRS”), applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (ii) fairly presents, in all material respects, the financial position, results of operations and cash flows of the Company and the Company Subsidiaries as at the date thereof and for the period indicated therein, except as otherwise noted therein.

(b) The consolidated unaudited balance sheet of the Company and the Company Subsidiaries as of June 30, 2022 (the “2022 Balance Sheet”), and the related unaudited consolidated statements of operations and cash flows of the Company and the Company Subsidiaries for the six-month period then ended to be delivered to INFINT following the date of this Agreement will (i) be prepared in accordance with IFRS, applied on a consistent basis throughout the periods indicated (except for the omission of footnotes and subject to year-end adjustments) and (ii) fairly present, in all material respects, the financial position, results of operations and cash flows of the Company and the Company Subsidiaries as at the date thereof and for the period indicated therein, except as otherwise noted therein and subject to normal and recurring year-end adjustments and the absence of notes.

(c) The audited consolidated balance sheet of the Company and the consolidated Company Subsidiaries as of December 31, 2020 and December 31, 2021, and the related audited consolidated statements of income and cash flows of the Company and the consolidated Company Subsidiaries for such years, each audited in accordance with the auditing standards of the PCAOB (collectively, the “PCAOB Audited Financials”) (and the notes thereto) to be delivered to INFINT following the date of this Agreement will (i) be prepared in accordance with IFRS applied on a consistent basis throughout the periods indicated, (ii) be audited in accordance with the auditing standards of the PCAOB and (iii) fairly present, in all material respects, the financial position, results of operations and cash flows of the Company and the Company Subsidiaries as at the dates thereof and for the periods indicated therein.

(d) Except as and to the extent set forth on the Annual Financial Statements, the 2022 Balance Sheet, neither the Company nor any Company Subsidiary has any liability or obligation of any nature whatsoever (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with IFRS, except for: (i) liabilities that were incurred in the ordinary course of business since the date of such 2022 Balance Sheet, (ii) obligations for future performance under any contract to which the Company or any Company Subsidiary is a party or (iii) any other liabilities and obligations which would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole.

(e) Section 4.07(e) of the Company Disclosure Schedule contains a description of all non-audit services performed by the Company’s auditors for the Company and the Company Subsidiaries since December 31, 2018 through the date of this Agreement and the fees paid for such services. The Company has no off-balance sheet arrangements.

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(f) In the past three (3) years, (i) neither the Company nor any Company Subsidiary nor, to the Company’s knowledge, any director, officer, employee, auditor, accountant or Representative of the Company or any Company Subsidiary, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or, to the knowledge of the Company, oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any such complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices and (ii) there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Company Board or any committee thereof.

(g) To the knowledge of the Company, no employee of the Company or any Company Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law. None of the Company, any Company Subsidiary or, to the knowledge of the Company any officer, employee, contractor, subcontractor or agent of the Company or any such Company Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any Company Subsidiary in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. §1514A(a).

(h) All accounts receivable of the Company and the Company Subsidiaries reflected on the 2022 Balance Sheet or arising thereafter have arisen from bona fide transactions in the ordinary course of business consistent with past practices and in accordance with IFRS, and are collectible, subject to bad debts reserved in the Annual Financial Statements. To the knowledge of the Company, such accounts receivables are not subject to valid defenses, setoffs or counterclaims, other than routine credits granted for errors in ordering, shipping, pricing, discounts, rebates, returns in the ordinary course of business and other similar matters. The Company’s reserve for contractual allowances and doubtful accounts is adequate in all material respects and has been calculated in a manner consistent with past practices. Since the date of the 2022 Balance Sheet, neither the Company nor any of the Company Subsidiaries has modified or changed in any material respect its sales practices or methods including, without limitation, such practices or methods in accordance with which the Company or any of the Company Subsidiaries sell goods, fill orders or record sales.

(i) All accounts payable of the Company and the Company Subsidiaries reflected on the 2022 Balance Sheet or arising thereafter are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due or payable. Since the date of the 2022 Balance Sheet, the Company and the Company Subsidiaries have not altered in any material respects their practices for the payment of such accounts payable, including the timing of such payment.

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SECTION 4.08 Absence of Certain Changes or Events. Since the 2022 Balance Sheet and prior to the date of this Agreement, except as otherwise reflected in the Annual Financial Statements, or as expressly contemplated by this Agreement, (a) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary course and in a manner consistent with past practice, (b) the Company and the Company Subsidiaries have not sold, assigned or otherwise transferred any right, title, or interest in or to any of their material assets (including Intellectual Property and Business Systems) other than non-exclusive licenses in the ordinary course of business, (c) there has not been any Company Material Adverse Effect and (d) none of the Company or any Company Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a material breach of any of the covenants set forth in Section 6.01.

SECTION 4.09 Absence of Litigation. There is no material litigation, suit, claim, action, proceeding or investigation (an “Action”) pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary nor any material property or asset of the Company or any Company Subsidiary is, subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing or threatened investigation by, any Governmental Authority, or any continuing or threatened order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

SECTION 4.10 Employee Benefit Plans.

(a) All employment and consulting contracts or agreements to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any obligation, have been made available to INFINT (collectively, the “Service Agreements”) and set forth on Section 4.10(a) of the Company Disclosure Schedule. In addition, Section 4.10(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, all employee benefit plans, agreements, programs or arrangements including, without limitation, pension, retirement, deferred compensation, bonus, share option, share purchase, restricted share, incentive, health and welfare, retiree medical or life insurance, supplemental retirement, severance, change in control, fringe benefit and sick pay and vacation plans, agreements, programs or arrangements, in each case which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer, director and/or consultant, or under which the Company or any Company Subsidiary has or could incur any liability (contingent or otherwise) (each, a “Plan” and collectively, the “Plans”).

(b) No Plan is or was at any time subject to the Laws of the United States nor any State therein, and no Plan benefits nor at any time benefited any individuals who are or were United States citizens and/or residents. Neither the Company nor any Company Subsidiary has any liability or obligation, contingent or actual, under ERISA or the Code either individually, collectively or as a result of any affiliation with an ERISA Affiliate. For purposes of this Agreement, “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and “ERISA Affiliate” shall mean any entity that together with the Company would be deemed a “single employer” for purposes of Section 4001(b)(1) of ERISA and/or Sections 414(b), (c) and/or (m) of the Code.

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(c) With respect to each Plan, the Company has made available to INFINT, if applicable (i) a true and complete copy of the plan document and all amendments thereto and each trust or other funding arrangement, (ii) copies of the most recent summary plan descriptions and summaries of material modifications, (iii) copies of annual reports and/or filings required to be made with any applicable Governmental Authority for the past three (3) plan years and (iv) any material non-routine correspondence from any Governmental Authority with respect to any Plan within the past three (3) years. Neither the Company nor any Company Subsidiary has any express commitment to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by applicable Law.

(d) Neither the Company nor any Company Subsidiary is nor will be obligated, whether under any Plan, Service Agreement or otherwise, to pay separation, severance, termination or similar benefits to any person directly as a result of the Transactions, nor will the Transactions accelerate the time of payment or vesting, or increase the amount, of any benefit or other compensation due to any individual. The Transactions shall not be the direct or indirect cause of any amount paid or payable by the Company or any Company Subsidiary being classified as an “excess parachute payment” under Section 280G of the Code.

(e) None of the Plans nor Service Agreements provides, nor does the Company nor any Company Subsidiary have or reasonably expect to have any obligation to provide retiree medical to any current or former employee, officer, director or consultant of the Company or any Company Subsidiary after termination of employment or service except as may be required under applicable Law.

(f) Each Plan and each Service Agreement is and has been within the past six (6) years in compliance, in all material respects, in accordance with its terms and the requirements of all applicable Laws. The Company and the Company Subsidiaries have each performed, in all material respects, all obligations required to be performed by them under, are not in any material respect in default under or in violation of, and have no knowledge of any default or violation in any material respect by any party to, any Plan or Service Agreement. No Action is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) or Service Agreement and, to the knowledge of the Company, no fact or event exists that could reasonably be expected to give rise to any such Action.

(g) There have been no acts or omissions by the Company or any Company Subsidiary that have given or could reasonably be expected to give rise to any material fines, penalties, Taxes or related charges under applicable Law for which the Company or any Company Subsidiary may be liable.

(h) All contributions, premiums or payments required to be made with respect to any Plan have been timely made to the extent due or properly accrued on the consolidated financial statements of the Company and the Company Subsidiaries, except as would not result in material liability to the Company and the Company Subsidiaries.

SECTION 4.11 Labor and Employment Matters.

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(a) Schedule 4.11(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all employees of the Company and any Company Subsidiary as of the date hereof, including any employee who is on a leave of absence of any nature, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive based compensation; and (vi) their status as permanent (indefinite) or non-permanent (definite). As of the date hereof, all compensation, including wages, commissions and bonuses, due and payable to all employees of the Company and any Company Subsidiary for services performed on or prior to the date hereof have been paid in full (or accrued in full in the Annual Financial Statements).

(b) (i) There are no material Actions pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary by any of their respective current or former employees, which Actions would be material to the Company and the Company Subsidiaries, taken as a whole; (ii) neither the Company nor any Company Subsidiary is, nor have been for the past three (3) years, a party to, bound by, or negotiating any collective bargaining agreement or other contract with a union, works council or labor organization applicable to persons employed by the Company or any Company Subsidiary, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii) there are no unfair labor practice complaints pending against the Company or any Company Subsidiary before any Governmental Authority; and (iv) there has never been, nor, to the knowledge of the Company, has there been any threat of any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Company Subsidiary.

(c) The Company and the Company Subsidiaries are and have been in compliance in all respects with all applicable Laws relating to the employment, employment practices, employment discrimination, terms and conditions of employment, mass layoffs and plant closings (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws), immigration, meal and rest breaks, pay equity, workers’ compensation, family and medical leave, and occupational safety and health requirements, including those related to wages, hours, collective bargaining and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Authority and are not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing.

SECTION 4.12 Real Property; Title to Assets.

(a) None of the Company or any Company Subsidiary owns any real property.

(b) Section 4.12(b) of the Company Disclosure Schedule lists the street address of each parcel of Leased Real Property, and sets forth a list of each lease, sublease, and license pursuant to which the Company or any Company Subsidiary leases, subleases or licenses and real property (each, a “Lease”), with the name of the lessor and the date of the Lease in connection therewith and each material amendment to any of the foregoing (collectively, the “Lease Documents”). True, correct and complete copies of all Lease Documents have been made available to INFINT. There are no leases, subleases, concessions or other contracts granting to any person other than the Company or Company Subsidiaries the right to use or occupy any real property, and all such Leases are in full force and effect, are valid and enforceable in accordance with their respective terms, subject to the Remedies Exceptions, and there is not, under any of such Leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Company Subsidiary or, to the Company’s knowledge, by the other party to such Leases, except as would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole. Neither the Company, nor any Company Subsidiary, has subleased, sublicensed or otherwise granted to any person any right to use, occupy or possess any portion of the Leased Real Property.

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(c) There are no contractual or legal restrictions that preclude or restrict the ability of the Company or Company Subsidiary to use any Leased Real Property by such party for the purposes for which it is currently being used, except as would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole. There are no latent defects or adverse physical conditions affecting the Leased Real Property, and improvements thereon, other than those that would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole.

(d) Each of the Company and the Company Subsidiaries has legal and valid title to, or, in the case of Leased Real Property and assets, valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of all Liens other than Permitted Liens, except as would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole.

SECTION 4.13 Intellectual Property.

(a) Section 4.13(a) of the Company Disclosure Schedule contains a true, correct and complete list of all of the following that are owned or purported to be owned, used or held for use by the Company and/or the Company Subsidiaries: (i) registered Intellectual Property rights and applications for registrations of other Intellectual Property rights (showing in each, as applicable, the filing date, date of issuance, expiration date and registration or application number, and registrar), (ii) all contracts or agreements to use any Company-Licensed IP, including for the Software, Technology or Business Systems of any other person, that are material to the business of the Company and/or the Company Subsidiaries as currently conducted (other than unmodified, commercially available, “off-the-shelf” Software with a replacement cost and/or aggregate annual license and maintenance fees of less than $75,000); and (iii) any Software, Technology or Business Systems, owned or purported to be owned by the Company or any Company Subsidiary that is material to the business of, the Company or any Company Subsidiary as currently conducted that would have a replacement cost of more than $75,000. The Company IP specified on Section 4.13(a) of the Company Disclosure Schedule constitutes all material Intellectual Property rights used in the operation of the business of the Company and the Company Subsidiaries and is sufficient for the conduct of such business as currently conducted and contemplated to be conducted as of the date hereof.

(b) The Company or one of the Company Subsidiaries solely and exclusively owns and possesses, free and clear of all Liens (other than Permitted Liens), all right, title and interest in and to the Company-Owned IP and has the right to use pursuant to a valid and enforceable written license, all Company-Licensed IP. All Company-Owned IP is subsisting and, to the knowledge of the Company, valid and enforceable. No loss or expiration of any of the Company-Owned IP, or, to the Company’s knowledge, any of the Company-Licensed IP, is threatened or pending.

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(c) The Company and each of its applicable Company Subsidiaries have taken and take reasonable actions to maintain, protect and enforce Intellectual Property rights, including the secrecy, confidentiality and value of its trade secrets and other Confidential Information. Neither the Company nor any Company Subsidiaries have disclosed any trade secrets or other Confidential Information that is material to the business of the Company and any applicable Company Subsidiaries to any other person other than pursuant to a written confidentiality agreement under which such other person agrees to maintain the confidentiality and protect such Confidential Information.

(d) (i) There have been no claims filed and served, or threatened in writing (including email) to be filed, against the Company or any Company Subsidiary in any forum, by any person (A) contesting the validity, use, ownership, enforceability, patentability or registrability of any of the Company IP or (B) alleging any infringement or misappropriation of, or other conflict with, any Intellectual Property rights of other persons (including any material demands or offers to license any Intellectual Property rights from any other person); (ii) the operation of the business of the Company and the Company Subsidiaries (including the Products) has not and does not infringe, misappropriate or violate, any Intellectual Property rights of other persons; (iii) to the Company’s knowledge, no other person has infringed, misappropriated or violated any of the Company-Owned IP; and (iv) neither the Company nor any of the Company Subsidiaries has received any formal written opinions of counsel regarding any of the foregoing.

(e) All current and past founders, officers, management employees, and persons who have contributed, developed or conceived any Company-Owned IP have executed valid, written agreements with the Company or one of the Company Subsidiaries, substantially in the form made available to Merger Sub or INFINT, and pursuant to which such persons agreed to maintain in confidence all confidential or proprietary information acquired by them in the course of their relationship with the Company or any Company Subsidiary and to assign to the Company or the applicable Company Subsidiary all of their entire right, title, and interest in and to any Intellectual Property created, conceived or otherwise developed by such person in the course of and related to his, her or its relationship with the Company or the applicable Company Subsidiary, without further consideration or any restrictions or obligations whatsoever, including on the use or other disposition or ownership of such Intellectual Property, except as required by applicable Law.

(f) Neither the Company nor any of the Company Subsidiaries or, to the Company’s knowledge, any other person is in material breach or in material default of any agreement specified in Section 4.13(a) of the Company Disclosure Schedule.

(g) The Company and Company Subsidiaries do not use and have not used any Open Source Software or any modification or derivative thereof (i) in a manner that would grant or purport to grant to any other person any rights to or immunities under any of the Company IP or (ii) under any license requiring the Company or any Company Subsidiary to disclose or distribute the source code to any Business Systems or Product components, to license or provide the source code to any of the Business Systems or Product components for the purpose of making derivative works, or to make available for redistribution to any person the source code to any of the Business Systems or Product components at no or minimal charge.

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(h) The Company and/or one of the Company Subsidiaries owns, leases, licenses or otherwise has the legal right to use all Business Systems, and such Business Systems are sufficient for the immediate and anticipated future needs of the business of the Company or any of the Company Subsidiaries as currently conducted by the Company and/or the Company Subsidiaries. The Company and each of the Company Subsidiaries maintain commercially reasonable disaster recovery and business continuity plans, procedures and facilities, and in the past three (3) years, there has not been any material failure with respect to any of the Products or other Business Systems that has not been remedied or replaced in all material respects. The Company and each of the Company Subsidiaries have purchased a sufficient number of seat licenses for their Business Systems.

(i) The Company and each of the Company Subsidiaries currently and previously have complied in all material respects with (i) all applicable Privacy/Data Security Laws, (ii) any applicable privacy or other policies of the Company and/or the Company Subsidiary, respectively, concerning the collection, dissemination, storage or use of Personal Information or other Business Data, (iii) industry standards to which the Company or any Company Subsidiary is bound, and (iv) all contractual commitments that the Company or any Company Subsidiary has entered into or is otherwise bound with respect to privacy and/or data security (collectively, the “Data Security Requirements”). The Company and the Company Subsidiaries have each implemented reasonable data security safeguards designed to protect the security and integrity of its Business Systems and any Business Data, including implementing industry standard procedures preventing unauthorized access and the introduction of Disabling Devices. Neither the Company nor any Company Subsidiaries has inserted and, to the knowledge of the Company, no other person has inserted or alleged to have inserted any Disabling Device in any of the Business Systems or Product components. In the past three (3) years, neither the Company nor any of the Company Subsidiaries has (A) experienced any data security breaches that were required to be reported under applicable Privacy/Data Security Laws or customer contracts; or (B) been subject to or received written notice of any audits, proceedings or investigations by any Governmental Authority or any customer, or received any material claims or complaints regarding the collection, dissemination, storage or use of Personal Information, or the violation of any applicable Data Security Requirements and, to the Company’s knowledge, there is no reasonable basis for the same.

(j) The Company and/or one of the Company Subsidiaries (i) exclusively owns and possesses all right, title and interest in and to the Business Data free and clear of any restrictions of any nature or (ii) has all rights to use, exploit, publish, reproduce, distribute, license, sell and create derivative works of the Business Data, in whole or in part, in the manner in which the Company and the Company Subsidiaries receive and use such Business Data prior to the Closing Date. The Company and the Company Subsidiaries are not subject to any contractual requirements, privacy policies or other legal obligations, including based on the Transactions, that would prohibit Merger Sub or INFINT from receiving or using Personal Information or other Business Data, in the manner in which the Company and the Company Subsidiaries receive and use such Personal Information and other Business Data prior to the Closing Date or result in liabilities in connection with Data Security Requirements. No employee, officer, director or agent of Merger Sub or INFINT has been debarred or otherwise forbidden by any applicable Law or any Governmental Authority (including judicial or agency order) from involvement in the operations of a business such as that of the Company and the Company Subsidiaries.

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(k) No employee, consultant or independent contractor of the Company or any Company Subsidiary who was involved in, or who contributed to, the creation or development of any Company-Owned IP owed or owes any duty or rights to any Governmental Authority, or any university, college or other educational institution or for a research center, in any such case that may materially affect the Company’s or any Company Subsidiary’s ownership or its right to use any Company-Owned IP or that may impose any restrictions or obligations on the Company in respect thereof. Neither the Company nor any Company Subsidiary received any funding of any university or other educational or research center or Governmental Authority and no such university, educational or research center or Governmental Authority have any rights in or to any Company-Owned IP.

SECTION 4.14 Anti-Bribery, Export Compliance, Sanctions and Anti-Money Laundering.

(a) The Company and the Company Subsidiaries, and their respective officers, directors and employees, each in their capacity as such, and, to the knowledge of the Company, each person authorized to act on their behalf (collectively, the “Authorized Representatives”), are and have been in compliance with all applicable anti-bribery and anti-corruption Laws in the jurisdictions in which the Company and the Company Subsidiaries do business (collectively, the “Anti-Bribery Laws”).

(b) Neither the Company nor the Company Subsidiaries nor, to the knowledge of the Company, any of its Authorized Representatives has, directly or indirectly, offered, paid, promised or authorized the giving of money or anything of value to any Government Official or other person while knowing or having reason to believe that some portion or all of the payment or thing of value given to such person will be offered, given or promised by such person, directly or indirectly, to a Government Official or another person for the purpose of:

(i) influencing any act or decision of such Government Official in its official capacity, including a decision to do or omit to do any act in violation of its lawful duties or proper performance of functions; or

(ii) inducing such Government Official to use such Government Official’s influence or position with the applicable Governmental Authority to influence any act or decision;

(iii) in each case, in order to obtain or retain business for, direct business to, or secure an improper advantage for the Company or the Company Subsidiaries that constitutes a violation of applicable Anti-Bribery Laws by the Company or any of the Company Subsidiaries.

(c) Neither the Company nor the Company Subsidiaries nor, to the knowledge of the Company, any of its Authorized Representatives, is or has been the subject of any investigation, inquiry or enforcement proceeding by any court, governmental, administrative or regulatory body, or customer regarding any violation or alleged violation of any Anti-Bribery Law. No such investigation, inquiry or proceeding has, to the knowledge of the Company, been threatened or is pending regarding any violation or alleged violation of any Anti-Bribery Laws, and, to the knowledge of the Company, no circumstances exist that would reasonably be expected to give rise to any investigation, inquiry or proceeding regarding any violation or alleged violation of any Anti-Bribery Law. The Company and the Company Subsidiaries have adopted and maintain policies, procedures and controls that are reasonably designed to ensure that the Company and the Company Subsidiaries have complied and are in compliance with all Anti-Bribery Laws, including at a minimum policies and procedures relating to prevention of bribery, accounting for financial transactions, due diligence on third parties and training of personnel.

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(d) The Company and the Company Subsidiaries are and have been in compliance in with all applicable Laws concerning the exportation and re-exportation by the Company or the Company Subsidiaries of their respective products, technology, technical data, services and related know-how, including those administered by any jurisdiction in which the Company or the Company Subsidiaries do business.

(e) Neither the Company, nor any of the Company Subsidiaries nor, to the knowledge of the Company, any of its Authorized Representatives (i) is identified on any list of sanctioned or prohibited persons, including without limitation OFAC’s “Specially Designated Nationals and Blocked Persons” (SDN) list or any sanctions list maintained by the United States of America, the various sanctions lists maintained by the European Union, United Kingdom, United Nations or any other applicable jurisdiction; (ii) has participated directly or indirectly in any transaction involving such designated persons or entities; (iii) has participated directly or indirectly in any transaction involving any person 50% or more owned or otherwise controlled by any such person or group of persons in the aggregate, described in the foregoing clauses (i) and (ii); (iv) has participated directly or indirectly in any transaction involving the Crimea region of Ukraine, the self-proclaimed Luhansk and Donetsk People’s Republics, Cuba, Venezuela, Iran, North Korea, Syria or the Russian Federation; or (v) is or has been in violation of any applicable economic and trade sanctions, including without limitation those administered by OFAC. The Company and the Company Subsidiaries have adopted and maintain policies, procedures and controls that are reasonably designed to ensure that Company and the Company Subsidiaries have complied and are compliance with all applicable export and sanctions Laws.

(f) The operations of the Company and all Company Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions (collectively, the “Anti-Money Laundering Laws”). No action, suit or proceeding involving the Company or any Company Subsidiary with respect to the Anti-Money Laundering Laws is pending or threatened by or before any Governmental Authority. The Company and all Company Subsidiaries have maintained an adequate system or systems of internal control reasonably designed to ensure compliance with the Anti-Money Laundering Laws and prevent and detect violations of any Anti-Money Laundering Laws.

(g) The Company and the Company Subsidiaries have not conducted their respective principal operations in, or acquired any business that is based in, or which does business in, China or Hong Kong or which uses, or may use, a variable interest entity structure to conduct China-based operations.

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SECTION 4.15 Taxes.

(a) The Company and each of the Company Subsidiaries: (i) have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them as of the date hereof and all such filed Tax Returns are complete and accurate in all material respects; (ii) have timely paid all material Taxes that are shown as due on such filed Tax Returns and any other material Taxes that the Company or any of the Company Subsidiaries are otherwise obligated to pay, and no material penalties or charges are due with respect to the late filing of any Tax Return required to be filed by or with respect to any of them on or before the Effective Time; (iii) with respect to all material Tax Returns filed by or with respect to any of them, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; and (iv) do not have any deficiency, audit, examination, investigation or other proceeding in respect of Taxes or Tax matters pending or proposed or threatened in writing, for a Tax period which the statute of limitations for assessments remains open.

(b) Neither the Company nor any Company Subsidiary is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) or has a potential liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment other than an agreement, contract, arrangement or commitment the primary purpose of which does not relate to Taxes.

(c) None of the Company or the Company Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481(c) (or any corresponding or similar provision of state, local or non-U.S. income Tax Law); (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed on or prior to the Closing Date; or (iii) installment sale made on or prior to the Closing Date.

(d) Each of the Company and the Company Subsidiaries has withheld and paid to the appropriate Tax authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder or other third party and has complied in all material respects with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes.

(e) Neither the Company nor any of the Company Subsidiaries has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or non-U.S. income Tax Return (other than a group of which the Company or any of the Company Subsidiaries was the common parent and which consisted only of the Company and the Company Subsidiaries).

(f) Neither the Company nor any of the Company Subsidiaries has any material liability for the Taxes of any person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by contract or otherwise.

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(g) Neither the Company nor any of the Company Subsidiaries has any request for a material ruling in respect of Taxes pending between the Company or any Company Subsidiary and any Tax authority.

(h) The Company has made available to INFINT true, correct and complete copies of the income Tax Returns filed by the Company and the Company Subsidiaries for tax years 2018 through 2020.

(i) Neither the Company nor any of the Company Subsidiaries has in any year for which the applicable statute of limitations remains open distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(j) Neither the Company nor any of the Company Subsidiaries has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(k) No Governmental Authority has asserted in writing or, to the knowledge of the Company or any of the Company Subsidiaries, has threatened to assert against the Company or any Company Subsidiary any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith.

(l) There are no Tax Liens upon any assets of the Company or any of the Company Subsidiaries except for Permitted Liens.

(m) None of the Company or the Company Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. None of the Company or the Company Subsidiaries: (A) is a “controlled foreign corporation” as defined in Section 957 of the Code, (B) is a “passive foreign investment company” within the meaning of Section 1297 of the Code, (C) has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized or (D) is otherwise subject to taxation in a country other than the country in which it is organized.

(n) The Company and the Company Subsidiaries are in compliance in all material respects with applicable transfer pricing Laws.

(o) Each of the Company and the Company Subsidiaries is classified as a foreign corporation for U.S. federal income tax purposes.

(p) As used in this Agreement, (i) the term “Tax” (including, with correlative meaning, the term “Taxes,”) includes all federal, state, local and non-U.S. income, profits, franchise, gross receipts, environmental, shares, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions and (ii) the term “Tax Return” includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns, as well as attachments thereto and amendments thereof) required to be supplied to a Tax authority relating to Taxes.

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SECTION 4.16 Environmental Matters. (a) None of the Company nor any of the Company Subsidiaries has materially violated, or is in material violation of, applicable Environmental Law; (b) none of the properties currently or formerly owned, leased or operated by the Company or any Company Subsidiary (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance in violation of applicable Environmental Laws; (c) none of the Company or any of the Company Subsidiaries has any proceedings or claims pending or threatened, under or related to any Environmental Laws, or is actually, potentially or allegedly liable pursuant to applicable Environmental Laws, including but not limited to, any off-site contamination by Hazardous Substances; (d) each of the Company and each Company Subsidiary has all material permits, licenses and other authorizations required of each of the Company and each Company Subsidiary under applicable Environmental Law (“Environmental Permits”); (e) each of the Company and each Company Subsidiary is in material compliance with its Environmental Permits; (f) neither the Company nor any Company Subsidiary has assumed the liability of any other person, or agreed to indemnify any other person, for claims under Environmental Laws, except in the ordinary course of entering into and executing lease agreements with respect to real property; and (h) the Company has delivered to INFINT true and complete copies of all environmental Phase I reports and other investigations, studies, records, audits, tests, sampling, site assessments, risk assessments, economic models, reviews or other analyses commenced or conducted by or on behalf of the Company or any Company Subsidiary (or by a third-party of which the Company or any Company Subsidiary has knowledge) in relation to the current or prior business of the Company or any real property presently or formerly owned, leased or operated by the Company or any Company Subsidiary (or its or their predecessors) that are in possession, custody or control of the Company or any Company Subsidiary.

SECTION 4.17 Material Contracts.

(a) Section 4.17(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, the following types of contracts and agreements to which the Company or any Company Subsidiary is a party, excluding for this purpose, any purchase orders submitted by customers (such contracts and agreements as are required to be set forth on Section 4.17(a) of the Company Disclosure Schedule along with any Plan listed on Section 4.10(a) of the Company Disclosure Schedule being the “Material Contracts”):

(i) each contract and agreement with consideration paid or payable to or by the Company or any of the Company Subsidiaries of more than $500,000, in the aggregate, over the 12-month period ending December 31, 2021;

(ii) each contract and agreement with Suppliers to the Company or any Company Subsidiary for expenditures paid or payable by the Company or any Company Subsidiary of more than $500,000, in the aggregate, over the 12-month period ending December 31, 2021;

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(iii) all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company or any Company Subsidiary is a party that are material to the business of the Company;

(iv) all Service Agreements and management contracts, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any Company Subsidiary or income or revenues related to any Product of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is a party;

(v) all contracts and agreements evidencing indebtedness (or any guaranty therefor) for borrowed money;

(vi) all partnership (including strategic partnerships), joint venture or similar agreements;

(vii) all contracts and agreements with any Governmental Authority to which the Company or any Company Subsidiary is a party, other than any Company Permits;

(viii) all contracts and agreements that limit, or purport to limit, the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time or to hire or retain any person;

(ix) all contracts or arrangements that result in any person or entity holding a power of attorney from the Company or any Company Subsidiary that relates to the Company, any Company Subsidiary or their respective businesses;

(x) all leases or master leases of personal property reasonably likely to result in annual payments of $500,000 or more in a 12-month period;

(xi) all Lease Documents listed on Section 4.12(b) of the Company Disclosure Schedule;

(xii) all contracts involving use of any Company-Licensed IP required to be listed in Section 4.13(a) of the Company Disclosure Schedule;

(xiii) contracts which involve the license or grant of rights to Company-Owned IP by the Company and/or the Company Subsidiaries, but excluding any nonexclusive licenses (or sublicenses) of Company-Owned IP granted to customers in the ordinary course of business that are substantially in the same form as the Company’s or a Company Subsidiary’s standard form customer agreements as have been provided to INFINT;

(xiv) all contracts or agreements (including relating to any settlement of any dispute or release relating to Intellectual Property) that restricts, may restrict or has restricted the Company and/or any Company Subsidiary in the use, development, enforcement, prosecution, maintenance, transfer, licensing or other exploitation of any Intellectual Property used in or necessary for the business of the Company or any Products;

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(xv) all contracts for employment and consulting services required to be listed in Section 4.10(a) of the Company Disclosure Schedule;

(xvi) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K) or any other contract that is material to the Company and the Company Subsidiaries, taken as a whole; and

(xvii) contracts and agreements the absence of which, individually or in the aggregate, would have a Company Material Adverse Effect.

(b) (i) each Material Contract is a legal, valid and binding obligation of the Company or the Company Subsidiaries and, to the knowledge of the Company, the other parties thereto, and is enforceable in accordance with its terms and neither the Company nor any Company Subsidiary is in material breach or violation of, or material default under, any Material Contract nor has any Material Contract been canceled by the other party; (ii) to the Company’s knowledge, no other party is in material breach or violation of, or material default under, any Material Contract; and (iii) the Company and the Company Subsidiaries have not received any written, or to the knowledge of the Company, oral claim of default under any such Material Contract. The Company has furnished or made available to INFINT and/or its legal advisors true and complete copies of all Material Contracts without redaction, including amendments thereto that are material in nature.

SECTION 4.18 Insurance.

(a) Section 4.18(a) of the Company Disclosure Schedule sets forth, with respect to each insurance policy under which the Company or any Company Subsidiary is an insured, a named insured or otherwise the principal beneficiary of coverage as of the date of this Agreement (i) the names of the insurer, the principal insured and each named insured that is the Company or any Company Subsidiary, (ii) the policy number, (iii) the period, scope and amount of coverage and (iv) the premium most recently charged. To the knowledge of the Company, all reasonably foreseeable material insurable risks of the Company and the Company Subsidiaries in respect of the businesses of each are covered by such insurance policies.

(b) With respect to each such insurance policy: (i) the policy is legal, valid, binding and enforceable in accordance with its terms (subject to the Remedies Exceptions) and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) as of the date hereof, no material claims have been asserted under any policy, and no event has occurred that could reasonably be expected to give rise to such claims; (iii) neither the Company nor any Company Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; (iv) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation; and (v) no policy will require any material changes to the terms of such policy as a result of, and in connection with, the Transactions, including changes to the conduct of the business of the Company or the Company Subsidiaries (as specified in such policy) or requirements by an applicable insurer regarding capital expenditures by the Company or any Company Subsidiary with respect to any of the assets or properties of the Company or any Company Subsidiary.

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(c) The Company or any Company Subsidiary, as applicable, has complied in all material respects with its obligations to purchase insurance on behalf of the Company or any Company Subsidiary, as applicable, pursuant to any Material Contract and/or under applicable Law, including any obligations, to the extent applicable, to provide and/or retain evidence of such insurance.

(d) At no time in the past three (3) years has the Company or any Company Subsidiary (i) been denied any insurance or indemnity bond coverage which it has requested, (ii) made any material reduction in the scope or amount of its insurance coverage or (iii) received written notice from any of its insurance carriers that any insurance premiums will be subject to increase in an amount materially disproportionate to the amount of the increases with respect thereto (or with respect to similar insurance) in prior years or that any insurance coverage listed in Section 4.18(a) of the Company Disclosure Schedule will not be available in the future substantially on the same terms as are now in effect

SECTION 4.19 Board Approval; Vote Required. The Company Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, or by unanimous written consent, has duly (a) determined that this Agreement and the Transactions (including the Merger) are fair to, advisable and in the best interests of the Company and the Company Shareholders, (b) approved this Agreement and the Transactions (including the Merger) and declared their advisability and (c) recommended that the Company Shareholders approve and adopt this Agreement, approve the Merger and authorize the Plan of Merger and directed that this Agreement and the Transactions (including the Merger) be submitted for consideration by the Company Shareholders. The Requisite Company Approval is the only vote of the holders of Company Shares necessary to adopt this Agreement and approve the Transactions. The Company Shareholder Written Consent qualifies as the Requisite Company Approval and no additional approval or vote from any holders of Company Shares would then be necessary to adopt this Agreement and approve the Transactions.

SECTION 4.20 Interested Party Transactions. Except for employment relationships and the payment of compensation, benefits and expense reimbursements and advances in the ordinary course of business, no director, officer or other Affiliate of the Company or any Company Subsidiary, to the Company’s knowledge, has or has had, directly or indirectly: (a) an economic interest in any person that has furnished or sold, or furnishes or sells, services or Products that the Company or any Company Subsidiary furnishes or sells, or proposes to furnish or sell; (b) an economic interest in any person that purchases from or sells or furnishes to, the Company or any Company Subsidiary, any goods or services; (c) a beneficial interest in any contract or agreement disclosed in Section 4.17(a) of the Company Disclosure Schedule; or (d) any contractual or other arrangement with the Company or any Company Subsidiary, other than customary indemnity arrangements; provided, however, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any person” for purposes of this Section 4.20. The Company and the Company Subsidiaries have not, in the past three (3) years, (i) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company or (ii) materially modified any term of any such extension or maintenance of credit.

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SECTION 4.21 Customers and Suppliers. Section 4.21 of the Company Disclosure Schedule sets forth a true and complete list of the top ten (10) customers (the “Material Customers”) of the Company and its Company Subsidiaries (based on the revenue from such customer during the 12-month period ended December 31, 2021). Section 4.21 of the Company Disclosure Schedule sets forth a true and complete list of the top ten (10) suppliers (the “Material Suppliers”) of the Company and its Company Subsidiaries (based on the monies paid to such suppliers during the 12-month period ended December 31, 2021). No (a)(i) Material Customer or (ii) other customer of the Company or Company Subsidiary that accounted for more than five percent (5%) of the Company’s consolidated revenues during the 12-month period ended December 31, 2021 or (b)(i) Material Supplier or (ii) other Supplier of the Company or Company Subsidiary that accounted for more than five percent (5%) of the Company’s consolidated operating expenses during the 12-month period ended December 31, 2021, has (A) cancelled or otherwise terminated any contract with the Company or any Company Subsidiary prior to the expiration of the contract term, (B) returned, or threatened in writing to return, a substantial amount of any of the Products, equipment, goods and services purchased from, or sold to, the Company or any Company Subsidiary or (C) to the Company’s knowledge, threatened to cancel or otherwise terminate its relationship with the Company or its Company Subsidiaries or to reduce substantially its purchase from or sale to the Company or any Company Subsidiary of any Products, equipment, goods or services, as applicable. Neither the Company nor any Company Subsidiary has breached in any material respect any Material Contract with, or engaged in any fraudulent conduct with respect to, any Material Customer or Material Supplier.

SECTION 4.22 Exchange Act. Neither the Company nor any Company Subsidiary is currently (or has previously been) subject to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

SECTION 4.23 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

SECTION 4.24 Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article IV (as modified by the Company Disclosure Schedule), the Company hereby expressly disclaims and negates, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to the Company, the Company Subsidiaries and/or their Affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to INFINT, its Affiliates or any of their respective Representatives by, or on behalf of, Company, and any such representations or warranties are expressly disclaimed.

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Article V.

REPRESENTATIONS AND WARRANTIES OF INFINT AND MERGER SUB

Except as set forth in the INFINT SEC Reports, INFINT hereby represents and warrants to the Company as follows as of the date hereof and the Closing:

SECTION 5.01 Corporate Organization.

(a) Each of INFINT and Merger Sub is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent INFINT or Merger Sub from performing its material obligations under this Agreement.

(b) Merger Sub is the only subsidiary of INFINT. Except for Merger Sub, INFINT does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or business association or other person.

SECTION 5.02 Organizational Documents. Each of INFINT and Merger Sub has heretofore furnished to the Company complete and correct copies of the INFINT Organizational Documents and the Merger Sub Memorandum and Articles in effect as of the date hereof. The INFINT Organizational Documents and the Merger Sub Memorandum and Articles are in full force and effect. Neither INFINT nor Merger Sub is in violation of any of the provisions of the INFINT Organizational Documents and the Merger Sub Memorandum and Articles, respectively.

SECTION 5.03 Capitalization.

(a) The authorized share capital of INFINT consists of (i) 500,000,000 INFINT Class A Ordinary Shares, (ii) 50,000,000 INFINT Class B Ordinary Shares and (iii) 5,000,000 INFINT Preferred Shares. As of the date of this Agreement (i) 17,822,527 INFINT Class A Ordinary Shares are issued and outstanding, all of which are validly issued, fully paid and non-assessable, (ii) 5,833,083 INFINT Class B Ordinary Shares are issued and outstanding, all of which are validly issued, fully paid and non-assessable, (iii) no INFINT Shares are held in the treasury of INFINT, (iv) 16,708,095 INFINT Warrants are issued and outstanding and (v) 16,708,095 INFINT Class A Ordinary Shares are reserved for future issuance pursuant to the INFINT Warrants. As of the date of this Agreement, there are no INFINT Preferred Shares issued and outstanding. Each INFINT Warrant is exercisable for one INFINT Class A Ordinary Share at an exercise price of $11.50.

(b) As of the date of this Agreement, the authorized share capital of Merger Sub consists of 5,000,000 ordinary shares, par value $0.01 per share (the “Merger Sub Ordinary Shares”). As of the date hereof, 100 Merger Sub Ordinary Shares are issued and outstanding. All outstanding Merger Sub Ordinary Shares have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by INFINT free and clear of all Liens, other than transfer restrictions under applicable securities Laws and the Merger Sub Memorandum and Articles.

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(c) All outstanding INFINT Units, INFINT Class A Ordinary Shares, INFINT Class B Ordinary Shares and INFINT Warrants have been issued and granted in compliance with all applicable securities Laws and other applicable Laws and were issued free and clear of all Liens other than transfer restrictions under applicable securities Laws and the INFINT Organizational Documents.

(d) The shares constituting the Merger Consideration being delivered by INFINT hereunder shall be duly and validly issued, fully paid and non-assessable, and each such share or other security shall be issued free and clear of preemptive rights and all Liens, other than transfer restrictions under applicable securities Laws and the INFINT Organizational Documents. The Merger Consideration will be issued in compliance with all applicable securities Laws and other applicable Laws and without contravention of any other person’s rights therein or with respect thereto.

SECTION 5.04 Authority Relative to This Agreement. Each of INFINT and Merger Sub have all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by each of INFINT and Merger Sub and the consummation by each of INFINT and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of INFINT or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than the Requisite INFINT Approval and the filing and recordation of the Merger Documents as required by the Cayman Act). This Agreement has been duly and validly executed and delivered by INFINT and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of INFINT or Merger Sub, enforceable against INFINT or Merger Sub in accordance with its terms subject to the Remedies Exceptions.

SECTION 5.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by each of INFINT and Merger Sub do not, and the performance of this Agreement by each of INFINT and Merger Sub will not, (i) conflict with or violate the INFINT Organizational Documents or the Merger Sub Memorandum and Articles, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.05(b) have been obtained and all filings and obligations described in Section 5.05(b) have been made, conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to each of INFINT or Merger Sub or by which any of their property or assets is bound or affected or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of each of INFINT or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which each of INFINT or Merger Sub is a party or by which each of INFINT or Merger Sub or any of their property or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent INFINT or Merger Sub from performing its material obligations under this Agreement.

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(b) The execution and delivery of this Agreement by each of INFINT and Merger Sub do not, and the performance of this Agreement by each of INFINT and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the rules and regulations of the New York Stock Exchange and the filing and recordation of the Merger Documents as required by the Cayman Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent INFINT or Merger Sub from performing its material obligations under this Agreement.

SECTION 5.06 Compliance. Neither INFINT nor Merger Sub is or has been in conflict with, or in default, breach or violation of, any Law applicable to INFINT or Merger Sub or by which any property or asset of INFINT or Merger Sub is bound or affected, except for any such conflicts, defaults, breaches or other violations that would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent INFINT or Merger Sub from performing its material obligations under this Agreement. Each of INFINT and Merger Sub is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for INFINT or Merger Sub to own, lease and operate its properties or to carry on its business as it is now being conducted.

SECTION 5.07 SEC Filings; Financial Statements; Sarbanes-Oxley.

(a) INFINT has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by it with the Securities and Exchange Commission (the “SEC”) since November 23, 2021, together with any amendments, restatements or supplements thereto (collectively, the “INFINT SEC Reports”). INFINT has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by INFINT with the SEC to all agreements, documents and other instruments that previously had been filed by INFINT with the SEC and are currently in effect. As of their respective dates, the INFINT SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder and (ii) did not, at the time they were filed or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each director and executive officer of INFINT has filed with the SEC all documents required with respect to INFINT by Section 16(a) of the Exchange Act and the rules and regulations thereunder. As used in this Section 5.07, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC or the New York Stock Exchange.

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(b) Each of the financial statements (including, in each case, any notes thereto) contained in the INFINT SEC Reports was prepared in accordance with United States generally accepted accounting principles (“GAAP”) (applied on a consistent basis) and Regulation S-X and Regulation S-K, as applicable, throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations, changes in shareholders equity and cash flows of INFINT as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and would not reasonably be expected to individually or in the aggregate be material). INFINT has no off-balance sheet arrangements that are not disclosed in the INFINT SEC Reports. No financial statements other than those of INFINT are required by GAAP to be included in the consolidated financial statements of INFINT.

(c) Except as and to the extent set forth in the INFINT SEC Reports, neither INFINT nor Merger Sub has any liability or obligation of any nature whatsoever (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations arising in the ordinary course of INFINT’s and Merger Sub’s business.

(d) INFINT is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange.

(e) Notwithstanding the foregoing, no representation or warranty is made as to any statement or information that relates to (i) the topics referenced in the SEC’s “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” issued by SEC staff on April 12, 2021, (ii) the classification of the INFINT Shares as permanent or temporary equity or (iii) any subsequent guidance, statements or interpretations issued by the SEC or its staff, whether formally or informally, publicly or privately, including guidance, statements or interpretations relating to the foregoing or to other accounting matters, including matters relating to initial public offering securities or expenses.

SECTION 5.08 Absence of Certain Changes or Events. Since November 23, 2021, except as expressly contemplated by this Agreement, (a) INFINT has conducted its business in the ordinary course and in a manner consistent with past practice and (b) there has not been any INFINT Material Adverse Effect.

SECTION 5.09 Absence of Litigation. There is no Action pending or, to the knowledge of INFINT, threatened against INFINT, or any property or asset of INFINT, before any Governmental Authority. Neither INFINT nor any material property or asset of INFINT is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of INFINT, continuing investigation by, any Governmental Authority.

SECTION 5.10 Board Approval; Vote Required.

(a) The INFINT Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Transactions are fair to, advisable and in the best interests of INFINT and the INFINT Shareholders, (ii) approved this Agreement and the Transactions and declared their advisability, (iii) recommended that the INFINT Shareholders approve and adopt this Agreement and the Transactions, and directed that this Agreement and the Transactions, be submitted for consideration by the INFINT Shareholders at the INFINT Shareholders’ Meeting.

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(b) The only vote of the holders of any class or series of INFINT Shares necessary to approve the Transactions is the Requisite INFINT Approval.

(c) The Merger Sub Director, by resolutions duly adopted by written consent and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are fair to, advisable and in the best interests of Merger Sub and INFINT, as its sole shareholder, (ii) approved this Agreement and the Merger and declared their advisability, (iii) recommended that INFINT, as the sole shareholder of Merger Sub, approve and adopt this Agreement and approve the Merger and directed that this Agreement and the Transactions be submitted for consideration by INFINT, as the sole shareholder of Merger Sub.

(d) The only vote of the holders of any class or series of the Merger Sub Ordinary Shares necessary to approve this Agreement and the Merger is the affirmative vote of INFINT.

SECTION 5.11 No Prior Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations or incurred any obligation or liability, other than as contemplated by this Agreement.

SECTION 5.12 Brokers. Except for (a) EF Hutton, a division of Benchmark Investments, LLC (“EF Hutton”), (b) JonesTrading Institutional Services LLC, (c) Tiger Brokers (NZ) Limited, (d) U.S. Tiger Securities, Inc., (e) Joseph Gunnar & Co., LLC and (f) Arc Group Limited, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of INFINT or Merger Sub.

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SECTION 5.13 INFINT Trust Fund. As of the date of this Agreement, INFINT has no less than $202,998,782 in the trust fund established by INFINT for the benefit of its public shareholders (the “Trust Fund”) maintained in a trust account (the “Trust Account”). The monies of such Trust Account are invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and held in trust by CST pursuant to the Investment Management Trust Agreement, dated as of November 23, 2021, between INFINT and CST (the “Trust Agreement”). The Trust Agreement has not been amended or modified and is valid and in full force and effect and is enforceable in accordance with its terms, subject to the Remedies Exceptions. INFINT has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by INFINT or CST. There are no separate contracts, agreements, side letters or other understandings (whether written or unwritten, express or implied): (i) between INFINT and CST that would cause the description of the Trust Agreement in the INFINT SEC Reports to be inaccurate in any material respect; or (ii) to the knowledge of INFINT, that would entitle any person (other than INFINT Shareholders who shall have elected to redeem their INFINT Class A Ordinary Shares pursuant to the INFINT Organizational Documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay income and franchise Taxes from any interest income earned in the Trust Account; and (B) upon the exercise of Redemption Rights in accordance with the provisions of the INFINT Organizational Documents. As of the date hereof, there are no Actions pending or, to the knowledge of INFINT, threatened in writing with respect to the Trust Account. Upon consummation of the Transactions and notice thereof to CST pursuant to the Trust Agreement, INFINT shall cause CST to, and CST shall thereupon be obligated to, release to INFINT as promptly as practicable, the Trust Funds in accordance with the Trust Agreement at which point the Trust Account shall terminate; provided, however that the liabilities and obligations of INFINT due and owing or incurred at or prior to the Effective Time shall be paid as and when due, including all amounts payable (a) to INFINT Shareholders who shall have exercised their Redemption Rights, (b) with respect to filings, applications and/or other actions taken pursuant to this Agreement required under Law, (c) to CST for fees and costs incurred in accordance with the Trust Agreement; and (d) to third parties (e.g., professionals, printers, etc.) who have rendered services to INFINT in connection with its efforts to effect the Transactions (including fees owed by INFINT to EF Hutton pursuant to that certain Letter Agreement, dated November 18, 2021, between EF Hutton and INFINT). As of the date hereof, assuming the accuracy of the representations and warranties of the Company herein and the compliance by the Company with its respective obligations hereunder, INFINT has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to INFINT at the Effective Time.

SECTION 5.14 Employees. Other than any officers as described in the INFINT SEC Reports, INFINT and Merger Sub have never employed any employees or retained any contractors. Other than reimbursement of any out-of-pocket expenses incurred by INFINT’s officers and directors in connection with activities on INFINT’s behalf in an aggregate amount not in excess of the amount of cash held by INFINT outside of the Trust Account, INFINT has no unsatisfied material liability with respect to any employee, officer or director. INFINT and Merger Sub have never and do not currently maintain, sponsor, contribute to or have any direct liability under any employee benefit plan (as defined in Section 3(3) of ERISA), nonqualified deferred compensation plan subject to Section 409A of the Code, bonus, share option, share purchase, restricted share, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change in control, fringe benefit, sick pay and vacation plans or arrangements or other employee benefit plans, programs or arrangements. Neither the execution and delivery of this Agreement nor the other Ancillary Agreements nor the consummation of the Transactions will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of INFINT or (ii) result in the acceleration of the time of payment or vesting of any such benefits. The Transactions shall not be the direct or indirect cause of any amount paid or payable by the INFINT, Merger Sub or any Affiliate being classified as an “excess parachute payment” under Section 280G of the Code or the imposition of any additional Tax under Section 409A(a)(1)(B) of the Code. There is no contract, agreement, plan or arrangement to which INFINT or Merger Sub is a party which requires payment by any party of a Tax gross-up or Tax reimbursement payment to any person.

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SECTION 5.15 Taxes.

(a) INFINT and Merger Sub (i) have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them as of the date hereof and all such filed Tax Returns are complete and accurate in all material respects; (ii) have timely paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that INFINT or Merger Sub are otherwise obligated to pay, except with respect to current Taxes not yet due and payable or that are described in clause (a)(v) below; (iii) with respect to all material Tax Returns filed by or with respect to any of them, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; (iv) do not have any deficiency, audit, examination, investigation or other proceeding in respect of a material amount of Taxes or material Tax matters pending or threatened in writing, for a Tax period which the statute of limitations for assessments remains open; and (v) have provided adequate reserves in accordance with GAAP in the most recent consolidated financial statements of INFINT, for any material Taxes of INFINT that have not been paid, whether or not shown as being due on any Tax Return.

(b) Neither INFINT nor Merger Sub is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) or has a potential liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment other than an agreement, contract, arrangement or commitment the primary purpose of which does not relate to Taxes.

(c) None of INFINT or Merger Sub will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed on or prior to the Closing Date; or (iii) installment sale made on or prior to the Closing Date.

(d) Neither INFINT nor Merger Sub has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return.

(e) Neither INFINT nor Merger Sub has any material liability for the Taxes of any person under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by contract or otherwise.

(f) Neither INFINT nor Merger Sub has any request for a material ruling in respect of Taxes pending between INFINT and/or Merger Sub, on the one hand, and any Tax authority, on the other hand.

(g) Neither INFINT nor Merger Sub has in any year for which the applicable statute of limitations remains open distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

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(h) Neither INFINT nor Merger Sub has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

SECTION 5.16 Listing. The issued and outstanding INFINT Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the New York Stock Exchange under the symbol “IFIN.U.” The issued and outstanding INFINT Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the New York Stock Exchange under the symbol “IFIN”. The issued and outstanding INFINT Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the New York Stock Exchange under the symbol “IFIN.WS”. As of the date of this Agreement, there is no Action pending or, to the knowledge of INFINT, threatened in writing against INFINT by the New York Stock Exchange or the SEC with respect to any intention by such entity to deregister the INFINT Units, the INFINT Class A Ordinary Shares or INFINT Warrants or terminate the listing of INFINT on the New York Stock Exchange. None of INFINT or any of its Affiliates has taken any action in an attempt to terminate the registration of the INFINT Units, the INFINT Class A Ordinary Shares or the INFINT Warrants under the Exchange Act.

SECTION 5.17 Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article IV (as modified by the INFINT SEC Reports), INFINT hereby expressly disclaims and negates, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to INFINT, Merger Sub and/or their Affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to the Company, its Affiliates or any of their respective Representatives by, or on behalf of, INFINT, and any such representations or warranties are expressly disclaimed.

Article VI.

CONDUCT OF BUSINESS PENDING THE Transactions

SECTION 6.01 Conduct of Business by the Company and the Company Subsidiaries Pending the Transactions.

(a) The Company agrees that, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, except as (1) expressly contemplated by any other provision of this Agreement, any Ancillary Agreement, (2) as set forth in Section 6.01 of the Company Disclosure Schedule and (3) as required by applicable Law (including as may be requested or compelled by any Governmental Authority), unless INFINT shall otherwise consent in writing:

(i) the Company shall, and shall cause the Company Subsidiaries to, conduct their business in the ordinary course of business and in a manner consistent with past practice; and

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(ii) the Company shall use its reasonable best efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, to keep available the services of the current officers, key employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers (including the Material Customers), Suppliers (including the Material Suppliers) and other persons with which the Company or any Company Subsidiary has significant business relations.

(b) By way of amplification and not limitation, except as (1) expressly contemplated by any other provision of this Agreement, any Ancillary Agreement, (2) as set forth in Section 6.01 of the Company Disclosure Schedule and (3) as required by applicable Law (including as may be requested or compelled by any Governmental Authority), the Company shall not, and shall cause each Company Subsidiary not to, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of INFINT:

(i) amend or otherwise change the Company Memorandum and Articles or, in the case of each Company Subsidiary, its certificate of incorporation or by-laws or equivalent organizational documents;

(ii) form or create any subsidiaries;

(iii) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any Company Shares or any Company Subsidiary’s shares or any options, warrants, convertible securities or other rights of any kind to acquire any shares or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary; or (B) any material assets of the Company or any Company Subsidiary;

(iv) declare, set aside, make or pay any dividend or other distribution, payable in cash, share, property or otherwise, with respect to any of its shares;

(v) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its shares, other than redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities;

(vi) acquire (including, without limitation, by merger, consolidation, or acquisition of share or assets or any other business combination) any corporation, partnership, other business organization or any division thereof;

(vii) incur any indebtedness for borrowed money, except in the ordinary course of business and consistent with past practice;

(viii) issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets, in each case, except in the ordinary course of business and consistent with past practice;

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(ix) (A) grant any increase in the compensation, incentives or benefits payable or to become payable to any current or former director, officer, employee or consultant of the Company as of the date of this Agreement, other than increases in base compensation of employees in the ordinary course of business, (B) enter into any new, or materially amend any existing, Service Agreement or severance or termination agreement with any current or former director, officer, employee or consultant, (C) accelerate or commit to accelerate the funding, payment or vesting of any compensation or benefits to any current or former director, officer, employee or consultant or (D) hire or otherwise enter into any new Service Agreement or similar arrangement with any person or terminate any current or former director, officer, employee or consultant provider whose compensation would exceed, on an annualized basis, $150,000;

(x) other than as required by Law or pursuant to the terms of an agreement entered into prior to the date of this Agreement and reflected on Section 4.10(a) of the Company Disclosure Schedule or that the Company is not prohibited from entering into after the date hereof, grant any severance or termination pay to, or enter into any employment, consulting or severance agreement with, any director or officer of the Company or of any Company Subsidiary, other than in the ordinary course of business consistent with past practice;

(xi) adopt, amend and/or terminate any Plan except as may be required by applicable Law or, is necessary in order to consummate the Transactions;

(xii) take any action, other than reasonable and usual actions in the ordinary course of business, with respect to accounting policies or procedures, other than as required by IFRS or PCAOB;

(xiii) make any material tax election, amend a material Tax Return or settle or compromise any material United States federal, state, local or non-United States income tax liability;

(xiv) materially amend, modify or consent to the termination (excluding any expiration in accordance with its terms) of any Material Contract or amend, waive, modify or consent to the termination (excluding any expiration in accordance with its terms) of the Company’s or any Company Subsidiary’s material rights thereunder, in each case in a manner that is adverse to the Company or any Company Subsidiary, taken as a whole, except in the ordinary course of business;

(xv) intentionally permit any material item of Company IP to lapse or to be abandoned, invalidated, dedicated to the public, disclaimed or otherwise become unenforceable or fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every material item of Company IP; or

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(xvi) enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

SECTION 6.02 Conduct of Business by INFINT and Merger Sub Pending the Transactions. Except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement (including entering into any subscription agreements and consummating any private placements pursuant to Section 7.19), except as required by applicable Law (including as may be requested or compelled by any Governmental Authority), INFINT agrees that from the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, unless the Company shall otherwise consent in writing, the businesses of INFINT and Merger Sub shall be conducted in the ordinary course of business and in a manner consistent with past practice. By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement (including entering into any subscription agreements and consummating any private placements pursuant to Section 7.19) or as required by applicable Law (including as may be requested or compelled by any Governmental Authority), neither INFINT nor Merger Sub shall, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of the Company:

(a) amend or otherwise change the INFINT Organizational Documents (other than in connection with any INFINT Extension Proposal) or the Merger Sub Memorandum and Articles or form any subsidiary of INFINT other than Merger Sub;

(b) declare, set aside, make or pay any dividend or other distribution, payable in cash, share, property or otherwise, with respect to any of its shares, other than redemptions from the Trust Fund that are required pursuant to the INFINT Organizational Documents;

(c) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the INFINT Shares or INFINT Warrants except for redemptions from the Trust Fund that are required pursuant to the INFINT Organizational Documents;

(d) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of shares or other securities of INFINT or Merger Sub, or any options, warrants, convertible securities or other rights of any kind to acquire any shares or any other ownership interest (including, without limitation, any phantom interest) of INFINT or Merger Sub;

(e) acquire (including, without limitation, by merger, consolidation or acquisition of share or assets or any other business combination) any corporation, partnership, other business organization or enter into any strategic joint ventures, partnerships or alliances with any other person;

(f) incur any indebtedness for borrowed money, except working capital loans provided by Sponsor to INFINT;

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(g) make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by a concurrent amendment in GAAP or applicable Law made subsequent to the date hereof, as agreed to by its independent accountants;

(h) make any material Tax election or settle or compromise any material United States federal, state, local or non-United States income Tax liability, except in the ordinary course consistent with past practice;

(i) liquidate, dissolve, reorganize or otherwise wind up the business and operations of INFINT or Merger Sub;

(j) amend the Trust Agreement or any other agreement related to the Trust Account; or

(k) enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

SECTION 6.03 Claims Against Trust Account. The Company agrees that, notwithstanding any other provision contained in this Agreement, the Company does not now have, and shall not at any time prior to the Effective Time have, any claim to, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between the Company on the one hand, and INFINT on the other hand, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Section 6.03 as the “Claims”). Notwithstanding any other provision contained in this Agreement, the Company hereby irrevocably waives any Claim they may have, now or in the future and will not seek recourse against the Trust Fund for any reason whatsoever in respect thereof; provided, however, that the foregoing waiver will not limit or prohibit the Company from pursuing a claim against INFINT, Merger Sub or any other person for legal relief against monies or other assets of INFINT or Merger Sub held outside of the Trust Account or for specific performance or other equitable relief in connection with the Transactions. In the event that the Company commences any action or proceeding against or involving the Trust Fund in violation of the foregoing, INFINT shall be entitled to recover from the Company the associated reasonable legal fees and costs in connection with any such action, in the event INFINT prevails in such action or proceeding.

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Article VII.

ADDITIONAL AGREEMENTS

SECTION 7.01 Proxy Statement; Registration Statement.

(a) As promptly as practicable after the execution of this Agreement and receipt of the PCAOB Audited Financials, INFINT and the Company shall prepare and file with the SEC a proxy statement (as amended or supplemented, the “Proxy Statement”) to be sent to the INFINT Shareholders soliciting proxies in favor of the INFINT Proposals from such INFINT Shareholders in connection with the extraordinary general meeting of the INFINT Shareholders (the “INFINT Shareholders’ Meeting”) to be held to consider approval and adoption of (i) this Agreement and the Transactions, (ii) the issuance of New INFINT Ordinary Shares as contemplated by this Agreement, (iii) the INFINT Second Amended and Restated Memorandum and Articles and (iv) any other proposals the Parties deem necessary or desirable to effectuate the Transactions (collectively, the “INFINT Proposals”). If applicable, INFINT and the Company shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the “Registration Statement”) in which the Proxy Statement shall be included as a prospectus. The Company shall furnish all information concerning the Company and the Company Subsidiaries as INFINT may reasonably request in connection with such actions and the preparation of the Proxy Statement and the Registration Statement. INFINT and the Company each shall use their reasonable best efforts to (A) cause the Proxy Statement and the Registration Statement when filed with the SEC to comply in all material respects with all legal requirements applicable thereto, (B) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Proxy Statement and the Registration Statement, (C) cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after filing with the SEC and (D) to keep the Registration Statement effective as long as is necessary to consummate the Transactions. As promptly as practicable after the effective time of the Registration Statement, INFINT shall mail the Proxy Statement to the INFINT Shareholders. Each of INFINT and the Company shall furnish all information concerning it as may reasonably be requested by the other Party in connection with such actions and the preparation of the Registration Statement and the Proxy Statement. If, in connection with the preparation and filing of the Proxy Statement and the Registration Statement, the SEC requires that a tax opinion with respect to the Merger (a “Merger Tax Opinion”) be prepared and submitted in connection with such, (x) INFINT and the Company shall deliver to their respective tax counsel customary Tax representation letters satisfactory, dated and executed as of the date the Proxy Statement and the Registration Statement shall have been declared effective by the SEC and such other date(s) as determined reasonably necessary by such tax counsel in connection with the preparation and filing of the Proxy Statement and Registration Statement, (y) the Company and INFINT shall cause their respective tax counsel to render a Merger Tax Opinion.

(b) No filing of, or amendment or supplement to the Proxy Statement or the Registration Statement will be made by INFINT or the Company without the approval of the other Party (such approval not to be unreasonably withheld, conditioned or delayed), except as required by applicable Law. INFINT and the Company each will advise the other, promptly after they receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the New INFINT Ordinary Shares, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. Each of INFINT and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Proxy Statement or the Registration Statement and any amendment to the Proxy Statement or the Registration Statement filed in response thereto.

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(c) INFINT represents that the information supplied by INFINT for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the INFINT Shareholders and the Company Shareholders, (iii) the time of the INFINT Shareholders’ Meeting and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to INFINT, Merger Sub or their respective officers or directors, should be discovered by INFINT which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, INFINT shall promptly inform the Company. All documents that INFINT is responsible for filing with the SEC in connection with the Merger or the other Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

(d) The Company represents that the information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the INFINT Shareholders and the Company Shareholder, (iii) the time of the INFINT Shareholders’ Meeting and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, the Company shall promptly inform INFINT. All documents that the Company is responsible for causing INFINT to file with the SEC in connection with the Merger or the other Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

SECTION 7.02 INFINT Shareholders’ Meetings; and Merger Sub Shareholder’s Approval.

(a) INFINT shall call and hold the INFINT Shareholders’ Meeting as promptly as practicable after the date on which the Registration Statement becomes effective for the purpose of voting solely upon the INFINT Proposals, and INFINT shall use its reasonable best efforts to hold the INFINT Shareholders’ Meeting as soon as practicable after the date on which the Registration Statement becomes effective (but in any event no later than thirty (30) days after the date on which the Proxy Statement is mailed to INFINT Shareholders). INFINT shall use its reasonable best efforts to obtain the approval of the INFINT Proposals at the INFINT Shareholders’ Meeting, including by soliciting from its shareholders proxies as promptly as possible in favor of the INFINT Proposals, and shall take all other action necessary or advisable to secure the required vote or consent of its shareholders. The INFINT Board shall recommend to the INFINT Shareholders that they approve the INFINT Proposals and shall include such recommendation in the Proxy Statement.

(b) Promptly following the execution of this Agreement, INFINT shall approve and adopt this Agreement and approve the Merger and the other Transactions, as the sole shareholder of Merger Sub.

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SECTION 7.03 Company Shareholders’ Written Consent. Concurrently with the execution and delivery of this Agreement, the Company shall deliver to INFINT the Company Shareholder Written Consent, which such Company Shareholder Written Consent represents the Requisite Company Approval in favor of the approval and adoption of this Agreement, the Merger and the other Transactions.

SECTION 7.04 Access to Information; Confidentiality.

(a) From the date of this Agreement until the Effective Time, the Company and INFINT shall (and shall cause their respective subsidiaries to): (i) provide to the other Party (and the other Party’s officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) reasonable access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such Party and its subsidiaries and to the books and records thereof; and (ii) furnish promptly to the other Party such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such Party and its subsidiaries as the other Party or its Representatives may reasonably request. Notwithstanding the foregoing, neither the Company nor INFINT shall be required to provide access to or disclose information where the access or disclosure would jeopardize the protection of attorney-client privilege or contravene applicable Law (it being agreed that the Parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention).

(b) All information obtained by the Parties pursuant to this Section 7.04 shall be kept confidential in accordance with the mutual non-disclosure agreement, dated as of February 18, 2022 (the “Confidentiality Agreement”), between INFINT and the Company.

(c) Notwithstanding anything in this Agreement to the contrary, each Party (and its Representatives) may consult any tax advisor regarding the tax treatment and tax structure of the Transactions and may disclose to any other person, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials (including opinions or other tax analyses) that are provided relating to such treatment or structure, in each case in accordance with the Confidentiality Agreement.

SECTION 7.05 Exclusivity.

(a) From and after the date hereof until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with Section 9.01, the Company shall not, and shall cause the Company Subsidiaries not to, and shall direct its and their Representatives not to, (i) initiate, solicit, facilitate or encourage (including by way of furnishing non-public information), whether publicly or otherwise, any inquiries with respect to, or the making of, any Company Competing Transaction, (ii) engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any Confidential Information or data to, any person relating to a Company Competing Transaction, (iii) enter into, engage in and maintain discussions or negotiations with respect to any Company Competing Transaction (or inquiries, proposals or offers or other efforts that would reasonably be expected to lead to any Company Competing Transaction) or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, efforts, discussions or negotiations, (iv) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of the Company Subsidiaries, (v) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Company Competing Transaction, (vi) approve, endorse, recommend, execute or enter into any agreement in principle, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other written arrangement relating to any Company Competing Transaction or any proposal or offer that could reasonably be expected to lead to Company Competing Transaction or (vii) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its Representatives to take any such action. The Company shall, and shall instruct and cause the Company Subsidiaries and each of their respective Representatives to immediately cease any solicitations, discussions or negotiations with any person (other than the Parties and their respective Representatives) in connection with a Company Competing Transaction. The Company also agrees that it will promptly request each person (other than the Parties and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration a Company Competing Transaction to return or destroy all Confidential Information furnished to such person by or on behalf of it or any of the Company Subsidiaries prior to the date hereof. The Company shall promptly notify INFINT (and in any event within twenty-four (24) hours) of the receipt of any Company Competing Transaction after the date hereof, which notice shall identify the third party involved in the Company Competing Transaction and shall include a summary of the material terms and conditions of any material developments, discussions or negotiations in connection therewith, and any material modifications to the financial or other terms and conditions of any such Company Competing Transaction. The Company acknowledges that any action taken by it, any Company Subsidiary or any Representative of the Company or any Company Subsidiary inconsistent with the restrictions set forth in this Section 7.05(a), whether or not such Company Subsidiary or Representative is purporting to act on the Company’s behalf, shall be deemed to constitute a breach of this Section 7.05(a) by the Company.

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(b) From and after the date of this Agreement until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with Section 9.01, INFINT shall not, and shall cause Merger Sub not to, and shall direct its and their Representatives not to, (i) initiate, solicit, facilitate or encourage (including by way of furnishing non-public information), whether publicly or otherwise, any inquiries with respect to, or the making of, any merger, purchase of ownership interests or assets of INFINT, recapitalization or similar business combination transaction (any such transaction or series of related transactions involving INFINT other than the Transactions, a “Business Combination Competing Transaction”), (ii) engage in any negotiations or discussions concerning, or provide access to or furnish non-public information regarding INFINT’s or Merger Sub’s properties, assets, personnel, books or records or any Confidential Information or data to, any person relating to a Business Combination Competing Transaction, (iii) enter into, engage in and maintain discussions or negotiations with respect to any Business Combination Competing Transaction (or inquiries, proposals or offers or other efforts that would reasonably be expected to lead to any Business Combination Competing Transaction) or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, efforts, discussions or negotiations, (iv) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity interests of INFINT or Merger Sub, (v) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Business Combination Competing Transaction, (vi) approve, endorse, recommend, execute or enter into any agreement in principle, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other written arrangement relating to any Business Combination Competing Transaction or any proposal or offer that could reasonably be expected to lead to a Business Combination Competing Transaction or (vii) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its Representatives to take any such action. INFINT shall, and shall instruct and cause Merger Sub and each of their respective Representatives to immediately cease any solicitations, discussions or negotiations with any person (other than the Parties and their respective Representatives) in connection with a Business Combination Competing Transaction. INFINT shall promptly notify the Company (and in any event within twenty-four (24) hours) of the receipt of any Business Combination Competing Transaction after the date hereof, which notice shall identify the third party involved in the Business Combination Competing Transaction and shall include a summary of the material terms and conditions of any material developments, discussions or negotiations in connection therewith, and any material modifications to the financial or other terms and conditions of any such Business Combination Competing Transaction. INFINT acknowledges that any action taken by it, Merger Sub or any Representative of INFINT or Merger Sub that is inconsistent with the restrictions set forth in this Section 7.05(b), whether or not such Representative is purporting to act on INFINT’s behalf, shall be deemed to constitute a breach of this Section 7.05(b) by INFINT.

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SECTION 7.06 Employee Benefits Matters.

(a) INFINT shall, or shall cause the Surviving Company and each of its subsidiaries, as applicable, to provide the employees of the Company and the Company Subsidiaries who remain employed immediately after the Effective Time (the “Continuing Employees”) credit for purposes of eligibility to participate, vesting and determining the level of benefits, as applicable, under any employee benefit plan, program or arrangement established or maintained by the Surviving Company or any of its subsidiaries (including, without limitation, any employee benefit plan and any vacation or other paid time-off program or policy) for service accrued or deemed accrued prior to the Effective Time with the Company or any Company Subsidiary; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit.

(b) The provisions of this Section 7.06 are solely for the benefit of the Parties to the Agreement, and nothing contained in this Agreement, express or implied, shall confer upon any Continuing Employee or legal representative or beneficiary or dependent thereof, or any other person, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, whether as a third-party beneficiary or otherwise, including, without limitation, any right to employment or continued employment for any specified period, or level of compensation or benefits. Nothing contained in this Agreement, express or implied, shall constitute an amendment or modification of any employee benefit plan of the Company or shall require the Company, INFINT, the Surviving Company and each of its subsidiaries to continue any Plan or other employee benefit arrangements, or prevent their amendment, modification or termination.

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SECTION 7.07 Directors’ and Officers’ Indemnification; D&O Tail.

(a) The memorandum and articles of association of the Surviving Company shall contain provisions no less favorable with respect to indemnification, advancement or expense reimbursement than are set forth in the Company Memorandum and Articles, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by applicable Law.

(b) Each of INFINT and the Surviving Company shall purchase (which shall be paid for in full by the Surviving Company) and have in place at the Closing a “tail” or “runoff” policy (the “D&O Tail Policies”) providing directors’ and officers’ liability insurance coverage for the benefit of those persons who are covered by the directors’ and officers’ liability insurance policies maintained by INFINT or the Company, respectively, as of the Closing with respect to matters occurring prior to the Effective Time. The D&O Tail Policies shall provide for terms with respect to coverage, deductibles and amounts that are no less favorable than those of the applicable policy in effect immediately prior to the Effective Time for the benefit of INFINT’s and the Company’s directors and officers, and shall remain in effect for the six (6) year period following the Closing.

SECTION 7.08 Notification of Certain Matters. The Company shall give prompt notice to INFINT, and INFINT shall give prompt notice to the Company, of any event which a party becomes aware of between the date of this Agreement and the Closing (or the earlier termination of this Agreement in accordance with Article IX), the occurrence or non-occurrence of which causes or would reasonably be expected to cause any of the conditions set forth in Article VIII to fail.

SECTION 7.09 Further Action; Reasonable Best Efforts

(a) Upon the terms and subject to the conditions of this Agreement, each of the Parties shall use its reasonable best efforts to take, or cause to be taken, appropriate action, and to do, or cause to be done, such things as are necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, including, without limitation, using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and the Company Subsidiaries as set forth in Section 4.05 necessary for the consummation of the Transactions and to fulfill the conditions to the Merger. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each Party shall use their reasonable best efforts to take all such action.

(b) Each of the Parties shall keep each other apprised of the status of matters relating to the Transactions, including promptly notifying the other Parties of any communication it or any of its Affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permitting the other Parties to review in advance, and to the extent practicable consult about, any proposed communication by such Party to any Governmental Authority in connection with the Transactions. No Party shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other Parties in advance and, to the extent permitted by such Governmental Authority, gives the other Parties the opportunity to attend and participate at such meeting. Subject to the terms of the Confidentiality Agreement, the Parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Parties may reasonably request in connection with the foregoing. Subject to the terms of the Confidentiality Agreement, the Parties will provide each other with copies of all material correspondence, filings or communications, including any documents, information and data contained therewith, between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the Transactions. No Party shall take or cause to be taken any action before any Governmental Authority that is inconsistent with or intended to delay its action on requests for a consent or the consummation of the Transactions.

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SECTION 7.10 Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of INFINT and the Company. Thereafter, between the date of this Agreement and the Closing Date (or the earlier termination of this Agreement in accordance with Article IX) unless otherwise prohibited by applicable Law or the requirements of the New York Stock Exchange, each of INFINT and the Company shall each use its reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any of the other Transactions, and shall not issue any such press release or make any such public statement without the prior written consent of the other Party; provided, however, that each of INFINT and the Company may make any such announcement or other communication (a) if such announcement or other communication is required by applicable Law or the rules of any stock exchange, in which case the disclosing Party shall, to the fullest extent permitted by applicable Law, first allow the other Party to review such announcement or communication and the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith, (b) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 7.10, and (c) to Governmental Authorities in connection with any consents, approvals and authorizations required to be made under this Agreement or in connection with the Transactions. Furthermore, nothing contained in this Section 7.10 shall prevent INFINT or the Company and/or its respective Affiliates from furnishing customary or other reasonable information concerning the Transactions to their investors and prospective investors.

SECTION 7.11 Tax Matters.

(a) Within ninety (90) days after the end of each taxable year of INFINT: (i) INFINT shall determine its status as a “passive foreign investment company” within the meaning of Section 1297 of the Code (“PFIC”); and (ii) if INFINT determines that it was a PFIC for such taxable year, INFINT shall determine the PFIC status of each of its subsidiaries that at any time during such taxable year was a foreign corporation within the meaning of Section 7701(a) of the Code (the “Non-U.S. Subsidiaries”). If INFINT determines that it or any of the Non-U.S. Subsidiaries was a PFIC for such taxable year, INFINT shall use reasonable best efforts to provide the statements and information electronically on a per-share basis (including a PFIC Annual Information Statement meeting the requirements of Treasury Regulation Section 1.1295-1(g)) necessary to enable INFINT Shareholders and their direct and/or indirect owners that are United States persons (within the meaning of Section 7701(a)(30) of the Code) to comply with the provisions of the Code with respect to PFICs, including making and complying with the requirements of a “qualified electing fund” election pursuant to Section 1295 of the Code. The obligations under this Section 7.11 shall survive the Closing.

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(b) All Transfer Taxes incurred in connection with the Transactions shall be borne by the Company.

SECTION 7.12 Stock Exchange Listing.

(a) INFINT will use its reasonable best efforts to cause the Merger Consideration issued in connection with the Transactions to be approved for listing on the New York Stock Exchange at Closing. During the period from the date hereof until the Closing, INFINT shall use its reasonable best efforts to keep the INFINT Units, INFINT Class A Ordinary Shares and INFINT Warrants listed for trading on the New York Stock Exchange.

(b) Prior to the Closing, INFINT shall apply for a mutually agreed upon new ticker symbol with the New York Stock Exchange that reflects a mutually agreed name contingent on the INFINT Proposals having been approved and adopted by the Requisite INFINT Approval, the Cayman Act, the INFINT Organizational Documents and the rules and regulations of the New York Stock Exchange.

SECTION 7.13 Antitrust.

(a) To the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each Party agrees to promptly make any required filing or application under Antitrust Laws, as applicable. The Parties agree to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable under Antitrust Laws as soon as practicable.

(b) Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the Transactions under any Antitrust Law, use its reasonable best efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private person; (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private person, in each case regarding any of the Transactions; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private person, with any other person, and to the extent permitted by such Governmental Authority or other person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use reasonable best efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument and/or responding to requests or objections made by any Governmental Authority. Further, and for avoidance of doubt, such obligations of a Party as set forth in this Section 7.13 shall include using reasonable best efforts to provide assistance to each other in the preparation of any notifications required to be submitted to any Governmental Authority after the Closing Date, including without limitation those notifications required by any Antitrust Law.

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(c) No Party shall take any action that could reasonably be expected to adversely affect or materially delay the approval of any Governmental Authority of any required filings or applications under Antitrust Laws. The Parties further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the Parties to consummate the Transactions, to use reasonable best efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

SECTION 7.14 PCAOB Audited Financials. The Company shall use reasonable best efforts to deliver true and complete copies of the PCAOB Audited Financials to INFINT not later than fifteen (15) days from the date hereof.

SECTION 7.15 Subsequent Unaudited Company Financial Statements. The Company shall, from the date hereof until the Closing Date, prepare and deliver to INFINT, as promptly as reasonably practicable and no later than forty five (45) calendar days after the end of any fiscal quarter, the unaudited combined balance sheet of the Company as of the end of such fiscal quarter and the related unaudited combined statements of income, comprehensive income, equity and cash flows of the Company for such fiscal quarter, together with comparable financial statements for the corresponding periods of the prior fiscal years, in each case, to the extent required to be included or incorporated by reference in the Registration Statement and the Proxy Statement (collectively, the “Subsequent Unaudited Company Financial Statements”); provided, however, that the Company shall deliver to INFINT no later than September 15, 2022, the Subsequent Unaudited Company Financial Statements for the fiscal quarter ended June 30, 2022. The Subsequent Unaudited Company Financial Statements shall be prepared from the books and records of the Company and the Company Subsidiaries and in accordance with IFRS applied on a consistent basis throughout the periods involved (except as may otherwise be required under IFRS) and the applicable rules and regulations of the SEC, including the requirements of Regulation S-X. The Subsequent Unaudited Company Financial Statements shall have been reviewed by the independent accountant for the Company in accordance with the procedures specified by the PCAOB in AU Section 722 and each of the Subsequent Unaudited Company Financial Statements shall be accompanied by an audit report, without qualification or exception from the independent accountant for the Company. When delivered, the Subsequent Unaudited Company Financial Statements shall present fairly in all material respects the combined financial position and combined and consolidated results of operations of the Company and the Company Subsidiaries as of the dates and for the periods shown therein.

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SECTION 7.16 Trust Account. As of the Effective Time, the obligations of INFINT to dissolve or liquidate within a specified time period as contained in INFINT Memorandum and Articles will be terminated and INFINT shall have no obligation whatsoever to liquidate and dissolve the assets of INFINT by reason of the consummation of the Merger or otherwise, and no shareholder of INFINT shall be entitled to receive any amount from the Trust Account. INFINT shall provide notice to CST in accordance with the Trust Agreement and shall deliver any other documents, opinions or notices required to be delivered to CST pursuant to the Trust Agreement and cause CST prior to the Effective Time, and CST shall thereupon be obligated, to transfer the funds held in the Trust Account (other than such funds as are necessary to pay INFINT Shareholders who have exercised their Redemption Rights) as directed by INFINT and thereafter shall cause the Trust Account and the Trust Agreement to terminate.

SECTION 7.17 Incentive Equity Plan. INFINT shall, prior to the Closing, include a proposal in the Proxy Statement to approve a new incentive equity plan (the “Incentive Equity Plan”), to be effective as of the Effective Time, which shall be in such form as the Company and INFINT shall mutually determine as promptly as practicable after the execution of this Agreement and prior to the filing of the Registration Statement and the Proxy statement with the SEC.

SECTION 7.18 INFINT Extension Proposal. The Company and INFINT agree that, (a) unless this Agreement shall have otherwise been terminated in accordance with its terms or (b) the INFINT Extension Funding Amount shall have been deposited into the Trust Account pursuant to Section 9.03(a), if INFINT determines in good faith and in consideration of all relevant factors that it is probable that the Transactions will be consummated after November 23, 2022 but prior to February 23, 2023 (and INFINT provides notice of such determination in writing to the Company), then INFINT shall call an extraordinary general meeting of its shareholders regarding the INFINT Extension Proposal, to be held prior to November 23, 2022, and the Parties shall cooperate with the preparation, filing and mailing of proxy materials to be sent to the INFINT Shareholders seeking approval of the INFINT Extension Proposal; provided, however, that such INFINT Extension Proposal shall not seek to amend the INFINT Organizational Documents to extend the time period for INFINT to consummate a business combination beyond February 23, 2023.

SECTION 7.19 Private Placements. In connection with the Transactions, INFINT shall be permitted to enter into subscription agreements with investors pursuant to which such investors, upon the terms and subject to the conditions set forth therein and mutually agreeable to INFINT and the Company, will purchase New INFINT Ordinary Shares in a private placement or placements to be consummated immediately prior to the consummation of the Transactions. In furtherance of, and in connection with, any such private placement or placements, (a) the Company shall make its management team reasonably available to participate (with virtual participation being sufficient) in the marketing process relating to such private placement or placements and (ii) the Parties shall mutually agree upon any presentation, marketing materials or other documents or information that will be provided or disclosed publicly, to any such investors.

SECTION 7.20 Divestitures. Prior to the Closing, the Company shall spin-out, carve-out, divest or transfer all of the equity interests that it owns in (a) TNG (Asia) Ltd. (“TNG Asia”), (b) Future Network Technology Investment Co., Ltd. (“FNTI”) and (c) GEA Holdings Limited (“GEA” and together with TNG ASIA and FNTI, the “Divestiture Entities”), including by means of a partial redemption of outstanding Common Shares as consideration therefor (such spin-outs, carve-outs, divestitures or transfers, the “Divestitures”) such that, upon consummation of the Divestitures, the Divestiture Entities shall no longer be Affiliates of the Company. In connection with the Divestitures, the Company shall (i) consult with INFINT in good faith with respect to all matters relating to the Divestitures, (ii) provide INFINT with an opportunity to review and comment on all of the documents relating to the Divestitures and (iii) take into account all reasonable comments made by INFINT with respect to such documents.

SECTION 7.21 Company Headquarters. Prior to the Closing, the Company shall relocate its headquarters from Hong Kong to a jurisdiction that is mutually agreed to by INFINT and the Company, it being agreed that Singapore is an acceptable jurisdiction to the Parties (the “Headquarters Relocation”); provided that the Company shall (a) consult with INFINT in good faith with respect to all matters relating to the Headquarters Relocation, (b) provide INFINT with an opportunity to review and comment on all of the documents relating to the Headquarters Relocation and (c) take into account all reasonable comments made by INFINT with respect to such documents.

SECTION 7.22 Termination of Contracts Relating to the Divestiture Entities. Prior to the Closing and in connection with the Divestitures, the Company shall cause the Company and its Affiliates (other than the Divestiture Entities) to be released from, or to otherwise be terminated with respect to, all contracts and agreements relating to the Divestiture Entities and any of their subsidiaries to which any of the Company or such Affiliates may be a party, with no further obligation or liability of the Company or any such Affiliates thereunder, including all contracts and agreements evidencing indebtedness (or any guaranty therefor) for borrowed money relating to the Divestiture Entities and any of their subsidiaries.

SECTION 7.23 Convertible Bonds and Option Deed. Reference is hereby made to that certain (a) Option Deed for the Grant of Option, between the Company and Noble Tack International Limited (“Noble”), dated as of June 2, 2022 (the “Noble Option Deed”), (b) Amended and Restated Convertible Bond Instrument dated as of September 14, 2021 (the “Convertible Bond Instrument”), and (c) Amended and Restated Exchangeable Bond Instrument dated as of September 14, 2021 (the “Exchangeable Bond Instrument”). Prior to the Closing, the Company shall exercise, or cause the applicable party or parties thereof to exercise, that certain (i) right under the Noble Option Deed whereby the Company acquires from Noble all of (A) Noble’s shares of Dynamic Indonesia Holdings Limited (“Dynamic Indonesia”) and/or (B) the shareholder loan granted by Noble to Dynamic Indonesia in the total outstanding amount of $2,050,000 million as of June 2, 2022, (ii) conversion right under the Convertible Bond Instrument to convert into Company Shares, and (iii) exchange right under the Exchangeable Bond Instrument to convert into Company Shares.

Article VIII.

CONDITIONS TO THE Transactions

SECTION 8.01 Conditions to the Obligations of Each Party. The obligations of the Company, INFINT and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions:

(a) Company Shareholder Written Consent. The Company Shareholder Written Consent shall have been delivered to INFINT.

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(b) INFINT Shareholders’ Approval. The INFINT Proposals shall have been approved and adopted by the Requisite INFINT Approval in accordance with Proxy Statement, the Cayman Act, the INFINT Organizational Documents and the rules and regulations of the New York Stock Exchange.

(c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Transactions, including the Merger, illegal or otherwise prohibiting consummation of the Transactions, including the Merger.

(d) Antitrust Approvals. All pre-Closing approvals or clearances reasonably required under any applicable Antitrust Laws shall have been obtained.

(e) Consents. All consents, approvals and authorizations set forth on Section 8.01(e) of the Company Disclosure Schedule shall have been obtained.

(f) Registration Statement/Proxy Statement. The Registration Statement shall have been declared effective under the Securities Act and/or the Proxy Statement shall have been cleared by the SEC. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement shall have been initiated or be threatened by the SEC.

(g) Net Tangible Assets. After giving effect to the Transactions (including any private placement or placements to be consummated immediately prior to the consummation of the Transactions), INFINT shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately after the Effective Time.

SECTION 8.02 Conditions to the Obligations of INFINT and Merger Sub. The obligations of INFINT and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 4.01 (Organization and Qualification; Subsidiaries), Section 4.02 (Organizational Documents), Section 4.04 (Authority Relative to this Agreement), Section 4.08 (Absence of Certain Changes or Events) and Section 4.23 (Brokers) shall each be true and correct in all respects as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. The representations and warranties of the Company contained in Section 4.03 (Capitalization), shall each be true and correct in all respects other than de minimis inaccuracies as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. All other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect.

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(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer Certificate. The Company shall have delivered to INFINT a certificate, dated the date of the Closing, signed by an officer of the Company, certifying as to the satisfaction of the conditions specified in Section 8.02(a), Section 8.02(b) and Section 8.02(d).

(d) Material Adverse Effect. No Company Material Adverse Effect shall have occurred.

(e) Resignation. Other than those persons identified as continuing directors on Exhibit F, all members of the Company Board shall have executed written resignations effective as of the Effective Time.

(f) Registration Rights Agreement. All parties to the Registration Rights Agreement (other than INFINT) shall have delivered, or cause to be delivered, to INFINT copies of the Registration Rights Agreement duly executed by all such parties.

(g) Lock-Up Agreement. All parties to the Lock-Up Agreement (other than INFINT) shall have delivered, or cause to be delivered, to INFINT copies of the Lock-Up Agreement duly executed by all such parties.

(h) FIRPTA Tax Certificates. On or prior to the Closing, the Company shall deliver to INFINT a properly executed certification that Company Shares are not “U.S. real property interests” in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code, together with a notice to the Internal Revenue Service (IRS) (which shall be filed by INFINT with the IRS following the Closing) in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations.

(i) Payment Spreadsheet. The Company shall have delivered to INFINT the Payment Spreadsheet in accordance with Section 3.01(a).

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(j) Divestitures. Prior to the Closing, the Divestitures shall have been duly completed and the Company shall have provided INFINT with evidence reasonably satisfactory to INFINT relating to such completion.

(k) Headquarters Relocation. Prior to the Closing, the Headquarters Relocation shall have been duly completed and the Company shall have provided INFINT with evidence reasonably satisfactory to INFINT relating to such completion.

(l) Termination of Contracts Relating to the Divestiture Entities. The Company shall have, and shall have provided INFINT with evidence reasonably satisfactory to INFINT that the Company shall have, caused the Company and its Affiliates (other than the Divestiture Entities) to be released from, or to otherwise be terminated with respect to, all contracts and agreements relating to the Divestiture Entities and any of their subsidiaries to which any of the Company or such Affiliates may be a party, with no further obligation or liability of the Company or any such Affiliates thereunder, including all contracts and agreements evidencing indebtedness (or any guaranty therefor) for borrowed money relating to the Divestiture Entities and any of their subsidiaries.

(m) Convertible Bonds and Option Deed. The Company shall have, and shall have provided INFINT with evidence reasonably satisfactory to INFINT that the Company shall have, exercised or caused the applicable party or parties thereof to exercise, that certain (i) right under the Noble Option Deed whereby the Company acquires from Noble all of (A) Noble’s shares of Dynamic Indonesia and/or (B) the shareholder loan granted by Noble to Dynamic Indonesia in the total outstanding amount of $2,050,000 million as of June 2, 2022, (ii) conversion right under the Convertible Bond Instrument to convert into Company Shares, and (iii) exchange right under the Exchangeable Bond Instrument to convert into Company Shares.

(n) Company Equity Plan. The Company shall have (i) amended the Company Equity Plan to prohibit the issuance or grant of any new Company Options, Company RSUs or any other awards under the Company Equity Plan on or after the Closing Date and (ii) adopted such Company Board or committee resolutions as may be required to provide that no new Company Options, Company RSUs or any other awards shall be issued or granted under the Company Equity Plan on or after the Closing Date, and provided INFINT with evidence reasonably satisfactory to INFINT of such amendment (with respect to Section 8.02(n)(i)) and such Company Board or committee resolutions (with respect to Section 8.02(n)(ii)).

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SECTION 8.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of INFINT and Merger Sub contained in Section 5.01 (Corporation Organization), Section 5.02 (Organizational Documents), Section 5.04 (Authority Relative to this Agreement), Section 5.08 (Absence of Certain Changes or Events) and Section 5.12 (Brokers) shall each be true and correct in all respects as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. The representations and warranties of INFINT and Merger Sub contained in Section 5.03 (Capitalization) shall each be true and correct in all respects other than de minimis inaccuracies as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. All other representations and warranties of INFINT and Merger Sub contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “INFINT Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a INFINT Material Adverse Effect.

(b) Agreements and Covenants. INFINT and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer Certificate. INFINT shall have delivered to the Company a certificate, dated the date of the Closing, signed by an officer of INFINT, certifying as to the satisfaction of the conditions specified in Section 8.03(a), Section 8.03(b) and Section 8.03(d).

(d) Material Adverse Effect. No INFINT Material Adverse Effect shall have occurred.

(e) Stock Exchange Listing. A supplemental listing shall have been filed with the New York Stock Exchange as of the Closing Date to list the New INFINT Ordinary Shares constituting the aggregate Merger Consideration.

(f) Registration Rights Agreement. INFINT shall have delivered a copy of the Registration Rights Agreement duly executed by INFINT.

(g) Lock-Up Agreement. INFINT shall have delivered a copy of the Lock-Up Agreement duly executed by INFINT.

(h) Resignation. Other than those persons identified as continuing directors on Exhibit F, all members of the board of directors and officers of INFINT shall have executed written resignations effective as of the Effective Time.

Article IX.

TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01 Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the Company Shareholders or the INFINT Shareholders, as follows:

(a) by mutual written consent of INFINT and the Company; or

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(b) by either INFINT or the Company if the Effective Time shall not have occurred prior to November 23, 2022 (the “Outside Date”); provided that the Outside Date shall automatically be extended, without any further action by any Party, to (i) February 23, 2023 if the INFINT Extension Funding Amount shall have been deposited into the Trust Account or (ii) as provided in the Extension Proposal if it shall have been approved by the INFINT Shareholders; provided, however, that this Agreement may not be terminated under this Section 9.01(b) by or on behalf of any Party that either directly or indirectly through its Affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article VIII on or prior to the Outside Date; or

(c) by either INFINT or the Company if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Transactions, including the Merger, illegal or otherwise preventing or prohibiting consummation of the Transactions, including the Merger; or

(d) by either INFINT or the Company if any of the INFINT Proposals shall fail to receive the Requisite INFINT Approval; or

(e) by INFINT if the Company shall have failed to deliver the Company Shareholder Written Consent to INFINT within one hour of the execution and delivery of this Agreement by the Parties; or

(f) by INFINT upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 8.02(a) and 8.02(b) would not be satisfied (“Terminating Company Breach”); provided that INFINT has not waived such Terminating Company Breach and INFINT and Merger Sub are not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided further that, if such Terminating Company Breach is curable by the Company, INFINT may not terminate this Agreement under this Section 9.01(f) for so long as the Company continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by INFINT to the Company; or

(g) by the Company upon a breach of any representation, warranty, covenant or agreement on the part of INFINT and Merger Sub set forth in this Agreement, or if any representation or warranty of INFINT and Merger Sub shall have become untrue, in either case such that the conditions set forth in Sections 8.03(a) and 8.03(b) would not be satisfied (“Terminating INFINT Breach”); provided that the Company has not waived such Terminating INFINT Breach and the Company is not then in material breach of its representations, warranties, covenants or agreements in this Agreement; provided, however, that, if such Terminating INFINT Breach is curable by INFINT and Merger Sub, the Company may not terminate this Agreement under this Section 9.01(g) for so long as INFINT and Merger Sub continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by the Company to INFINT;

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(h) by INFINT if the PCAOB Audited Financials shall not have been delivered to INFINT by the Company on or before not later than fifteen (15) days from the date hereof;

(i) by INFINT if, after thirty five (35) days from the date that the draft Registration Statement was confidentially submitted to the SEC or the Registration Statement was filed with the SEC, as applicable, INFINT reasonably and in good faith believes that it will not be in a position to distribute the Proxy Statement with an effective Registration Statement to the INFINT Shareholders as a direct or indirect result of the potential conflict with the investment mandate set forth in INFINT’s prospectus in connection with its initial public offering (the “INFINT IPO Prospectus”); or

(j) by INFINT if the Registration Statement has not been declared or become effective by October 9, 2022 and INFINT reasonably and in good faith believes that it will not be in a position to distribute the Proxy Statement with an effective Registration Statement to the INFINT Shareholders as a direct or indirect result of the potential conflict with the investment mandate set forth in the INFINT IPO Prospectus.

SECTION 9.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any Party, except as set forth in Section 9.02, Section 9.03, Article X and any corresponding definitions set forth in Article I, or in the case of termination subsequent to a willful material breach of this Agreement by a Party.

SECTION 9.03 Expenses; Termination Fee.

(a) All Transaction Expenses shall be paid by the Party incurring such Transaction Expenses, except that (i) the Company shall pay (A) all expenses relating to all SEC and other regulatory filing fees incurred in connection with the Transactions, (B) all expenses incurred in connection with printing, mailing and soliciting proxies with respect to the Proxy Statement and Registration Statement (including the cost of all copies thereof and any amendments thereof or supplements thereto), (C) expenses incurred in connection with any filings with or approvals from the New York Stock Exchange in connection with the Transactions and (D) expenses relating to the filing fees for any approvals or clearances required under any Antitrust Laws; in each case as such expenses shall be incurred or otherwise be due and payable; and (ii) if (A) the PCAOB Audited Financials shall not have been delivered to INFINT by the Company on or before fifteen (15) days from the date hereof, (B) the approvals set forth on Section 8.01(e) of the Company Disclosure Schedule shall not have been timely obtained or (C) INFINT determines in good faith and in consideration of all relevant factors that it is probable that the Transactions will not be consummated prior to November 23, 2022 as a result of any action or inaction of the Company and/or any of its Representatives, including prior to the date hereof (collectively, the “Company Caused INFINT Extension Items”) and, as a result thereof, INFINT shall determine to call a meeting of the INFINT Shareholders in order to approve the INFINT Extension Proposal, the Company shall pay for all third-party costs and expenses (including attorneys’ fees and expenses) incurred by INFINT in connection with such meeting of the INFINT Shareholders, including the costs of preparing, filing and mailing a proxy statement in connection therewith. In addition to the foregoing, (x) if INFINT shall determine (in its sole discretion) not to call a meeting of the INFINT Shareholders to approve the INFINT Extension Proposal, (y) any of the Company Caused INFINT Extension Items shall have occurred, and (z) INFINT and the Sponsor shall instead agree to deposit the INFINT Extension Funding Amount into the Trust Account, then INFINT shall provide written notice of INFINT’s intent to do so and the Company shall deposit or procure the deposit of the INFINT Extension Funding Amount into the Trust Account prior to November 23, 2022.

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(b) Notwithstanding Section 9.03(a):

(i) if INFINT shall have terminated this Agreement pursuant to Section 9.01(i), the Company shall pay INFINT, by wire transfer of immediately available funds within two (2) Business Days after such termination, an amount equal to the INFINT Extension Funding Amount as a termination fee; and

(ii) if INFINT shall have terminated this Agreement pursuant to Section 9.01(j), the Company shall pay INFINT, by wire transfer of immediately available funds within two (2) Business Days after such termination, an amount equal to two times (2x) the INFINT Extension Funding Amount as a termination fee.

(iii) The Parties acknowledge and agree that the provisions for payment of the termination fee set forth in this Section 9.03(b) are an integral part of the Transactions and are included herein in order to induce INFINT to enter into this Agreement. If the Company fails to pay any amounts due under this Section 9.03(b), and INFINT commences a suit which results in a final, nonappealable judgment against the Company, for any such amounts or any portion thereof, then the Company shall pay INFINT’s costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit, together with interest on any such amounts at the prime rate (as published in The Wall Street Journal) in effect on the date such payment was required to be made through the date of payment.

(c) Notwithstanding the foregoing, if the Merger and the other Transactions shall be consummated, INFINT shall, on the Closing Date following the Closing, pay or cause to be paid by wire transfer of immediately available funds all Outstanding Company Transaction Expenses and Outstanding INFINT Transaction Expenses from the combined cash accounts of INFINT and the Company after the release of funds from the Trust Account.

SECTION 9.04 Amendment. This Agreement may be amended in writing by the Parties at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the Parties.

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SECTION 9.05 Waiver. At any time prior to the Effective Time, (i) INFINT may (a) extend the time for the performance of any obligation or other act of the Company, (b) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto and (c) waive compliance with any agreement of the Company or any condition to its own obligations contained herein and (ii) the Company may (a) extend the time for the performance of any obligation or other act of INFINT or Merger Sub, (b) waive any inaccuracy in the representations and warranties of INFINT or Merger Sub contained herein or in any document delivered by INFINT and/or Merger pursuant hereto and (c) waive compliance with any agreement of INFINT or Merger Sub or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Article X.

GENERAL PROVISIONS

SECTION 10.01 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.01):

if to INFINT or Merger Sub:

INFINT Acquisition Corporation
32 Broadway, Suite 401

New York, NY 10004

Attention: Alexander Edgarov
Email: sasha@infintspac.com

with a copy to:

Greenberg Traurig, P.A.
333 SE 2nd Avenue, Suite 4400
Miami, FL 33131
Attention:	Alan I. Annex, Esq.
Email:	annexa@gtlaw.com

if to the Company:

Seamless Group Inc.

410 North Bridge Road
SPACES City Hall
Singapore 188726
Attention: Hui Ka Wah Ronnie
Email: ronnie.hui@tngfintech.com

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with a copy to:

Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, NW, Suite 900
Washington, D.C., 20001
Attention:	Andrew M. Tucker, Esq.
Email:	andy.tucker@nelsonmullins.com

SECTION 10.02 Nonsurvival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and all such representations, warranties, covenants, obligations or other agreements shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this Article X.

SECTION 10.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

SECTION 10.04 Entire Agreement; Assignment. This Agreement and the Ancillary Agreements constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede, except as set forth in Section 7.04(b), all prior agreements and undertakings, both written and oral, among the Parties or any of them, with respect to the subject matter hereof, except for the Confidentiality Agreement. This Agreement shall not be assigned (whether pursuant to a merger, by operation of Law or otherwise) by any Party without the prior express written consent of the other Parties.

SECTION 10.05 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.07 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

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SECTION 10.06 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State; provided that the Merger and the fiduciary duties of the Company Board and the INFINT Board shall, in each case, be governed by the laws of the Cayman Islands. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York State court or Federal court of the United States of America sitting in New York City in the Borough of Manhattan. The Parties hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any Party and (b) agree not to commence any Action relating thereto except in the courts described above in New York, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the Transactions, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

SECTION 10.07 Waiver of Jury Trial. Each of the Parties hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the Parties (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other Parties have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.07.

SECTION 10.08 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.09 Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 10.10 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the Parties’ obligation to consummate the Merger) in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at Law or in equity as expressly permitted in this Agreement. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

[Signature Page Follows.]

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IN WITNESS WHEREOF, INFINT, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

INFINT ACQUISITION CORPORATION

By	/s/ Alexander Edgarov
Name:	Alexander Edgarov
Title:	Chief Executive Officer

FINTECH MERGER SUB CORP.

By	/s/ Alexander Edgarov
Name:	Alexander Edgarov
Title:	Director

seamless group inc.

By	/s/ Ronnie Hui
Name:	Ronnie Hui
Title:	Chief Executive Officer

[Signature Page to Business Combination Agreement]

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EXHIBIT A

Plan of Merger

Exhibit A

Seamless Group Inc. (as the Surviving Company)

and

Fintech Merger Sub Corp. (as the Merging Company)

PLAN OF MERGER

Dated: [__] 2022

THIS PLAN OF MERGER (this Plan of Merger) is made on [__] 2022 between:

(1)	seamless group inc., an exempted company incorporated under the laws of the Cayman Islands with registration number 344182 having its registered office at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the Surviving Company); and

(2)	Fintech merger sub corp., an exempted company incorporated under the laws of the Cayman Islands with registration number 391437 having its registered office at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands (the Merging Company).

RECITALS

(A)	The board of directors of each of the Surviving Company and the Merging Company have approved a merger pursuant to which the Merging Company will merge with and into the Surviving Company, the undertaking, property and liabilities of the Merging Company will vest in the Surviving Company, and the Merging Company will cease to exist, with the Surviving Company continuing as the surviving company (the Merger).

(B)	The Merger shall be upon the terms and subject to the conditions of (i) the Business Combination Agreement (defined below), (ii) this Plan of Merger and (iii) the provisions of Part XVI of the Companies Act (defined below).

(C)	The shareholders of each of the Surviving Company and the Merging Company have authorised this Plan of Merger on the terms and subject to the conditions set forth herein and otherwise in accordance with the Companies Act.

(D)	Each of the Surviving Company and the Merging Company wishes to enter into this Plan of Merger pursuant to the provisions of Part XVI of the Companies Act.

IT IS AGREED as follows:

1.	Definitions and Interpretation

1.1	Definitions

In this Plan of Merger:

Business Combination Agreement	means the business combination agreement dated August 3, 2022 between INFINT Acquisition Corporation, the Surviving Company and the Merging Company in the form annexed as Schedule 1 to this Plan of Merger;

Companies Act	means the Companies Act (as amended) of the Cayman Islands;

Constituent Company	means each of the Surviving Company and the Merging Company;

Effective Date	means the date that this Plan of Merger is registered by the Registrar in accordance with section 233(13) of the Companies Act or such later date as the directors of the Constituent Companies may agree and specify in accordance with this Plan of Merger and the Companies Act;

Registrar	means the Registrar of Companies in the Cayman Islands; and

Restated M&A	means the amended and restated memorandum and articles of association of the Surviving Company in the form annexed as Schedule 2 to this Plan of Merger.

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1.2	Interpretation

The following rules apply in this Plan of Merger unless the context requires otherwise:

(a)	Headings are for convenience only and do not affect interpretation.

(b)	The singular includes the plural and the converse.

(c)	A gender includes all genders.

(d)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(e)	A reference to any agreement, deed or other document (or any provision of it), includes it as amended, varied, supplemented, extended, replaced, restated or transferred from time to time.

(f)	A reference to any legislation (or any provision of it) includes a modification or re-enactment of it, a legislative provision substituted for it and any regulation or statutory instrument issued under it.

1.3	Schedules

The Schedules form part of this Plan of Merger and shall have effect as if set out in full in the body of this Plan of Merger. Any reference to this Plan of Merger includes the Schedules.

2.	Plan of Merger

2.1	Company details

(a)	The constituent companies (as defined in the Companies Act) to the Merger are the Surviving Company and the Merging Company.

(b)	The surviving company (as defined in the Companies Act) is the Surviving Company, which shall continue to be named Seamless Group Inc. after the Merger.

(c)	The registered office of the Surviving Company is at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The registered office of the Merging Company is at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands. Following the Merger, the registered office of the Surviving Company will continue to be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(d)	Immediately prior to the Effective Date, the authorised share capital of the Surviving Company will be US$100,000 divided into 100,000,000 shares of a par value of US$0.001 each, of which 58,030,000 shares are issued and outstanding.

(e)	Immediately prior to the Effective Date, the authorised share capital of the Merging Company will be US$50,000 divided into 5,000,000 shares of a par value of US$0.01 each, of which 1 share is issued and outstanding.

(f)	Following the Merger, the Effective Date, the authorised share capital of the Surviving Company shall [continue to be]/[be changed to] US$[●] divided into [●] shares of a par value of US$[●] each.

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2.2	Effective Date

The Merger shall be effective on the Effective Date.

2.3	Terms and conditions of the Merger

The terms and conditions of the Merger, including the manner and basis of converting shares in each constituent company into shares in the Surviving Company, are set out in the Business Combination Agreement in the form annexed as Schedule 1 hereto.

2.4	Memorandum of association and articles of association

On the Effective Date, the memorandum and articles of association of the Surviving Company shall be amended and restated by the deletion of the then-current memorandum and articles of association of the Surviving Company in their entirety and the substitution in their place of the Restated M&A in the form annexed as Schedule 2 hereto.

2.5	Rights and restrictions attaching to shares

The rights and restrictions attaching to the shares in the Surviving Company are set out in the Restated M&A of the Surviving Company in the form annexed as Annexure 2 hereto.

2.6	Directors of the Surviving Company

The names and addresses of the directors of the surviving company (as defined in the Companies Act) shall be as follows:

Name	Address

[Full name of director]	[Personal address of director]

[Full name of director]	[Personal address of director]

[Full name of director]	[Personal address of director]

2.7	Directors’ benefits

No amounts or benefits will be paid or payable to any director of either of the Constituent Companies consequent upon the Merger.

2.8	Secured creditors

(a)	The Surviving Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

(b)	The Merging Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

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3.	Approval and Authorisation

This Plan of Merger has been:

(a)	approved by the board of directors of each of the Surviving Company and the Merging Company pursuant to section 233(3) of the Companies Act;

(b)	authorised by special resolution of the shareholders of the Surviving Company pursuant to section 233(6) of the Companies Act; and

(c)	authorised by special resolution of the sole shareholder of the Merging Company pursuant to section 233(6) of the Companies Act.

4.	AMENDMENT and termination

4.1	At any time prior to the Effective Date, this Plan of Merger may be amended by the directors of the Constituent Companies, to:

(a)	change the Effective Date, provided that the new Effective Date shall not be a date later than the ninetieth (90th) day after the date of registration of this Plan of Merger by the Registrar; or

(b)	to make any other change to the Plan of Merger which the directors of the Constituent Companies consider, in their sole discretion, to be necessary or advisable in connection with the Merger, provided that such changes do not materially adversely affect any rights of the shareholders of the Surviving Company or the Merging Company, as determined by the directors of both the Surviving Company and the Merging Company, respectively.

4.2	At any time prior to the Effective Date, this Plan of Merger may be terminated by the directors of either of the Constituent Companies.

4.3	If this Plan of Merger is amended or terminated in accordance with this Clause 4 after it has been filed with the Registrar but before it has become effective, the Constituent Companies shall file or cause to be filed notice of the amendment or termination (as applicable) with the Registrar in accordance with sections 235(2) and 235(4) of the Companies Act and shall distribute copies of such notice in accordance with section 235(3) of the Companies Act.

5.	Counterparts

This Plan of Merger may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Plan of Merger.

6.	Governing Law

This Plan of Merger is governed by, and is to be construed in accordance with, the laws of the Cayman Islands.

[The signature page follows]

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IN WITNESS whereof this Plan of Merger has been entered into by the parties on the day and year first above written.

SIGNED	)
for and on behalf of	)
SEAMLESS GROUP INC. acting by:	)
)
	)	Name:
	)	Position:	Director

SIGNED	)
for and on behalf of	)
FINTECH MERGER SUB CORP. acting by:	)
)
	)	Name:
	)	Position:	Director

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Schedule 1

Business Combination Agreement

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Schedule 2

Amended and Restated Memorandum and Articles of Association of the Surviving Company

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EXHIBIT B

Registration Rights Agreement

Exhibit B

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [•], 2022 (the “Effective Date”) by and among (i) INFINT Acquisition Corporation, a Cayman Islands exempted company (including its successors, the “Purchaser”), and (ii) and the undersigned parties listed on Exhibit A hereto (each such party, together with any person or entity who hereafter becomes a party to this Agreement pursuant to Section 6.2 of this Agreement, a “Holder” and collectively, the “Holders”).

WHEREAS, on August 3, 2022, the Purchaser, Fintech Merger Sub Corp., a Cayman Islands exempted company and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), and Seamless Group Inc., a Cayman Islands exempted company (the “Company”), entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, subject to the terms and conditions thereof, upon the consummation of the transactions contemplated thereby (the “Closing”), among other matters, Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity and a wholly-owned subsidiary of the Purchaser, and with the Holders, as stockholders of the Purchaser, receiving ordinary shares of the Purchaser (the “Merger Shares”), all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law;

WHEREAS, the Purchaser is a party to that certain Founder Registration Rights Agreement with Initial Holders regard to the Founder Securities (each as such term defined below) (the “Existing Agreement”); and

WHEREAS, the parties desire to enter into this Agreement, and terminate the Existing Agreement, to provide the Holders and the Initial Holders with certain rights relating to the registration of the Merger Shares and the Founder Securities.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly through one or more entities, controls or is controlled by, or is under common control with, such specified Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Business Combination” means the acquisition of direct or indirect ownership through a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar type of transaction, of one or more businesses or entities.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, NY.

“Closing” is defined in the preamble to this Agreement.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Company” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.2.1.

“Demanding Holder” is defined in Section 2.2.1.

“Effective Date” is defined in the preamble to this Agreement.

“Effectiveness Date” means, with respect to the Initial Registration Statement, the 90th calendar day following the Filing Date (or in the event the Registration Statement receives a “full review” by the Commission, the 120th day following the Filing Date) and with respect to any additional Registration Statements which may be required pursuant to Sections 2.2 and 2.3, the 90th calendar day following the date on which an additional Registration Statement is required to be filed hereunder; provided, however, that in the event the Purchaser is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Business Day following the date on which the Purchaser is so notified if such date precedes the dates otherwise required above; provided, further, that, if the Effectiveness Date falls on a Saturday or Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Effectiveness Date shall be the following Business Day.

“Effectiveness Period” shall have the meaning set forth in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Filing Date” means, with respect to the Initial Registration Statement required hereunder, the 30th calendar day following the date hereof and, with respect to any additional Registration Statements which may be required pursuant to Sections 2.2 and 2.3, the earliest practical date on which the Purchaser is permitted by Commission Guidance to file such additional Registration Statement related to the Registrable Securities; provided, however, that, if the Filing Date falls on a Saturday or Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Filing Date shall be the following Business Day.

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“Form S-3” is defined in Section 2.3.5.

“Founder Registration Rights Agreement” means that certain Registration and Shareholder Rights Agreement, dated as of November 23, 2021, by and among the Purchaser, INFINT Capital LLC (the “Sponsor”) and certain other stockholders of the Purchaser.

“Founder Securities” means all Ordinary Shares and all securities convertible into or exercisable for Ordinary Shares, held by the Initial Holders as of the Effective Date of this Agreement.

“Holder” is defined in the preamble to this Agreement.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Initial Holders” means the Sponsor, Benchmark Investments LLC and JonesTrading Institutional Services LLC, and any successors in interest thereto with respect to any Founder Securities.

“Initial Registration Statement” means the Registration Statement required to be filed pursuant to Section 2.1.

“Holder Indemnified Party” is defined in Section 4.1.

“Maximum Number of Shares” is defined in Section 2.2.4.

“Merger Agreement” is defined in the preamble to this Agreement.

“Merger Shares” means the Ordinary Shares of the Purchaser issued or issuable to the Holders pursuant to the terms of the Business Combination Agreement.

“Merger Sub” is defined in the preamble to this Agreement.

“Notices” is defined in Section 6.3.

“Ordinary Shares” means Class A and Class B ordinary shares, par value $0.0001 per share, of the Purchaser, along with any equity securities paid as dividends or distributions after the Closing with respect to such shares or into which such shares are exchanged or converted after the Closing.

“Piggy-Back Registration” is defined in Section 2.3.1.

“Private Placement Warrants” means each one warrant of the Purchaser entitling the holder thereof to purchase one Ordinary Share in accordance with terms described in the final prospectus for the Purchaser’s initial public offering with respect to the private warrants of the Purchaser.

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“Pro Rata” is defined in Section 2.1.2.

“Purchaser” is defined in the preamble to this Agreement.

“Register,” “Registered”, and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means (i) the Shares and any Ordinary Shares held by the Holders and Initial Holders immediately following the closing of the Business Combination, (ii) the Private Placement Warrants (including any Ordinary Shares issued or issuable upon the exercise of any such Private Placement Warrants), and (iii) any warrants, shares of capital stock or other securities of the Purchaser acquired by a Holder after the Closing, or issued as a dividend or other distribution with respect to or in exchange for or in replacement of such Shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of, or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Purchaser and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; or (d) the Registrable Securities are freely saleable under Rule 144 without volume limitations.

“Registration Statement” means a registration statement filed by the Purchaser with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Shares” means the Merger Shares and the Founder Securities.

“Underwriter” means, solely for the purposes of this Agreement, a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

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2. REGISTRATION RIGHTS.

2.1 Shelf Registration.

2.1.1 On or prior to each Filing Date, the Purchaser shall prepare and file with the Commission a Registration Statement covering the resale of all or such maximum portion of the Registrable Securities as permitted by SEC Guidance (provided that, the Purchaser shall use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, the Manual of Publicly Available Telephone Interpretations D.29) that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement filed hereunder shall be on Form S-1 (except if the Purchaser is then eligible to register for resale the Registrable Securities on Form S-3, such registration shall be on Form F-3 in accordance herewith). If the Purchaser shall qualify as a Foreign Private Issuer, the Purchaser shall use commercially reasonable efforts to convert the Form S-1 Registration Statement or Form S-3 Registration Statement, as applicable, to a Registration Statement for a Registration on Form F-1 or F-3, as soon as practicable thereafter. Subject to the terms of this Agreement, the Purchaser shall use its commercially reasonable efforts to cause a Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold, or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, without the requirement for the Purchaser to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Purchaser pursuant to a written opinion letter to such effect, addressed and acceptable to the transfer agent and the affected Holders (the “Effectiveness Period”). The Purchaser shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. New York City time on a Business Day. The Purchaser shall promptly notify the Holders by e-mail of the effectiveness of a Registration Statement on the same Business Day that the Purchaser telephonically confirms effectiveness with the Commission. The Purchaser shall, no later than the second Business Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424.

2.1.2 Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement (and notwithstanding that the Purchaser used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), the number of Registrable Securities to be registered shall be reduced on a on a pro rata basis based on the total number of Registrable Securities held by such Holders (such proportion is referred to herein as “Pro Rata”). In the event of a reduction hereunder, the Purchaser shall give the Holder, as applicable, at least five (5) Business Days prior written notice along with the calculations as to such Holder’s allotment. Promptly after such SEC Guidance is no longer applicable with respect to some or all of the remaining unregistered Registrable Securities, the Purchaser shall file an additional Registration Statement in accordance with this Section 2 to with respect to such shares.

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2.1.3 Each Holder agrees to furnish to the Purchaser a completed Selling Stockholder Questionnaire within five (5) Business Days following the date of this Agreement. Each Holder further acknowledges and agrees that it shall not be entitled to be named as a selling security holder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time unless such Holder has returned to the Purchaser a completed and signed Selling Stockholder Questionnaire. If a Holder of Registrable Securities returns a Selling Stockholder Questionnaire after the deadline specified in the previous sentence, the Purchaser shall use its commercially reasonable efforts to take such actions as are required to name such Holder as a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in such late Selling Stockholder Questionnaire; provided that the Purchaser shall not be required to file an additional Registration Statement solely for such shares.

2.2 Demand Registration.

2.2.1 Request for Registration. At any time and from time to time on or after the date of this Agreement, the Holders of twenty-five percent (25%) of the Registrable Securities may make a written demand for registration under the Securities Act of all or part of their Registrable Securities, as the case may be (a “Demand Registration”); provided, however, that the Sponsor shall have one Demand Registration, exercisable in its sole discretion, to register all or part of its Registrable Securities. Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Purchaser will within twenty (20) days of the Purchaser’s receipt of the Demand Registration notify all holders of Registrable Securities of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Purchaser within ten (10) days after the receipt by the holder of the notice from the Purchaser. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.2.4 and the provisos set forth in Section 3.1.1. The Purchaser shall not be obligated to effect no more than an aggregate of four (4) Demand Registrations under this Section 2.2.1 in respect of all Registrable Securities, including any Demand Registration from the Sponsor.

2.2.2 Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Purchaser has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded, or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Purchaser shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

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2.2.3 Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and such holders so advise the Purchaser as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering; provided that the total offering price is reasonably expected to exceed, in the aggregate, $30 million. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration.

2.2.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering, in good faith, advises the Purchaser and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other Ordinary Shares or other securities which the Purchaser desires to sell and the Ordinary Shares, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of the Purchaser who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares” ), then the Purchaser shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (Pro Rata in accordance with the number of shares that each such Person has requested be included in such registration, regardless of the number of shares held by each such Person) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Registrable Securities of Holders exercising their rights to register their Registrable Securities that can be sold without exceeding the Maximum Number of Shares; and (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), Ordinary Shares or other securities that the Purchaser desires to sell that can be sold without exceeding the Maximum Number of Shares.

2.2.5 Withdrawal. If, prior to filing of the applicable “red herring prospectus” or prospectus supplement used for marketing such registration, a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Purchaser and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in Section 2.2.

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2.3 Piggy-Back Registration.

2.3.1 Piggy-Back Rights. If at any time on or after the date of this Agreement the Purchaser proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Purchaser for its own account or for shareholders of the Purchaser for their account (or by the Purchaser and by shareholders of the Purchaser including, without limitation, pursuant to Section 2.2), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Purchaser’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Purchaser, or (iv) for a dividend reinvestment plan, then the Purchaser shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than twenty (20) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within ten (10) days following receipt of such notice (a “Piggy-Back Registration” ). The Purchaser shall, in good faith, cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Purchaser and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration. Notwithstanding the provisions set forth in the immediately preceding sentences, the right to a Piggy-Back Registration set forth under this Section 2.3.1 with respect to the Registrable Securities shall terminate on the seventh anniversary of the Effective Date.

2.3.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Purchaser and the holders of Registrable Securities in writing that the dollar amount or number of Ordinary Shares which the Purchaser desires to sell, taken together with the Ordinary Shares, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.3, and the Ordinary Shares, if any, as to which registration has been requested pursuant to the terms hereof exceeds the Maximum Number of Shares, then the Purchaser shall include in any such registration:

a) If the registration is undertaken for the Purchaser’s account: (A) first, the Ordinary Shares or other securities that the Purchaser desires to sell that can be sold without exceeding the Maximum Number of Shares; and (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Ordinary Shares or other securities, if any, comprised of Registrable Securities as to which registration has been requested pursuant to the terms hereof, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other securities for the account of other persons that the Purchaser is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares;

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b) If the registration is a “demand” registration undertaken at the demand of persons other than the holders of Registrable Securities, (A) first, the Ordinary Shares or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Ordinary Shares or other securities comprised of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other securities that the Purchaser desires to sell that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the Ordinary Shares or other securities for the account of other persons that the Purchaser is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.3.3 Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Purchaser of such request to withdraw prior to the effectiveness of the Registration Statement. The Purchaser (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Purchaser shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.3.4 Unlimited Piggy-Back Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.3 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.2 hereof. The Holders shall have unlimited Piggy-Back Registration Rights.

2.3.5 Registrations on Form F-3. The holders of Registrable Securities may at any time and from time to time, request in writing that the Purchaser register the resale of any or all of such Registrable Securities on Form F-3 or any similar short-form registration which may be available at such time (“Form F-3”); provided, however, that the Purchaser shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, the Purchaser will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of the Purchaser, if any, of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Purchaser; provided, however, that the Purchaser shall not be obligated to effect any such registration pursuant to this Section 2.3: (i) if Form F-3 is not available for such offering; or (ii) if the holders of the Registrable Securities, together with the holders of any other securities of the Purchaser entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.2.

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2.4 Block Trades; Other Coordinated Offerings.

2.4.1 Notwithstanding any other provision of this Section 2.4, at any time and from time to time when an effective Shelf Registration is on file with the Commission, if a Demanding Holder wishes to engage in (a) an underwritten registered offering (whether firm commitment or otherwise) not involving a “road show” or other substantial marketing efforts prior to pricing (commonly referred to as a “Block Trade”) or (b) an otherwise coordinated “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal (an “Other Coordinated Offering”), in each case, with a total offering price reasonably expected to exceed, in the aggregate, either (x) $10 million or (y) all remaining Registrable Securities held by the Demanding Holder, then such Demanding Holder shall notify the Purchaser of the Block Trade or Other Coordinated Offering at least five (5) business days prior to the day such offering is expected to commence, and the Purchaser shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with the Purchaser and any Underwriters, brokers, sales agents, or placement agents prior to making such request in order to facilitate preparation of the registration statement, prospectus, and other offering documentation related to the Block Trade or Other Coordinated Offering.

2.4.2 The Purchaser may facilitate a Block Trade or Other Coordinated Offering if it determines that sufficient shares shall be traded by any Holder or Holders that would be more efficiently traded as a block trade.

2.4.3 Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in-interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to submit a notice to the Purchaser and the Underwriter(s) if any, of their intention to withdraw from such Block Trade or Other Coordinated Offering. Notwithstanding anything to the contrary in this Agreement, the Purchaser shall be responsible for the Registration Expenses incurred in connection with a block trade prior to its withdrawal under this Section 2.4.3.

2.4.4 Notwithstanding anything to the contrary in this Agreement, Section 2.3 shall not apply to a Block Trade or Other Coordinated Offering initiated by a Demanding Holder pursuant to this Section 2.4.

2.4.5 The Purchaser shall have the right to select the Underwriters, and brokers, sale agents, or placement agents (if any) for such Block Trade or Other Coordinated Offering, in each case, which shall consist of one or more reputable nationally recognized investment bank.

2.4.6 A Holder in the aggregate may demand no more than two (2) Block Trades or Other Coordinated Offerings pursuant to this Section 2.4 in any twelve (12) month period.

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3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Purchaser is required to effect the registration of any Registrable Securities pursuant to Section 2, the Purchaser shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. The Purchaser shall use its best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.2, prepare and file with the Commission a Registration Statement on any form for which the Purchaser then qualifies or which counsel for the Purchaser shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become effective and use its best efforts to keep it effective for the period required by Section 3.1.3; provided, however, that the Purchaser shall have the right to defer any Demand Registration for up to ninety (90) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Purchaser shall furnish to the holders a certificate signed by Chief Executive Officer or Chairman of the Purchaser stating that, in the good faith judgment of the Board of Directors of the Purchaser, it would be materially detrimental to the Purchaser and its shareholders for such Registration Statement to be effected at such time; provided further, however, that the Purchaser shall not have the right to exercise the right set forth in this provision more than once in any 365-day period in respect of a Demand Registration hereunder.

3.1.2 Copies. The Purchaser shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3 Amendments and Supplements. The Purchaser shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn.

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3.1.4 Notification. After the filing of a Registration Statement, the Purchaser shall promptly, and in no event more than two (2) business days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Purchaser shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Purchaser shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Purchaser shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall object.

3.1.5 State Securities Laws Compliance. The Purchaser shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Purchaser and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Purchaser shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6 Agreements for Disposition. The Purchaser shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties, and covenants of the Purchaser in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement. No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement.

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3.1.7 Cooperation. The principal executive officer of the Purchaser, the principal financial officer of the Purchaser, the principal accounting officer of the Purchaser, and all other officers and members of the management of the Purchaser shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants, and potential Holders.

3.1.8 Records. The Purchaser shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant, or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents, and properties of the Purchaser, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Purchaser’s officers, directors, and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.9 Opinions and Comfort Letters. Upon request, the Purchaser shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Purchaser delivered to any Underwriter and (ii) any comfort letter from the Purchaser’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Purchaser shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Purchaser to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

3.1.10 Earnings Statement. The Purchaser shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11 Listing. The Purchaser shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Purchaser are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

3.1.12 Road Show. If the registration involves the registration of Registrable Securities involving gross proceeds in excess of $50,000,000, the Purchaser shall use its reasonable efforts to make available senior executives of the Purchaser to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any underwritten offering.

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3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Purchaser of the happening of any event of the kind described in Section 3.1.4(iv), or, in the case of a resale registration on Form F-3 pursuant to Section 2.3 hereof, upon any suspension by the Purchaser, pursuant to a written insider trading compliance program adopted by the Purchaser’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Purchaser’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Purchaser’s securities is removed, as applicable, and, if so directed by the Purchaser, each such holder will deliver to the Purchaser all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. The Purchaser shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.2, any Piggy-Back Registration pursuant to Section 2.3, and any registration on Form F-3 effected pursuant to Section 2.3.5, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (v) Financial Industry Regulatory Authority fees; (vi) fees and disbursements of counsel for the Purchaser and fees and expenses for independent certified public accountants retained by the Purchaser (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); and (viii) the reasonable fees and expenses of any special experts retained by the Purchaser in connection with such registration. The Purchaser shall have no obligation to pay (i) any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders, or (ii) the fees and expenses of any legal counsel representing any Holders (other than the reasonable fees and expenses of one legal counsel selected by the majority-in-interest of the Registrable Securities requested to be registered by the Demanding Holders or the Sponsor, as the case may be, in an underwritten offering (not to exceed $50,000 without the prior written consent of the Purchaser). Additionally, in an underwritten offering, all selling shareholders and the Purchaser shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.4 Information. The holders of Registrable Securities shall provide such information as may reasonably be requested by the Purchaser, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Purchaser’s obligation to comply with Federal and applicable state securities laws. In addition, the holders of Registrable Securities shall comply with all prospectus delivery requirements under the Securities Act and applicable SEC regulations.

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3.5 Legend Removal Obligations. In connection with the written request of any Holder, the Purchaser shall remove any restrictive legend included on the certificates (or, in the case of book-entry shares, any other instrument or record) representing such Holder’s and/or its affiliates’ or permitted transferee’s ownership of Registrable Securities, and promptly issue a certificate (or evidence of the issuance of securities in book-entry form) without such restrictive legend or any other restrictive legend to the holder of the applicable shares of Registrable Securities upon which it is stamped, if (i) such Registrable Securities are registered for resale under the Securities Act and such Registration Statement for such Registrable Securities has not been suspended under the Securities Act, the Exchange Act or the rules and regulations of the Commission promulgated thereunder, (ii) such Registrable Securities are sold or transferred pursuant to Rule 144, or (iii) such Registrable Securities are eligible for sale pursuant to Section 4(a)(1) of the Securities Act or Rule 144 without volume or manner-of-sale restrictions. Following the earlier of (A) the effective date of a Registration Statement registering such Registrable Securities or (B) Rule 144 becoming available for the resale of such Registrable Securities without volume or manner-of-sale restrictions, the Purchaser upon the written request of the Holder or its permitted transferee, shall instruct the Purchaser’s transfer agent to remove the legend from such Registrable Securities (in whatever form) and shall cause the Purchaser’s counsel to issue any legend removal opinion required by the transfer agent. Any reasonable and documented fees (with respect to the transfer agent, the Purchaser’s counsel, or otherwise) associated with the removal of such legend shall be borne by the Purchaser. If a legend is no longer required pursuant to the foregoing, the Purchaser will, as soon as practicable following the delivery by any Holder or its permitted transferee to the Purchaser or the transfer agent (with notice to the Purchaser) of a legended certificate (if applicable) representing such Registrable Securities and, to the extent such sale is not pursuant to an effective registration statement, such other documentation as reasonably requested by the Purchaser, deliver or cause to be delivered to the holder of such Registrable Securities a certificate representing such Registrable Securities (or evidence of the issuance of such Registrable Securities in book-entry form) that is free from all restrictive legends; provided that, notwithstanding the foregoing, the Purchaser will not be required to deliver any opinion, authorization, certificate, or direction to remove the restrictive legend pursuant to this Section 3.5 if (x) removal of the legend would result in or facilitate transfer of securities in violation of applicable law or (y) following receipt of instruction from the Purchaser, the transfer agent refuses to remove the legend.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Purchaser. The Purchaser agrees to indemnify and hold harmless each Holder and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys, and agents, and each person, if any, who controls an Holder and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Holder Indemnified Party” ), from and against any expenses, losses, judgments, claims, damages, or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Purchaser of the Securities Act or any rule or regulation promulgated thereunder applicable to the Purchaser and relating to action or inaction required of the Purchaser in connection with any such registration; and the Purchaser shall promptly reimburse the Holder Indemnified Party for any legal and any other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability, or action; provided, however, that the Purchaser will not be liable in any such case to the extent that any such expense, loss, claim, damage, or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Purchaser, in writing, by such selling Holder expressly for use therein. The Purchaser also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members, and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

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4.2 Indemnification by Holders of Registrable Securities. Each selling Holder will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling Holder, indemnify and hold harmless the Purchaser, each of its directors and officers and each Underwriter (if any), and each other selling Holder and each other person, if any, who controls another selling Holder or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages, or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus, or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Purchaser by such selling Holder expressly for use therein, and shall reimburse the Purchaser, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability, or action. Each selling Holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling Holder.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage, or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party” ) in writing of the loss, claim, judgment, damage, liability, or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

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4.4 Contribution. 4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2, and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability, or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability, or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability, or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability, or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions, or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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4.5 Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director, or controlling person of such Indemnified Party and shall survive the transfer of securities.

5. RULE 144.

5.1 Rule 144. The Purchaser covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

6. MISCELLANEOUS.

6.1 Other Registration Rights. The Purchaser represents and warrants that no person, other than the holders of the Registrable Securities, has any right to require the Purchaser to register any shares of the Purchaser’s capital stock for sale or to include shares of the Purchaser’s capital stock in any registration filed by the Purchaser for the sale of shares of capital stock for its own account or for the account of any other person, other than the Existing Agreement, which is hereby terminated. Further, the Purchaser represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

6.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties, and obligations of the Purchaser hereunder may not be assigned or delegated by the Purchaser in whole or in part. This Agreement and the rights, duties, and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Holders or holder of Registrable Securities or of any assignee of the Holders or holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.2.

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6.3 Notices. All notices, demands, requests, consents, approvals, or other communications (collectively, “Notices” ) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex, or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex, or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Purchaser before the Closing:

INFINT Acquisition Corporation

32 Broadway, Suite 401

New York, NY 10004

Attention: Alexander Edgarov

Email: sasha@infintspac.com

with a copy to:

Greenberg Traurig, P.A.

333 SE 2nd Avenue, Suite 4400

Miami, FL 33131

Attention: Alan I. Annex, Esq.

Email: annexa@gtlaw.com

To the Purchaser after the Closing:

Seamless Group Inc.

410 North Bridge Road

SPACES City Hall

Singapore 188726

Attention: Ronnie Hui

Email: ronnie.hui@tngfintech.com

with a copy to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Avenue, NW, Suite 900

Washington, D.C., 20001

Attention: Andrew M. Tucker, Esq.

Email: andy.tucker@nelsonmullins.com

To a Holder, to the address set forth below such Holder’s name on Exhibit A hereto.

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6.4 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.6 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations, and discussions between the parties, whether oral or written, including, but not limited to, the Existing Agreement.

6.7 Modifications and Amendments; Termination. No amendment, modification, or termination of this Agreement shall be binding upon the Purchaser unless executed in writing by the Purchaser. No amendment, modification, or termination of this Agreement shall be binding upon the holders of the Registrable Securities unless executed in writing by the holders of the majority Registrable Securities; provided, however, that in the event any such amendment, modification or termination would be adverse in any material respect to the material rights or obligations hereunder of a Holder of the Registrable Securities, the written consent of such Holder will also be required. This Agreement shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities. The provisions of Article IV shall survive any termination.

6.8 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.9 Waivers and Extensions. Any party to this Agreement may waive any right, breach, or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.10 Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

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6.11 Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim, or other proceeding (whether based on contract, tort, or otherwise) arising out of, connected with, or relating to this Agreement, the transactions contemplated hereby, or the actions of the Holder in the negotiation, administration, performance, or enforcement hereof.

6.12 Termination of Existing Agreement. The Existing Agreement is hereby terminated in its entirety and shall be null and void and of no further force or effect, without any action or notice on the part of the parties hereto.

6.13 Holder Information. Each Holder agrees, if requested in writing, to represent to the Purchaser the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

PURCHASER:

INFINIT ACQUISITION CORPORATION

By:
Name:
Title:

HOLDERS:

[_______________________]

Exhibit A

Schedule of Holders

[Exhibit A to Registration Rights Agreement]

EXHIBIT C

Lock-Up Agreement

Exhibit C

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of the Closing Date (as defined in the Business Combination Agreement, as defined below) by and between (i) INFINT Acquisition Corporation, a Cayman Islands exempted company (including any successor entity thereto, the “Purchaser”), and (ii) ________________________________, a five percent (5%) or greater shareholder of Seamless Group Inc., an exempted company limited by shares incorporated under the Laws of the Cayman Islands (the “Company”) (the “Subject Party”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement.

WHEREAS, on August 3, 2022, (i) the Purchaser, (ii) Fintech Merger Sub Corp., a Cayman Islands exempted company and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), and (iii) the Company, entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which the parties thereto intend to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity (the “Merger”), as a result of which all of the issued and outstanding capital stock of the Company immediately prior to the Effective Time shall be exchanged for the Stockholder Merger Consideration, all upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, pursuant to the Business Combination Agreement, and in view of the valuable consideration to be received by the Subject Party thereunder, the parties desire to enter into this Agreement, pursuant to which the Purchaser Ordinary Shares received by the Subject Party in the Merger (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated into this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) The Subject Party hereby agrees not to, during the period commencing from the Closing and ending on the earliest of (x) six (6) months after the date of the Closing and (y) the date after the Closing on which the Purchaser consummates a liquidation, merger, capital stock exchange, reorganization, or other similar transaction with an unaffiliated third party that results in all of the Purchaser’s stockholders having the right to exchange their Ordinary Shares of the Purchaser for cash, securities, or other property (the “Lock-Up Period”): (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option, or contract to purchase, purchase any option, or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii), or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii), or (iii), a “Prohibited Transfer”).

(b) The foregoing shall not apply to the transfer of any or all of the Restricted Securities (I) to any Permitted Transferee or (II) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; provided, however, that in either of cases (I) or (II), it shall be a condition to such transfer that such transfer complies with the Securities Act of 1933, as amended, and other applicable law, and that the transferee executes and delivers to the Purchaser an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to the Subject Party, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (1) the members of the Subject Party’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse or domestic partner, the siblings of such person and his or her spouse or domestic partner, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses or domestic partners and siblings), (2) any trust for the direct or indirect benefit of the Subject Party or the immediate family of the Subject Party, (3) if the Subject Party is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (4) in the case of an entity, officers, directors, general partners, limited partners, members, or stockholders of such entity that receive such transfer as a distribution, or related investment funds or vehicles controlled or managed by such persons or their respective affiliates, (5) to any affiliate of the Subject Party, and (6) any transferee whereby there is no change in beneficial ownership. The Subject Party further agrees to execute such agreements as may be reasonably requested by the Purchaser that are consistent with the foregoing or that are necessary to give further effect thereto.

(c) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and the Purchaser shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose, and shall refuse to record any such purported transfer of the Restricted Securities in the books of the Company. In order to enforce this Section 1, the Purchaser may impose stop-transfer instructions with respect to the Restricted Securities of the Subject Party (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

(d) During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [●], 2022, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(e) For the avoidance of any doubt, the Subject Party shall retain all of its rights as a stockholder of the Purchaser during the Lock-Up Period, including the right to vote any Restricted Securities.

(f) The foregoing notwithstanding, to the extent any Subject Party is granted a release or waiver from the restrictions contained in this Section 1 prior to the expiration of the Lock-Up Period, then all Subject Parties shall be automatically granted a release or waiver from the restrictions contained in this Section to the same extent, on substantially the same terms as and on a pro rata basis with, the Subject Party to which such release or waiver is granted. In addition, this provision shall apply to the lock-up restrictions contained in Section 5 of the Letter Agreement, dated November 23, 2021, among the Purchaser, INFINT Capital LLC (the “Sponsor”) and the other signatories made a party thereto (the “Letter Agreement”) and to the extent any Subject Party is granted a release or waiver pursuant to this Agreement, the same release or waiver shall be automatically granted to the Sponsor and each Insider (as defined in the Letter Agreement) pursuant to the Letter Agreement.

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2. Miscellaneous; No Third-Party Beneficiaries.

(a) Binding Effect; Assignment. This Agreement and all of the provisions herein shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all rights and obligations of a party are personal and may not be transferred or delegated at any time. Notwithstanding the foregoing, the Purchaser may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale, or otherwise) without obtaining the consent or approval of the Subject Party. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision herein be enforced by, any other person.

(b) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(c) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York City in the Borough of Manhattan (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(f). Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(d) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(e) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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(f) Notices. All notices, consents, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service, or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Purchaser before the Closing:

INFINT Acquisition Corporation

32 Broadway, Suite 401

New York, NY 10004

Attention: Alexander Edgarov

Email: sasha@infintspac.com

If to the Company (or to the Purchaser after the Closing):

Seamless Group Inc.

410 North Bridge Road

SPACES City Hall

Singapore 188726

Attention: Ronnie Hui

Email: ronnie.hui@tngfintech.com

with copies to (which shall not constitute notice):

Greenberg Traurig, P.A.

333 SE 2nd Avenue, Suite 4400

Miami, FL 33131

Attention: Alan I. Annex, Esq.

Email: annexa@gtlaw.com

with copies to (which shall not constitute notice):

Nelson Mullins Riley & Scarborough LLP

101 Constitution Avenue, NW, Suite 900

Washington, D.C. 20001

Attention: Andrew M. Tucker, Esq.

Email: andy.tucker@nelsonmullins.com

If to the Subject Party, to: the address set forth below the Subject Party’s name on the signature page to this Agreement.

(g) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Purchaser and the Subject Party. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(h) Authorization on Behalf of the Purchaser. The parties acknowledge and agree that notwithstanding anything to the contrary contained in this Agreement, any and all determinations, actions, or other authorizations under this Agreement on behalf of the Purchaser, including enforcing the Purchaser’s rights and remedies under this Agreement, or providing any waivers with respect to the provisions hereof, shall solely be made, taken, and authorized by majority of the disinterested independent directors of the Purchaser’s board of directors. In the event that the Purchaser at any time does not have any disinterested directors, so long as the Subject Party has any remaining obligations under this Agreement, the Purchaser will promptly appoint one in connection with this Agreement. Without limiting the foregoing, in the event that an affiliate of a Subject Party serves as a director, officer, employee, or other authorized agent of the Purchaser or any of its current or future affiliates, neither the Subject Party nor its affiliate shall have authority, express or implied, to act or make any determination on behalf of the Purchaser or any of its current or future affiliates in connection with this Agreement or any dispute or Action with respect hereto.

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(i) Severability. In case any provision in this Agreement shall be held invalid, illegal, or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality, or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties will substitute for any invalid, illegal, or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal, and enforceable, the intent and purpose of such invalid, illegal, or unenforceable provision.

(j) Specific Performance. Each party acknowledges that its obligations under this Agreement are unique, recognizes and affirms that, in the event of a breach of this Agreement, money damages will be inadequate and there will be no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the adversely affected party or parties shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security, this being in addition to any other right or remedy available under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies or any of the obligations of the parties hereto under any other agreement between a Subject Party and the Purchaser or any certificate or instrument delivered in connection with the Purchase, and nothing in any other agreement, certificate, or instrument shall limit any of the rights or remedies or any of the obligations under this Agreement.

(l) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

The Purchaser:

INFINIT ACQUISITION CORPORATION
By:
Name:
Title:

{Additional Signatures on the Following Pages}

[Signature Page to Lock-Up Agreement]

The Subject Party:

[•]

By:
Name:
Title:

Number of Ordinary Shares of Purchaser:

Purchaser Ordinary Shares:

Address for Notice:

Address:

Attention:
Email:

with a copy (which will not constitute notice) to:

Attn:
Telephone No.:
Email:

[Signature Page to Lock-Up Agreement]

EXHIBIT D

INFINT Second Amended and Restated Memorandum and Articles of Association

Exhibit D

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

[___]1

(Adopted by a Special Resolution passed on [___] and effective on [___])

1 Note to Draft: Name of the Company to be mutually agreed.

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

[___]

(Adopted by a Special Resolution passed on [___] and effective on [___])

1	The name of the Company is [___].

2	The Registered Office of the Company shall be at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4	The liability of each Member is limited to the amount unpaid on such Member’s shares.

5	The share capital of the Company is US$55,500 divided into 555,000,000 ordinary shares with a par value of US$0.0001 each.

6	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7	Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

[___]

(Adopted by a Special Resolution passed on [___ ] and effective on [___])

1	Interpretation

1.1	In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Articles”	means these articles of association of the Company.

“Audit Committee”	means the audit committee of the board of directors of the Company established pursuant to the Articles, or any successor committee.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).

“Company”	means the above named company.

“Communication Facilities”	shall mean video, video-conferencing, internet or online conferencing applications, telephone or tele-conferencing and/or any other video-communication, internet or online conferencing application or telecommunications facilities by means of which all Persons participating in a meeting are capable of hearing and be heard by each other.

“Designated Stock Exchange”	means any national securities exchange or automated quotation system on which the Company’s securities are traded, including but not limited to the New York Stock Exchange.

“Directors”	means the directors for the time being of the Company.

“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.

“Electronic Means”	means sending or otherwise making the communication available to the intended recipients in electronic format.

“Electronic Record”	has the same meaning as in the Electronic Transactions Act.

“Electronic Transactions Act”	means the Electronic Transactions Act (As Revised) of the Cayman Islands.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the memorandum of association of the Company.

“Ordinary Resolution”	means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Person”	shall mean any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires.

“Present”

shall mean, in respect of any Person, such Person’s presence at a general meeting of members, which may be satisfied by means of such Person or, if a corporation or other non-natural Person, its duly authorised representative (or, in the case of any member, a proxy which has been validly appointed by such member in accordance with these Articles), being:

(a)	physically present at the meeting; or

(b)	in the case of any meeting at which Communication Facilities are permitted in accordance with these Articles connected by means of the use of such Communication Facilities.

“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.

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“Registered Office”	means the registered office for the time being of the Company.

“Rules of the Designated Stock Exchange”	means the rules and regulations of the Designated Stock Exchange which are applicable to the Company from time to time.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Share”	means a share in the Company and includes a fraction of a share in the Company.

“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.

“Statute”	means the Companies Act (As Revised) of the Cayman Islands.

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

1.2	In the Articles:

(a)	words importing the singular number include the plural number and vice versa;

(b)	words importing the masculine gender include the feminine gender;

(c)	words importing persons include corporations as well as any other legal or natural person;

(d)	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)	“shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)	the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

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(i)	headings are inserted for reference only and shall be ignored in construing the Articles;

(j)	any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(k)	any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act;

(l)	sections 8 and 19(3) of the Electronic Transactions Act shall not apply;

(m)	the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(n)	the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

2	Commencement of Business

2.1	The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3	Issue of Shares

3.1	Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights.

3.2	The Company shall not issue Shares to bearer.

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4	Register of Members

4.1	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

4.2	The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

5	Closing Register of Members or Fixing Record Date

5.1	For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

5.2	In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

5.3	If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

6	Certificates for Shares

6.1	A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to the Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

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6.2	The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

6.3	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

6.4	Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

7	Transfer of Shares

7.1	Except where permitted by the Statute, the Memorandum, these Articles, the Rules of the Designated Stock Exchange, any relevant securities laws or the common law, and to any rights and restrictions for the time being attached to any Share, the board of Directors shall not decline to register any transfer of Shares and shall, upon making any decision to decline to register any transfer of Shares, within three (3) months after the date on which the relevant instrument of transfer was lodged with the Company, send to the transferor and transferee notice of the refusal. Notwithstanding the foregoing, the board of Directors may, in its absolute discretion, decline to register any transfer of any Share which is not fully paid up, or which is issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists, or on which the Company has a lien.

7.2	The registration of transfers may, after compliance with any notice required of the Rules of the Designated Stock Exchange, be suspended at such times and for such periods as the Board may from time to time determine.

7.3	All instruments of transfer that are registered shall be retained by the Company, but any instrument of transfer that the board of Directors decline to register shall (except in any case of fraud) be returned to the person depositing the same.

8	Redemption, Repurchase and Surrender of Shares

8.1	Subject to the provisions of the Statute the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares shall be effected in such manner and upon such other terms as the Company may, by Special Resolution, determine before the issue of the Shares.

8.2	Subject to the provisions of the Statute, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member.

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8.3	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

8.4	The Directors may accept the surrender for no consideration of any fully paid Share.

9	Treasury Shares

9.1	The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

9.2	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

10	Variation of Rights of Shares

10.1	If at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued Shares of that class, or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

10.2	For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

10.3	The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

11	Commission on Sale of Shares

The Company may, in so far as the Statute permits, pay a commission to any person in consideration of that person subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

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12	Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

13	Lien on Shares

13.1	The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or their estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

13.2	The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

13.3	To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or their nominee shall be registered as the holder of the Shares comprised in any such transfer, and they shall not be bound to see to the application of the purchase money, nor shall their title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under the Articles.

13.4	The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

14	Call on Shares

14.1	Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon them notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

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14.2	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

14.3	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

14.4	If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

14.5	An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

14.6	The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

14.7	The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by that Member, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

14.8	No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

15	Forfeiture of Shares

15.1	If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

15.2	If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

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15.3	A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

15.4	A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by that person to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but that person’s liability shall cease if and when the Company shall have received payment in full of all monies due and payable by them in respect of those Shares.

15.5	A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall their title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

15.6	The provisions of the Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

16	Transmission of Shares

16.1	If a Member dies the survivor or survivors (where they were a joint holder) or their legal personal representatives (where they were a sole holder), shall be the only persons recognised by the Company as having any title to the deceased Member’s Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which the Member was a joint or sole holder.

16.2	Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by that person to the Company, either to become the holder of such Share or to have some person nominated by them registered as the holder of such Share. If they elect to have another person registered as the holder of such Share they shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before their death or bankruptcy or liquidation or dissolution, as the case may be.

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16.3	A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which they would be entitled if they were the holder of such Share. However, they shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered or to have some person nominated by them registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before their death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles) the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

17	Amendments of Memorandum and Articles of Association and Alteration of Capital

17.1	The Company may by Ordinary Resolution:

(a)	increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)	by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)	cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

17.2	All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

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17.3	Subject to the provisions of the Statute and the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(a)	change its name;

(b)	alter or add to the Articles;

(c)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)	reduce its share capital or any capital redemption reserve fund.

18	Offices and Places of Business

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

19	General Meetings

19.1	All general meetings other than annual general meetings shall be called extraordinary general meetings.

19.2	The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

19.3	The Directors may call general meetings, and they shall on a Members’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.

19.4	A Members’ requisition is a requisition of Members holding at the date of deposit of the requisition not less than ten per cent. in par value of the issued Shares which as at that date carry the right to vote at general meetings of the Company.

19.5	The Members’ requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

19.6	If there are no Directors as at the date of the deposit of the Members’ requisition or if the Directors do not within twenty-one days from the date of the deposit of the Members’ requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of the requisitionists, may themselves convene a general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said twenty-one day period.

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19.7	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

19.8	The Directors may make Communication Facilities available for a specific general meeting or all general meetings of the Company so that members and other participants may attend and participate at such general meetings by means of such Communication Facilities.

19.9	The notice of any general meeting at which Communication Facilities will be utilised must disclose the Communication Facilities that will be utilised, including the procedures to be followed by any member or other participant of the general meeting who wishes to utilise such Communication Facilities for the purpose of attending, participating and voting at such meeting.

20	Notice of General Meetings

20.1	At least fourteen clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all of the Members entitled to attend and vote at the meeting; and

(b)	in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety five per cent. in par value of the Shares giving that right.

20.2	The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

21	Proceedings at General Meetings

21.1	No business shall be transacted at any general meeting unless a quorum is Present. Except as otherwise provided in these Articles, a quorum shall be the presence, in person or by proxy, of one or more Persons holding at least one third of the issued Shares which confer the right to attend and vote thereat.

21.2	A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

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21.3	A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

21.4	If a quorum is not Present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be Present, the meeting, if convened upon a Members’ requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not Present within half an hour from the time appointed for the meeting to commence, the Members Present shall be a quorum.

21.5	The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairperson of a general meeting of the Company or, if the Directors do not make any such appointment, the chairperson, if any, of the board of Directors shall preside as chairperson at such general meeting. If there is no such chairperson, or if the chairperson shall not be Present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors Present shall elect one of their number to be chairperson of the meeting.

21.6	If no Director is willing to act as chairperson or if no Director is Present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairperson of the meeting.

21.7	The chairperson of any general meeting shall be entitled to attend and participate at such general meeting by means of Communication Facilities, and to act as the chairperson, in which event, if the Communication Facilities are interrupted or fail for any reason to enable the chairperson to hear and be heard by all other Persons attending and participating at the meeting, then the other Directors Present at the meeting shall choose another Director Present to act as chairperson of the meeting for the remainder of the meeting; provided that (i) if no other Director is Present at the meeting, or (ii) if all the Directors Present decline to take the chair, then the meeting shall be automatically adjourned to the same day in the next week and at such time and place as shall be decided by the board of Directors.

21.8	The chairperson may, with the consent of a meeting at which a quorum is Present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

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21.9	When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

21.10	A resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands, the chairperson demands a poll, or any other Member or Members collectively Present and holding at least ten per cent. in par value of the Shares giving a right to attend and vote at the meeting demand a poll.

21.11	Unless a poll is duly demanded and the demand is not withdrawn a declaration by the chairperson that a resolution has been carried or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

21.12	The demand for a poll may be withdrawn.

21.13	Except on a poll demanded on the election of a chairperson or on a question of adjournment, a poll shall be taken as the chairperson directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

21.14	A poll demanded on the election of a chairperson or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairperson of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

21.15	In the case of an equality of votes, whether on a show of hands or on a poll, the chairperson shall be entitled to a second or casting vote.

22	Votes of Members

22.1	Subject to any rights or restrictions attached to any Shares, on a show of hands every Member who is Present, shall have one vote and on a poll every Member Present in any such manner shall have one vote for every Share of which they are the holder.

22.2	In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

22.3	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by their committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

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22.4	No person shall be entitled to vote at any general meeting unless they are registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by them in respect of Shares have been paid.

22.5	No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairperson whose decision shall be final and conclusive.

22.6	On a poll or on a show of hands votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands and shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

22.7	On a poll, a Member holding more than one Share need not cast the votes in respect of their Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing the proxy, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which they are appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which they are appointed.

23	Proxies

23.1	The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of their attorney duly authorised in writing, or, if the appointor is a corporation or other non natural person, under the hand of its duly authorised representative. A proxy need not be a Member.

23.2	The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

23.3	The chairperson may in any event at their discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairperson, shall be invalid.

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23.4	The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

23.5	Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

24	Corporate Members

24.1	Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which they represent as the corporation could exercise if it were an individual Member.

24.2	If a clearing house (or its nominee(s)) or depositary (or its nominee(s)) is a Member it may authorise such person or persons as it thinks fit to act as its representative(s) at any meeting of the Company or of any class of Members, provided that, if more than one person is so authorised, the authorisation shall specify the number and class of Shares in respect of which each such person is so authorised. The person so authorised will be deemed to have been duly authorised without the need to produce any documents of title, notarised authorisation and/or further evidence to substantiate that that person is so authorised. A person so authorised pursuant to this Article shall be entitled to exercise the same rights and powers on behalf of the clearing house (or its nominee(s)) or depositary (or its nominee(s)) which that person represents as that clearing house (or its nominee(s)) or depositary (or its nominee(s)) could exercise as if such person were an individual Member holding the number and class of Shares specified in such authorisation, including, where a show of hands is allowed, the right to vote individually on a show of hands, notwithstanding any contrary provision contained in the Articles.

25	Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

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26	Directors

26.1	There shall be a board of Directors consisting of not less than one person (exclusive of alternate Directors) provided however that the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors.

26.2	The Directors shall be divided into three classes: Class I, Class II and Class III. The number of Directors in each class shall be as nearly equal as possible. Upon the adoption of the Articles, the existing Directors shall by resolution classify themselves as Class I, Class II or Class III Directors. The Class I Directors shall stand appointed for a term expiring at the Company’s first annual general meeting after the adoption of the Articles, the Class II Directors shall stand appointed for a term expiring at the Company’s second annual general meeting after the adoption of the Articles and the Class III Directors shall stand appointed for a term expiring at the Company’s third annual general meeting after the adoption of the Articles. Commencing at the Company’s first annual general meeting, and at each annual general meeting thereafter, Directors appointed to succeed those Directors whose terms expire shall be appointed for a term of office to expire at the third succeeding annual general meeting after their appointment. Except as the Statute or other applicable law may otherwise require, in the interim between annual general meetings or extraordinary general meetings called for the appointment of Directors and/or the removal of one or more Directors and the filling of any vacancy in that connection, additional Directors and any vacancies in the board of Directors, including unfilled vacancies resulting from the removal of Directors for cause, may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum (as defined in the Articles), or by the sole remaining Director. All Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been appointed and qualified. A Director appointed to fill a vacancy resulting from the death, resignation or removal of a Director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until their successor shall have been appointed and qualified.

27	Powers of Directors

27.1	Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

27.2	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

27.3	The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to their surviving spouse, civil partner or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

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27.4	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

28	Appointment and Removal of Directors

28.1	The Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

28.2	The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

29	Vacation of Office of Director

The office of a Director shall be vacated if:

(a)	the Director gives notice in writing to the Company that they resign the office of Director; or

(b)	the Director is absent (for the avoidance of doubt, without being represented by proxy or an alternate Director appointed by them) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that they have by reason of such absence vacated office; or

(c)	the Director dies, becomes bankrupt or makes any arrangement or composition with their creditors generally; or

(d)	the Director is found to be or becomes of unsound mind; or

(e)	the Director is removed from office by notice in writing served upon such Director signed by not less than three-fourths in number (or, if that is not a round number, the nearest lower round number) of the Directors then in office (including such Director).

30	Proceedings of Directors

30.1	The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two if there are two or more Directors, and shall be one if there is only one Director. A person who holds office as an alternate Director shall, if their appointor is not present, be counted in the quorum. A Director who also acts as an alternate Director shall, if their appointor is not present, count twice towards the quorum.

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30.2	Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairperson shall have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of their appointor to a separate vote on behalf of their appointor in addition to their own vote.

30.3	A person may participate in a meeting of the Directors or any committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairperson is located at the start of the meeting.

30.4	Unless required otherwise by the Rules of the Designated Stock Exchange, a resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution (an alternate Director being entitled to sign such a resolution on behalf of their appointor and if such alternate Director is also a Director, being entitled to sign such resolution both on behalf of their appointer and in their capacity as a Director) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

30.5	A Director or alternate Director may, or other officer of the Company on the direction of a Director or alternate Director shall, call a meeting of the Directors by at least two days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

30.6	The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

30.7	The Directors may elect a chairperson of their board and determine the period for which they are to hold office; but if no such chairperson is elected, or if at any meeting the chairperson is not present within five minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairperson of the meeting.

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30.8	All acts done by any meeting of the Directors or of a committee of the Directors (including any person acting as an alternate Director) shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or alternate Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director or alternate Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

30.9	A Director but not an alternate Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by that Director. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

31	Presumption of Assent

A Director or alternate Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless their dissent shall be entered in the minutes of the meeting or unless they shall file their written dissent from such action with the person acting as the chairperson or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director or alternate Director who voted in favour of such action.

32	Directors’ Interests

32.1	A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with their office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

32.2	A Director or alternate Director may act on their own or by, through or on behalf of their firm in a professional capacity for the Company and they or their firm shall be entitled to remuneration for professional services as if they were not a Director or alternate Director.

32.3	A Director or alternate Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by them as a director or officer of, or from their interest in, such other company.

32.4	No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director or alternate Director holding office or of the fiduciary relationship thereby established. A Director (or their alternate Director in their absence) shall be entitled to vote on, and be counted in the quorum in relation to, any resolution of the Directors in respect of any contract or transaction in which they are interested, provided that the relevant Director (or alternate Director) has disclosed the nature and extent of his or her interest in any such contract or transaction to the board of Directors prior to any vote thereon.

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32.5	A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which they have an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

33	Minutes

The Directors shall cause minutes to be made in books kept for the purpose of recording all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors or alternate Directors present at each meeting.

34	Delegation of Directors’ Powers

34.1	The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors. They may also delegate to any managing director or any Director holding any other executive office such of their powers, authorities and discretions as they consider desirable to be exercised by that Director, provided that an alternate Director may not act as managing director and the appointment of a managing director shall be revoked forthwith if they cease to be a Director. Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

34.2	The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

34.3	The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

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34.4	The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in them.

34.5	The Directors may appoint such officers of the Company (including, for the avoidance of doubt and without limitation, any secretary) as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of their appointment an officer of the Company may be removed by resolution of the Directors or Members. An officer of the Company may vacate their office at any time if they give notice in writing to the Company that they resign their office.

35	Alternate Directors

35.1	Any Director (but not an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by them.

35.2	An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which their appointor is a member, to attend and vote at every such meeting at which the Director appointing them is not personally present, to sign any written resolution of the Directors, and generally to perform all the functions of their appointor as a Director in their absence.

35.3	An alternate Director shall cease to be an alternate Director if their appointor ceases to be a Director.

35.4	Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

35.5	Subject to the provisions of the Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for their own acts and defaults and shall not be deemed to be the agent of the Director appointing them.

36	No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

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37	Remuneration of Directors

37.1	The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

37.2	The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond that Director’s ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to their remuneration as a Director.

38	Seal

38.1	The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer of the Company or other person appointed by the Directors for the purpose.

38.2	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

38.3	A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over their signature alone to any document of the Company required to be authenticated by them under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

39	Dividends, Distributions and Reserve

39.1	Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law.

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39.2	Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

39.3	The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by the Member to the Company on account of calls or otherwise.

39.4	The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

39.5	Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

39.6	The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

39.7	Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

39.8	No Dividend or other distribution shall bear interest against the Company.

39.9	Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

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40	Capitalisation

The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

41	Untraceable Members

41.1	The Company shall be entitled to sell any Shares of a Member or the Shares to which a person is entitled by virtue of transmission on death or bankruptcy or operation of law if and provided that:

(a)	all cheques or warrants, not being less than three in number, for any sums payable in cash to the holder of such Shares have remained uncashed for a period of 12 years;

(b)	the Company has not during that time or before the expiry of the three-month period referred to Article 41.1(d) received any indication of the whereabouts or existence of the Member or person entitled to such Shares by death, bankruptcy or operation of law;

(c)	during the 12-year period, at least three Dividends in respect of the Shares in question have become payable and no Dividend during that period has been claimed by the Member; and

(d)	upon expiry of the 12-year period, the Company has caused an advertisement to be published in the newspapers or by electronic communication in the manner in which notices may be served by the Company by Electronic Means as provided in the Articles, given notice of its intention to sell such Shares, and a period of three months has elapsed since such advertisement and the Designated Stock Exchange has been notified of such intention.

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The net proceeds of any such sale shall belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former Member for an amount equal to such net proceeds.

41.2	To give effect to any sale contemplated by Article 41.1, the Company may appoint any person to execute as transferor an instrument of transfer of the said Shares and such other documents as are necessary to effect the transfer, and such documents shall be as effective as if they had been executed by the registered holder of or person entitled by transmission to such Shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former Member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares or other securities in or of the Company or its holding company if any) or as the Directors may from time to time think fit.

42	Books of Account

42.1	The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

42.2	The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

42.3	For as long as the Company is admitted to trading on a Designated Stock Exchange, the accounts relating to the Company’s affairs shall be audited subject to the requirements of applicable law and the Rules of the Designated Stock Exchange. The accounting principles shall be determined by the Directors by reference to the requirements (if any) of the Designated Stock Exchange, applicable law, regulation or the requirements of any regulatory authority of competent jurisdiction. This Article shall not apply if the Company is no longer admitted to trading on a Designated Stock Exchange.

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42.4	The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

43	Audit

43.1	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

43.2	Without prejudice to the freedom of the Directors to establish any other committee, for so long as the Shares (or depositary receipts therefor) are admitted to trading on the Designated Stock Exchange, the Directors shall establish and maintain an Audit Committee as a committee of the Directors, the composition and responsibilities of which shall comply with the charter of the Audit Committee, the Rules of the Designated Stock Exchange, the rules and regulations of the United States Securities and Exchange Commission and all other applicable laws and regulations.

43.3	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

43.4	Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

44	Notices

44.1	Except as otherwise provided in the Articles, any notice or document may be served by the Company on any Member either personally or by sending it through the post in a prepaid letter addressed to such Member at their registered address as appearing in the Register of Members or, to the extent permitted by the Rules of the Designated Stock Exchange and all applicable laws and regulations, by Electronic Means by transmitting it to any electronic number or address supplied by the Member to the Company, or by placing it on the Company’s website provided that the Company has obtained either (a) the Member’s prior express positive confirmation in writing; or (b) the Member’s deemed consent in the manner specified in the Rules of the Designated Stock Exchange to receive or otherwise have made available to such Member notices and documents to be given or issued to them by the Company by such Electronic Means, or (in the case of notice) by advertisement published in the manner prescribed in the Rules of the Designated Stock Exchange. In the case of joint holders of a Share, all notices shall be given to that holder for the time being whose name stands first in the Register of Members and notice so given shall be sufficient notice to all the joint holders.

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44.2	Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

44.3	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

44.4	Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves because they are a legal personal representative or a trustee in bankruptcy of a Member where the Member but for their death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

45	Winding Up

45.1	If the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)	if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)	if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

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45.2	If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the approval of a Special Resolution of the Company and any other approval required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like approval, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

46	Indemnity and Insurance

46.1	Every Director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former officer of the Company (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

46.2	The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

46.3	The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

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47	Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

48	Transfer by Way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

49	Mergers and Consolidations

The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.

50	Exclusive Forum

50.1	Unless the Company consents in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with the Memorandum, the Articles or otherwise related in any way to each Member’s shareholding in the Company, including but not limited to:

(a)	any derivative action or proceeding brought on behalf of the Company;

(b)	any action asserting a claim of breach of any fiduciary or other duty owed by any current or former Director, officer or other employee of the Company to the Company or the Members;

(c)	any action asserting a claim arising pursuant to any provision of the Statute, the Memorandum or the Articles; or

(d)	any action asserting a claim against the Company governed by the “Internal Affairs Doctrine” (as such concept is recognised under the laws of the United States of America).

50.2	Each Member irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes.

50.3	Without prejudice to any other rights or remedies that the Company may have, each Member acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly the Company shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum.

50.4	This Article shall not apply to any action or suits brought to enforce any liability or duty created by the U.S. Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim.

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EXHIBIT E

Surviving Company Amended and Restated Memorandum and Articles of Incorporation

Exhibit E

COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

[SEAMLESS GROUP INC.]1

(adopted pursuant to special resolutions of the Company with effect on and from [_] 2022)

1 Note to Draft: To confirm if the name of the Company will change upon consummation of the merger.

COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

[SEAMLESS GROUP INC.]

(adopted pursuant to special resolutions of the Company with effect on and from [_] 2022)

1.	The name of the Company is [Seamless Group Inc.]

2.	The registered office of the Company will be at the offices of [Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands][2] or at such other place as the Directors may from time to time determine.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by law as provided by Section 7(4) of the Companies Act.

4.	The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Act.

5.	Nothing in the preceding paragraphs shall be deemed to permit the Company to carry on the business of a bank or trust company without being licensed in that behalf under the provisions of the Banks and Trust Companies Act (as amended) or to carry on insurance business from within the Cayman Islands or the business of an insurance manager, agent, sub-agent or broker without being licensed in that behalf under the provisions of the Insurance Act (as amended), or to carry on the business of company management without being licensed in that behalf under the provisions of the Companies Management Act (as amended).

2 Note to Draft: To confirm whether the Company will retain its current registered office or transfer to the same registered office as SPAC (i.e., Mourant Governance Services).

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6.	The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands, provided that nothing in this Memorandum of Association shall be construed as to prevent the Company from effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of business outside the Cayman Islands.

7.	The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

8.	The authorised share capital of the Company is US$[_] divided into [_] shares of US$[_] par value each, with the power for the Company, insofar as is permitted by law and the Articles, to redeem, purchase or redesignate any of its shares and to increase or reduce the said share capital subject to the Companies Act (as amended) and the Articles and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

9.	The Company may exercise the power contained in Section 206 of the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

10.	Capitalised terms that are not defined in this Memorandum bear the meanings given to those terms in the Articles.

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COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

[SEAMLESS GROUP INC.]

(adopted pursuant to special resolutions of the Company with effect on and from [_] 2022)

i

ii

COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

[SEAMLESS GROUP INC.]

(adopted pursuant to special resolutions of the Company with effect on and from [_] 2022)

TABLE A

1.	In these Articles, the regulations contained in Table A in the First Schedule to the Companies Act (as defined below) do not apply except insofar as they are repeated or contained in these Articles.

DEFINITIONS AND INTERPRETATION

2.	In these Articles, the following words and expressions shall have the meanings set out below save where the context otherwise requires:

Articles	these articles of association of the Company, as amended from time to time by Special Resolution;

Auditors	the auditor or auditors for the time being of the Company;

Board of Directors	the Directors assembled as a board or assembled as a committee appointed by that board;

Companies Act	the Companies Act (as amended);

Company	the above-named company;

Directors	the directors of the Company for the time being;

Electronic Record	has the same meaning as in the Electronic Transactions Act;

Electronic Transactions Act	the Electronic Transactions Act (as amended);

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Memorandum	the memorandum of association of the Company, as amended and restated from time to time by Special Resolution;

Ordinary Resolution	a resolution passed by a simple majority of the votes of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy, at a general meeting, and includes a unanimous written resolution;

paid up	paid up as to the par value and any premium payable in respect of the issue of any Shares and includes credited as paid up;

person	any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having separate legal personality) or any of them as the context so requires;

Register of Members	the register of Shareholders to be kept pursuant to these Articles;

Registered Office	the registered office of the Company for the time being;

Seal	the common seal of the Company including any duplicate seal;

Secretary	any person appointed by the Directors to perform any of the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

Share	a share in the capital of the Company of any class including a fraction of such share;

Shareholder	any person registered in the Register of Members as the holder of Shares of the Company and, where two or more persons are so registered as the joint holders of such Shares, the person whose name stands first in the Register of Members as one of such joint holders;

Share Premium Account	the share premium account established in accordance with these Articles and the Companies Act;

signed	includes an electronic signature and a signature or representation of a signature affixed by mechanical means;

Special Resolution	has the same meaning as in the Companies Act, and includes a unanimous written resolution; and

Treasury Shares	Shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled.

3.	In these Articles, unless there be something in the subject or context inconsistent with such construction:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing a gender shall include other genders;

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(c)	words importing persons only shall include companies, partnerships, trusts or associations or bodies of persons, whether corporate or not;

(d)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(e)	the word “year” shall mean calendar year, the word “quarter” shall mean calendar quarter and the word “month” shall mean calendar month;

(f)	a reference to a “dollar” or “$” is a reference to the legal currency of the United States of America;

(g)	a reference to any enactment includes a reference to any modification or re-enactment thereof for the time being in force;

(h)	a reference to any meeting (whether of the Directors, a committee appointed by the Board of Directors or the Shareholders or any class of Shareholders) includes any adjournment of that meeting;

(i)	Sections 8 and 19 of the Electronic Transactions Act shall not apply; and

(j)	a reference to “written” or “in writing” includes a reference to all modes of representing or reproducing words in visible form, including in the form of an Electronic Record.

4.	Subject to the two preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

5.	The table of contents to, and the headings in, these Articles are for convenience of reference only and are to be ignored in construing these Articles.

COMMENCEMENT OF BUSINESS

6.	The business of the Company may be commenced as soon after incorporation as the Board of Directors shall see fit.

SITUATION OF REGISTERED OFFICE

7.	The Registered Office shall be at such address in the Cayman Islands as the Directors shall from time to time determine. The Company, in addition to the Registered Office, may establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

SHARES

8.	The Directors may impose such restrictions as they think necessary on the offer and sale of any Shares.

9.	Subject to these Articles, all Shares for the time being unissued shall be under the control of the Directors who may issue, allot and dispose of or grant options over the same and issue warrants or similar instruments with respect thereto to such persons, on such terms, and with or without preferred, deferred or other rights and restrictions, whether in regard to dividend, voting, return of capital or otherwise, and otherwise in such manner as they may think fit. For such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.

10.	Subject to the Companies Act, and without prejudice to any rights previously conferred on the holders of existing Shares, any share or fraction of a share in the Company’s share capital may be issued either at a premium or at par, and with such preferred, deferred, other special rights, or restrictions, whether in regard to dividend, voting, return of share capital or otherwise, as the Board of Directors may from time to time by resolution determine, and any share may be issued by the Directors on the terms that it is, or at the option of the Directors is liable, to be redeemed or purchased by the Company whether out of capital in whole or in part or otherwise. No Share may be issued at a discount except in accordance with the Companies Act.

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11.	The Directors may in their absolute discretion refuse to accept any application for Shares and may accept any application in whole or in part.

12.	The Company may on any issue of Shares deduct any sales charge or subscription fee from the amount subscribed for the Shares.

13.	No person shall be recognised by the Company as holding any Share upon any trust, and the Company shall not be bound by or recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share, or (except as otherwise provided by these Articles or as required by law) any other right in respect of any Share except an absolute right thereto in the registered holder, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors.

14.	The Directors shall keep or cause to be kept a Register of Members as required by the Companies Act at such place or places as the Directors may from time to time determine. In the absence of any such determination, the Register of Members shall be kept at the Registered Office.

15.	The Directors in each year shall prepare or cause to be prepared an annual return and declaration setting forth the particulars required by the Companies Act in respect of exempted companies and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

16.	The Company shall not issue Shares to bearer.

17.	The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, calls or otherwise howsoever), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the foregoing generality, voting and participation rights) and other attributes of a Share. If more than one fraction of a Share is issued to or acquired by the same Shareholder, such fractions shall be accumulated.

18.	The premium arising on all issues of Shares shall be held in the Share Premium Account established in accordance with these Articles.

19.	Payment for Shares shall be made at such time and place and to such person on behalf of the Company as the Directors may from time to time determine. Payment for any Shares shall be made in such currency as the Directors may determine from time to time, provided that the Directors shall have the discretion to accept payment in any other currency or in kind or a combination of cash and in kind.

REDEMPTION, PURCHASE AND SURRENDER OF SHARES

20.	Subject to the Companies Act, the Company may:

(a)	issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company and/or the Shareholder on such terms and in such manner as the Directors may, before the issue of such Shares, determine;

(b)	purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors may determine and agree with the Shareholder; and

(c)	make a payment in respect of the redemption or purchase of Shares in any manner authorised by the Companies Act, including out of its capital, profits or the proceeds of a fresh issue of Shares.

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21.	Unless the Directors determine otherwise, any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

22.	The redemption or purchase of any Share shall not be deemed to give rise to the redemption or purchase of any other Share.

23.	The Directors may when making payments in respect of a redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie.

24.	Subject to the Companies Act, the Company may accept the surrender for no consideration of any fully paid Share (including any redeemable Share) on such terms and in such manner as the Directors may determine.

TREASURY SHARES

25.	Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Companies Act. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled.

26.	No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to Shareholders on a winding up) may be declared or paid in respect of a Treasury Share.

27.	The Company shall be entered in the Register of Members as the holder of the Treasury Shares, provided that:

(a)	the Company shall not be treated as a Shareholder for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void; and

(b)	a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Companies Act, save that an allotment of Shares as fully paid bonus shares in respect of Treasury Shares is permitted and Shares allotted as fully paid bonus shares in respect of Treasury Shares shall be treated as Treasury Shares.

28.	Treasury Shares may be disposed of by the Company on any terms and conditions determined by the Directors.

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MODIFICATION OF RIGHTS

29.	If at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied or abrogated:

(a)	by, or with the approval of, the Directors without the consent of the holders of the Shares of that class if the Directors determine that the variation or abrogation is not materially adverse to the interests of those Shareholders; or

(b)	otherwise only with the consent in writing of the holders of at least two-thirds of the issued Shares of that class or with the sanction of a resolution passed by a majority of at least two-thirds of the votes cast at a separate meeting of the holders of the Shares of that class (subject to any rights or restrictions attached to those Shares).

30.	The provisions of these Articles relating to general meetings shall apply, mutatis mutandis, to every class meeting of the holders of one class of Shares, except that the necessary quorum shall be one or more Shareholders holding or representing by proxy at least twenty (20) per cent in par value of the issued Shares of that class and that any holder of Shares of that class present in person or by proxy may demand a poll.

31.	For the purposes of Articles 29 and 30, the Directors may treat all classes of Shares, or any two classes of Shares, as forming a single class if they consider that each class would be affected in the same way by the proposal or proposals under consideration. In any other case, the Directors shall treat all classes of Shares, or any two classes of Shares, as separate classes.

32.	The rights of the holders of the Shares of any class shall not, where those Shares were issued with preferred or other rights, be deemed to be materially adversely varied or abrogated by the creation or issue of further Shares ranking equally with those Shares or the redemption or purchase of Shares of any other class by the Company (subject to any rights or restrictions attached to those Shares).

SHARE CERTIFICATES

33.	The Shares will be issued in fully registered, book-entry form. Certificates will not be issued unless the Directors determine otherwise.

34.	If a share certificate is defaced, lost or destroyed it may be renewed on payment of such fee, if any, and on such terms if any, as to evidence and obligations to indemnify the Company as the Board of Directors may determine.

TRANSFER AND TRANSMISSION OF SHARES

35.	No transfer of Shares shall be permitted without the consent of the Directors, which may be withheld for any or no reason but may include any transfer which in the opinion of the Directors is not or may not be consistent with any representation or warranty that the transferor of the Shares may have given to the Company, may result in Shares being held by any person in breach of the laws of any country or government authority, or may subject the Company or Shareholders to adverse tax or regulatory consequences under the laws of any country.

36.	All transfers of Shares shall be effected by an instrument of transfer in writing in any usual or common form in use in the Cayman Islands or in any other form approved by the Directors and need not be under seal.

37.	The instrument of transfer must be executed by or on behalf of the transferor. The instrument of transfer must be accompanied by such evidence as the Directors may reasonably require to show the right of the transferor to make the transfer and the transferor is deemed to remain the holder until the transferee’s name is entered in the Register of Members. The instrument of transfer must be completed and signed in the exact name or names in which such Shares are registered, indicating any special capacity in which it is being signed with relevant details supplied to the Company.

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38.	The Directors shall not recognise any transfer of Shares unless the instrument of transfer is deposited at the Registered Office or such other place as the Directors may reasonably require for the Shares to which it relates, together with such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

39.	The registration and transfer of Shares may be suspended at such times and for such periods as the Directors may from time to time determine.

40.	All instruments of transfer which are registered shall be retained by the Company, but any instrument of transfer which the Directors may decline to register shall (except in any case of fraud) be returned to the person depositing the same.

41.	In case of the death of a Shareholder, the survivors or survivor (where the deceased was a joint holder) and the executors or administrators of the deceased where the deceased was the sole or only surviving holder, shall be the only persons recognised by the Company as having title to the deceased’s interest in the Shares, but nothing in this Article shall release the estate of the deceased holder whether sole or joint from any liability in respect of any Share solely or jointly held by the deceased.

42.	Any guardian of an infant Shareholder and any curator or other legal representative of a Shareholder under legal disability and any person entitled to a share in consequence of the death or bankruptcy of a Shareholder shall, upon producing such evidence of title as the Directors may require, have the right either to be registered as the holder of the Share or to make such transfer thereof as the deceased or bankrupt Shareholder could have made, but the Directors shall in either case have the same right to refuse or suspend registration as they would have had in the case of a transfer of the Shares by the infant or by the deceased or bankrupt Shareholder before the death or bankruptcy or by the Shareholder under legal disability before such disability.

43.	A person so becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall have the right to receive and may give a discharge for all dividends and other money payable or other advantages due on or in respect of the Share, but such person shall not be entitled to receive notice of or to attend or vote at meetings of the Company, or save as aforesaid, to any of the rights or privileges of a Shareholder unless and until such person shall be registered as a Shareholder in respect of the Share, provided always that the Directors may at any time give notice requiring any such person to elect either to be registered or to transfer the Share and if the notice is not complied with within ninety (90) days the Directors may thereafter withhold all dividends or other monies payable or other advantages due in respect of the Share until the requirements of the notice have been complied with.

LIEN

44.	The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Shareholder (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Shareholder or the Shareholder’s estate, either alone or jointly with any other person, whether a Shareholder or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

45.	The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen (14) clear days after notice has been given to the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

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46.	To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or the purchaser’s nominee shall be registered as the holder of the Shares comprised in any such transfer, and the purchaser shall not be bound to see to the application of the purchase money, nor shall the purchaser’s title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

47.	The net proceeds of such sale, after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any residue shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

CALL ON SHARES

48.	Subject to the terms of the allotment the Directors may from time to time make calls upon the Shareholders in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Shareholder shall (subject to receiving at least fourteen (14) days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon them notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

49.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

50.	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

51.	If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest wholly or in part.

52.	An amount payable in respect of a Share on allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

53.	The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

54.	The Directors may, if they think fit, receive an amount from any Shareholder willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by such Shareholder, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Shareholder paying such amount in advance.

55.	No such amount paid in advance of calls shall entitle the Shareholder paying such amount to any portion of a dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

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FORFEITURE OF SHARES

56.	If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen (14) clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

57.	If the notice is not complied with any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all dividends or other monies declared payable in respect of the forfeited Share and not paid before the forfeiture.

58.	A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

59.	A person any of whose Shares have been forfeited shall cease to be a Shareholder in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by such person to the Company in respect of those Shares together with interest, but such person’s liability shall cease if and when the Company shall have received payment in full of all monies due and payable by such person in respect of those Shares.

60.	A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the fact as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of any instrument of transfer) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall such person’s title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

61.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

ALTERATION OF SHARE CAPITAL

62.	The Company may from time to time by Ordinary Resolution increase its share capital by such sum to be divided into Shares of such amounts as the resolution shall prescribe.

63.	All new Shares shall be subject to the provisions of these Articles with reference to transfer, transmission and otherwise.

64.	Subject to the Companies Act, the Company may by Special Resolution from time to time reduce its share capital in any way, and in particular, without prejudice to the generality of the foregoing power, may:

(a)	cancel any paid-up share capital which is lost, or which is not represented by available assets; or

(b)	pay off any paid-up share capital which is in excess of the requirements of the Company,

and may, if and so far as is necessary, alter the Memorandum by reducing the amounts of its share capital and of its Shares accordingly.

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65.	The Company may from time to time by Ordinary Resolution alter (without reducing) its share capital by:

(a)	consolidating and dividing all or any of its share capital into Shares of larger amount than its existing Shares;

(b)	sub-dividing its Shares, or any of them, into Shares of smaller amount than that fixed by the Memorandum so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the Share from which the reduced Share is derived; or

(c)	cancelling any Shares which, at the date of the passing of the Ordinary Resolution, have not been taken, or agreed to be taken by any person, and diminishing the amount of its authorised share capital by the amount of the Shares so cancelled.

GENERAL MEETINGS

66.	The Directors may proceed to convene a general meeting whenever they think fit, including, without limitation, for the purposes of considering a liquidation of the Company, and they shall convene a general meeting on the requisition of the Shareholders holding at the date of the deposit of the requisition not less than one-half of such of the paid-up capital of the Company as at the date of the deposit carries the right of voting at general meetings.

67.	The requisition:

(a)	must be in writing and state the objects of the meeting;

(b)	must be signed by each requisitionist and deposited at the Registered Office; and

(c)	may consist of several documents in like form each signed by one or more requisitionists.

68.	If the Directors do not within ten (10) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said ten (10) days.

69.	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are convened by the Directors. A general meeting may be convened in the Cayman Islands or at such other location, as the Directors think fit.

NOTICE OF GENERAL MEETINGS

70.	Five (5) calendar days’ notice at least specifying the place, the day and the hour of any general meeting and the general nature of the business to be conducted at the general meeting, shall be given in the manner hereinafter mentioned to such persons as are under these Articles or the conditions of issue of the Shares held by them entitled to receive notices from the Company. If the Directors determine that prompt Shareholder action is advisable, they may shorten the notice period for any general meeting to such period as the Directors consider reasonable.

71.	A general meeting shall, notwithstanding that it is called by shorter notice than that specified in the preceding Article, be deemed to have been duly called with regard to the length of notice if it is so agreed by all the Shareholders entitled to attend and vote thereat.

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72.	In every notice calling a general meeting, there shall appear with reasonable prominence a statement that a Shareholder entitled to attend and vote either (i) is entitled to appoint one or more proxies to attend such meeting and vote instead of such Shareholder and that a proxy need not also be a Shareholder or (ii) has appointed a proxy who, unless such appointment is revoked, will attend such meeting and vote on behalf of such Shareholder.

73.	The accidental omission to give notice to, or the non-receipt of notice by, any person entitled to receive notice shall not invalidate the proceedings at any general meeting.

PROCEEDINGS AT GENERAL MEETINGS

74.	No business shall be transacted at any general meeting unless a quorum is present. Save as otherwise provided in these Articles a quorum shall be the presence, in person or by proxy, of one or more persons holding at least twenty (20) per cent in par value of the issued Shares which confer the right to attend and vote thereat.

75.	Save as otherwise provided for in these Articles, if within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of or by Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Directors may determine and if at such adjourned meeting a quorum is not present within fifteen (15) minutes from the time appointed for holding the meeting, the Shareholders present shall be a quorum.

76.	A person may, with the consent of the Directors, participate at a general meeting by means of telephone, video or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at such meeting.

77.	The Chairperson (if any) or, if absent, the Deputy Chairperson (if any) of the Board of Directors, or, failing them, some other Director nominated by the Directors shall preside as Chairperson at every general meeting, but if at any meeting neither the Chairperson nor the Deputy Chairperson nor such other Director be present within fifteen (15) minutes after the time appointed for holding the meeting, or if neither of them be willing to act as Chairperson, the Directors present shall choose some Director present to be Chairperson or if no Directors be present, or if all the Directors present decline to take the chair, the Shareholders present shall choose some Shareholder present to be Chairperson.

78.	The Chairperson may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for fourteen (14) days or more, five (5) calendar days’ notice at the least specifying the place, the day and the hour of the adjourned meeting shall be given as in the case of the original meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

79.	The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason, upon notice in writing to Shareholders. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

80.	At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, demanded by the Chairperson or any Shareholder or Shareholders present in person or by proxy.

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81.	Unless a poll be so demanded, a declaration by the Chairperson that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect made in the Company’s minute book containing the minutes of the proceedings of the meeting, shall be conclusive evidence of the fact without proof of the number or the proportion of the votes recorded in favour of or against such resolution.

82.	If a poll is duly demanded it shall be taken in such manner and at such place as the Chairperson may direct (including the use of a ballot or voting papers, or tickets) and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The Chairperson may, in the event of a poll, appoint scrutineers and may adjourn the meeting to some place and time fixed by the Chairperson for the purpose of declaring the result of the poll.

83.	In the case of an equality of votes, whether on a show of hands or on a poll, the Chairperson of the meeting at which the show of hands or at which the poll is taken, shall not be entitled to a second or casting vote.

84.	A poll demanded on the election of a Chairperson and a poll demanded on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and place as the Chairperson directs not being more than ten (10) days from the date of the meeting or adjourned meeting at which the poll was demanded.

85.	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

86.	A demand for a poll may be withdrawn and no notice need be given of a poll not taken immediately.

VOTES OF SHAREHOLDERS

87.	On a show of hands every holder of Shares present and entitled to vote thereon shall have one vote. On a poll every holder of Shares, present in person or by proxy and entitled to vote thereon, shall be entitled to one vote in respect of each Share held by them.

88.	In the case of joint holders of a Share, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the Shares.

89.	A Shareholder who has appointed special or general attorneys or a Shareholder who is subject to a disability may vote on a poll, by such Shareholder’s attorney, committee, receiver, curator bonis or other person in the nature of a committee, receiver, or curator bonis appointed by a court and such attorney, committee, receiver, curator bonis or other person may on a poll vote by proxy; provided that such evidence as the Directors may require of the authority of the person claiming to vote shall, unless otherwise waived by the Directors, have been deposited at the Registered Office not less than forty-eight (48) hours before the time for holding the meeting or adjourned meeting at which such person claims to vote.

90.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairperson of the meeting, whose decision shall be final and conclusive.

91.	On a poll votes may be given either personally or by proxy and a Shareholder entitled to more than one vote need not, if the Shareholder votes, use all their votes or cast all the votes the Shareholder uses in the same way.

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92.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of the appointor’s attorney duly authorised in writing, or if the appointor is a corporation, either under its common seal or under the hand of an officer or attorney so authorised.

93.	Any person (whether a Shareholder or not) may be appointed to act as a proxy. A Shareholder may appoint more than one proxy to attend on the same occasion.

94.	The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a certified copy of such power or authority, must be deposited at the Registered Office, or at such other place as is specified for that purpose in the notice of meeting or in the instrument of proxy issued by the Company, no later than the time appointed for holding the meeting or adjourned meeting; provided that the Chairperson of the meeting may in the Chairperson’s discretion accept an instrument of proxy sent by fax, email or other electronic means.

95.	An instrument of proxy shall:

(a)	be in any common form or in such other form as the Directors may approve;

(b)	be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the general meeting for which it is given as the proxy thinks fit; and

(c)	subject to its terms, be valid for any adjournment of the general meeting for which it is given.

96.	The Directors may at the expense of the Company send to the Shareholders instruments of proxy (with or without prepaid postage for their return) for use at any general meeting, either in blank or nominating in the alternative any one or more of the Directors or any other persons. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not to some only) of the Shareholders entitled to be sent a notice of the meeting and to vote thereat by proxy.

97.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or insanity of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed, provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the Registered Office before commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

98.	Anything which under these Articles a Shareholder may do by proxy that Shareholder may also do by a duly appointed attorney. The provisions of these Articles relating to proxies and instruments appointing proxies apply, mutatis mutandis, to any such attorney and the instrument appointing that attorney.

99.	Any Shareholder which is a corporation or partnership may, by a resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting or meetings of the Company. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation or partnership as the corporation or partnership could exercise if it were a Shareholder who was an individual and such corporation or partnership shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present.

WRITTEN RESOLUTIONS OF SHAREHOLDERS

100.	A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of, attend and vote at a general meeting shall be as valid and effective as a resolution passed at a general meeting duly convened and held and may consist of several documents in the like form each signed by one or more of the Shareholders.

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DIRECTORS

101.	Unless otherwise determined by the Company by Ordinary Resolution, the minimum number of Directors shall be one and the maximum number of Directors shall be unlimited. The first Director(s) shall be determined in writing by, or appointed by a resolution of, the subscriber(s) to the Memorandum.

102.	A Director need not be a Shareholder but shall be entitled to receive notice of and attend all general meetings.

103.	The Company may, by Ordinary Resolution, appoint any person to be a Director and may in like manner remove any Director and may appoint another person in the Director’s stead. Without prejudice to the power of the Company by Ordinary Resolution to appoint a person to be a Director, the Board of Directors, so long as a quorum of Directors remains in office, shall have the power at any time and from time to time to appoint any person to be a Director so as to fill a casual vacancy or otherwise.

104.	Each Director shall be entitled to such remuneration as approved by the Board of Directors and this may be in addition to such remuneration as may be payable under any other Article. Such remuneration shall be deemed to accrue from day to day. The Directors and the Secretary may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings or in connection with the business of the Company. The Directors may, in addition to such remuneration as aforesaid, grant special remuneration to any Director who, being called upon, shall perform any special or extra services to or at the request of the Company.

105.	Each Director shall have the power to nominate another Director or any other person to act as alternate Director in the Director’s place at any meeting of the Directors at which the Director is unable to be present and at the Director’s discretion to remove such alternate Director. On such appointment being made the alternate Director shall (except as regards the power to appoint an alternate Director) be subject in all respects to the terms and conditions existing with reference to the other Directors and each alternate Director, whilst acting in the place of an absent Director, shall exercise and discharge all the functions, powers and duties of the Director being represented. Any Director who is appointed as alternate Director shall be entitled at a meeting of the Directors to cast a vote on behalf of their appointor in addition to the vote to which such Director is entitled in their own capacity as a Director, and shall also be considered as two Directors for the purpose of making a quorum of Directors. Any person appointed as an alternate Director shall automatically vacate such office as an alternate Director if and when the Director by whom the alternate Director has been appointed vacates their office of Director. The remuneration of an alternate Director shall be payable out of the remuneration of the Director appointing such alternate Director and shall be agreed between them.

106.	Every instrument appointing an alternate Director shall be in such common form as the Directors may approve.

107.	The appointment and removal of an alternate Director shall take effect when lodged at the Registered Office or delivered at a meeting of the Directors.

108.	The office of a Director shall be vacated in any of the following events namely:

(a)	if the Director resigns their office by notice in writing signed by such Director and left at the Registered Office;

(b)	if the Director becomes bankrupt or makes any arrangement or composition with such Director’s creditors generally;

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(c)	if the Director dies or is found to be or becomes of unsound mind;

(d)	if the Director ceases to be a Director by virtue of, or becomes prohibited from being a Director by reason of, an order made under any provisions of any law or enactment;

(e)	if the Director is removed from office by notice addressed to such Director at their last known address and signed by all of the co-Directors (not being less than two in number); or

(f)	if the Director is removed from office by Ordinary Resolution.

TRANSACTIONS WITH DIRECTORS

109.	A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with their office of Director on such terms as to tenure of office and otherwise as the Directors may determine.

110.	No Director or intending Director shall be disqualified by their office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established, but the nature of the Director’s interest must be declared by such Director at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration, or if the Director was not at the date of that meeting interested in the proposed contract or arrangement, then at the next meeting of the Directors held after such Director becomes so interested, and in a case where the Director becomes interested in a contract or arrangement after it is made, then at the first meeting of the Directors held after such Director becomes so interested.

111.	In the absence of some other material interest than is indicated below, provided a Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company declares (whether by specific or general notice) the nature of their interest at a meeting of the Directors that Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that such Director may be interested therein and if such Director does so their vote shall be counted and such Director may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

112.	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning the Director’s own appointment.

113.	Any Director may act independently or through the Director’s firm in a professional capacity for the Company, and the Director or the firm shall be entitled to remuneration for professional services as if the Director were not a Director, provided that nothing herein contained shall authorise a Director or the Director’s firm to act as Auditor to the Company.

114.	Any Director may continue to be or become a director, managing director, manager or other officer or shareholder of any company promoted by the Company or in which the Company may be interested, and no such Director shall be accountable for any remuneration or other benefits received by the Director as a director, managing director, manager or other officer or shareholder of any such other company. The Directors may exercise the voting power conferred by the shares in any other company held or owned by the Company or exercisable by them as directors of such other company, in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors or other officers of such company, or voting or providing for the payment of remuneration to the directors, managing directors or other officers of such company).

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POWERS OF DIRECTORS

115.	The business of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Companies Act or by these Articles required to be exercised by the Company in general meeting, subject nevertheless to any regulations of these Articles, to the Companies Act, and to such regulations being not inconsistent with the aforesaid regulations or provisions as may be prescribed by the Company in general meeting, but no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if such regulations had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

116.	The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in such attorney. The Directors may also appoint any person to be the agent of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and on such conditions as they determine, including authority for the agent to delegate all or any of their powers.

117.	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments drawn by the Company, and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

PROCEEDINGS OF DIRECTORS

118.	The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings, as they think fit. Questions and matters arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes, the Chairperson shall not have a second or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

119.	A Director or Directors may participate in any meeting of the Board of Directors, or of any committee appointed by the Board of Directors of which such Director or Directors are members, by means of telephone, video or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

120.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and, unless so fixed, shall be two, if there are two or more Directors, and shall be one if there is only one Director.

121.	The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in their number, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing Directors or Director may act for the purpose of filling up vacancies in their number, or of summoning general meetings, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two Shareholders may summon a general meeting for the purpose of appointing Directors.

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122.	The Directors may from time to time elect and remove a Chairperson and, if they think fit, a Deputy Chairperson and determine the period for which they respectively are to hold office. The Chairperson or, failing them, the Deputy Chairperson shall preside at all meetings of the Directors, but if there be no Chairperson or Deputy Chairperson, or if at any meeting the Chairperson or Deputy Chairperson be not present within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairperson of the meeting.

123.	A meeting of the Directors for the time being at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

124.	Without prejudice to the powers conferred by these Articles, the Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on them by the Directors. The Directors may, by power of attorney or otherwise, appoint any person to be an agent of the Company on such condition as the Directors may determine, provided that the delegation is not to the exclusion of their own powers.

125.	The meetings and proceedings of any such committee consisting of two or more Directors shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations made by the Directors under the preceding Article.

126.	The Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of the officer’s appointment an officer may be removed by resolution of the Directors or Shareholders.

127.	All acts done by any meeting of Directors, or of a committee of Directors or by any person acting as a Director, shall, notwithstanding it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed, and was qualified and had continued to be a Director and had been entitled to vote.

128.	The Directors shall cause minutes to be made of:

(a)	all appointments of officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of Directors; and

(c)	all resolutions and proceedings of all meetings of the Company and of the Directors and of any committee of Directors.

Any such minutes, if purporting to be signed by the Chairperson of the meeting at which the proceedings took place, or by the Chairperson of the next succeeding meeting, shall, until the contrary be proved, be conclusive evidence of the proceedings.

WRITTEN RESOLUTIONS OF DIRECTORS

129.	A resolution in writing signed by all the Directors for the time being entitled to attend and vote at a meeting of the Directors (an alternate Director being entitled to sign such a resolution on behalf of their appointor) shall be as valid and effective as a resolution passed at a meeting of the Directors duly convened and held and may consist of several documents in the like form each signed by one or more of the Directors (or their alternates).

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PRESUMPTION OF ASSENT

130.	A Director who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless the Director’s dissent shall be entered in the minutes of the meeting or unless the Director shall file their written dissent from such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

BORROWING POWERS

131.	The Directors may exercise all the powers of the Company to borrow money and hypothecate, mortgage, charge or pledge its undertaking, property, and assets or any part thereof, and to issue debentures, debenture stock or other securities, whether outright or as collateral security for any debt liability or obligation of the Company or of any third party.

SECRETARY

132.	The Directors may appoint any person to be a Secretary who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution. Anything required or authorised to be done by or to the Secretary may, if the office is vacant or there is for any other reason no Secretary capable of acting, be done by or to any assistant or deputy Secretary or if there is no assistant or deputy Secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Directors, provided that any provisions of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

133.	No person shall be appointed or hold office as Secretary who is:

(a)	the sole Director;

(b)	a corporation the sole director of which is the sole Director; or

(c)	the sole director of a corporation which is the sole Director.

THE SEAL

134.	The Directors shall provide for the safe custody of the Seal and the Seal shall never be used except by the authority of a resolution of the Directors or of a committee of the Directors authorised by the Directors in that behalf. The Directors may keep for use outside the Cayman Islands a duplicate Seal. The Directors may from time to time as they see fit (subject to the provisions of these Articles relating to share certificates) determine the persons and the number of such persons in whose presence the Seal or the facsimile thereof shall be used, and until otherwise so determined the Seal or the duplicate thereof shall be affixed in the presence of any one Director or the Secretary, or of some other person duly authorised by the Directors.

Dividends, Distributions and Reserves

135.	Subject to the Companies Act, these Articles, and the special rights attaching to Shares of any class, the Directors may, in their absolute discretion, declare dividends and distributions on Shares in issue and authorise payment of the dividends or distributions out of the funds of the Company lawfully available therefor. No dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the Share Premium Account, or as otherwise permitted by the Companies Act.

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136.	Except as otherwise provided by the rights attached to Shares, or as otherwise determined by the Directors, all dividends and distributions in respect of Shares shall be declared and paid according to the par value of the Shares that a Shareholder holds. If any Share is issued on terms providing that it shall rank for dividend or distribution as from a particular date, that Share shall rank for dividend or distribution accordingly.

137.	The Directors may deduct and withhold from any dividend or distribution otherwise payable to any Shareholder all sums of money (if any) then payable by the Shareholder to the Company on account of calls or otherwise or any monies which the Company is obliged by law to pay to any taxing or other authority.

138.	The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures or securities of any other company or in any one or more of such ways and, where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Shareholder upon the basis of the value so fixed in order to adjust the rights of all Shareholders and may vest any such specific assets in trustees as may seem expedient to the Directors.

139.	Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall (unless the Directors in their sole discretion otherwise determine) be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

140.	Any dividend or distribution which cannot be paid to a Shareholder and/or which remains unclaimed after six (6) months from the date of declaration of such dividend or distribution may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend or distribution shall remain as a debt due to the Shareholder. Any dividend or distribution which remains unclaimed after a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company.

141.	No dividend or distribution shall bear interest against the Company.

SHARE PREMIUM ACCOUNT

142.	The Directors shall establish an account on the books and records of the Company to be called the Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

ACCOUNTS

143.	The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

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144.	The books of account shall be kept at the Registered Office or at such other place as the Directors think fit, and shall always be open to inspection by the Directors.

145.	The Board of Directors shall from time to time determine whether and to what extent and at what time and places and under what conditions or articles the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspection of any account or book or document of the Company except as conferred by law or authorised by the Board of Directors or by resolution of the Shareholders.

AUDIT

146.	The accounts relating to the Company’s affairs shall be audited in such manner as may be determined from time to time by resolution of the Shareholders or failing any such determination, by the Board of Directors, or failing any determination as aforesaid, shall not be audited.

NOTICES

147.	Any notice or document may be served by the Company on any Shareholder:

(a)	personally;

(b)	by registered post or courier to that Shareholder’s address as appearing in the Register of Members; or

(c)	by cable, telex, facsimile, e-mail or any other electronic means should the Directors deem it appropriate.

148.	In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

149.	Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

150.	Any summons, notice, order or other document required to be sent to or served upon the Company, or upon any officer of the Company may be sent or served by leaving the same or sending it through the post in a prepaid letter envelope or wrapper, addressed to the Company or to such officer at the Registered Office.

151.	Where a notice or other document is sent by registered post, service of that notice or other document shall be deemed to be effected by properly addressing, pre-paying and posting an envelope containing it, and that notice or other document shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which it was posted. Where a notice or other document is sent by courier, service of that notice or other document shall be deemed to be effected by delivery of the notice or other document to a courier company, and that notice or other document shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which it was delivered to the courier company. Where a notice or other document is sent by cable, telex or facsimile, service of that notice or other document shall be deemed to be effected by properly addressing and sending it, and that notice or other document shall be deemed to have been received on the same day that it was transmitted. Where a notice or other document is sent by email, service of that notice or other document shall be deemed to be effected by transmitting the email to the email address provided by the intended recipient and that notice or other document shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the email to be acknowledged by the recipient.

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152.	Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in pursuance of these Articles shall notwithstanding that such Shareholder be then dead, insane, bankrupt or dissolved, and whether or not the Company has notice of such death, insanity, bankruptcy or dissolution, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless the Shareholder’s name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under such Shareholder) in the Share.

WINDING UP AND FINAL DISTRIBUTION OF ASSETS

153.	The Directors may present a winding up petition on behalf of the Company without the sanction of a resolution of the Shareholders passed at a general meeting.

154.	If the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit.

155.	If the Company shall be wound up, and the assets available for distribution amongst the Shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Shareholders in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Shareholders in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

156.	If the Company shall be wound up (whether the liquidation is voluntary, under supervision or by the Court) the liquidator may, with the authority of a Special Resolution, divide among the Shareholders in specie the whole or any part of the assets of the Company, and whether or not the assets shall consist of property of a single kind, and may for such purposes set such value as the liquidator deems fair upon any one or more class or classes of property, and may determine how such division shall be carried out as between the Shareholders. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of Shareholders as the liquidator, with the like authority, shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no Shareholder shall be compelled to accept any Shares in respect of which there is liability.

INDEMNITY

157.	Every Director or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by that Director or officer as a result of any act or failure to act in carrying out their functions other than such liability (if any) that the Director or officer may incur by their own actual fraud or wilful default. No such Director or officer shall be liable to the Company for any loss or damage in carrying out their functions unless that liability arises through the actual fraud or wilful default of such Director or officer. References in this Article to actual fraud or wilful default mean a finding to such effect by a competent court in relation to the conduct of the relevant party.

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158.	The Directors shall have the power to purchase and maintain insurance for the benefit of any person who is or was a Director or officer of the Company indemnifying them against any liability which may lawfully be insured against by the Company.

DISCLOSURE

159.	Any Director, officer or authorised agent of the Company shall, if lawfully required to do so under the laws of any jurisdiction to which the Company is subject or in compliance with the rules of any stock exchange upon which the Company’s shares are listed or in accordance with any contract entered into by the Company, be entitled to release or disclose any information in their possession regarding the affairs of the Company including, without limitation, any information contained in the Register of Members.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

160.	The Directors may fix in advance a date as the record date for any determination of Shareholders entitled to notice of or to vote at a meeting of the Shareholders and for the purpose of determining the Shareholders entitled to receive payment of any dividend the Directors may either before or on the date of declaration of such dividend fix a date as the record date for such determination.

161.	If no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting has been made in the manner provided in the preceding Article, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION

162.	The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. The Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

FINANCIAL YEAR

163.	The Directors shall determine the financial year of the Company and may change the same from time to time. Unless they determine otherwise, the financial year shall end on 31 December in each year.

AMENDMENTS TO MEMORANDUM AND ARTICLES OF ASSOCIATION

164.	The Company may from time to time alter or add to these Articles or alter or add to the Memorandum with respect to any objects, powers or other matters specified therein by passing a Special Resolution in the manner prescribed by the Companies Act.

CAYMAN ISLANDS DATA PROTECTION

165.	The Company is a “data controller” for the purposes of the Data Protection Act (as amended) (the DPA). By virtue of subscribing for and holding Shares in the Company, Shareholders provide the Company with certain information (Personal Data) that constitutes “personal data” under the DPA. Personal Data includes, without limitation, the following information relating to a Shareholder and/or any natural person(s) connected with a Shareholder (such as a Shareholder’s individual directors, members and/or beneficial owner(s)): name, residential address, email address, corporate contact information, other contact information, date of birth, place of birth, passport or other national identifier details, national insurance or social security number, tax identification, bank account details and information regarding assets, income, employment and source of funds.

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166.	The Company processes such Personal Data for the purposes of:

(a)	performing contractual rights and obligations (including under the Memorandum and these Articles);

(b)	complying with legal or regulatory obligations (including those relating to anti-money laundering and counter-terrorist financing, preventing and detecting fraud, sanctions, automatic exchange of tax information, requests from governmental, regulatory, tax and law enforcement authorities, beneficial ownership and the maintenance of statutory registers); and

(c)	the legitimate interests pursued by the Company or third parties to whom Personal Data may be transferred, including to manage and administer the Company, to send updates, information and notices to Shareholders or otherwise correspond with Shareholders regarding the Company, to seek professional advice (including legal advice), to meet accounting, tax reporting and audit obligations, to manage risk and operations and to maintain internal records.

167.	The Company transfers Personal Data to certain third parties who process the Personal Data on the Company’s behalf, including third party service providers that it appoints or engages to assist with its management, operation, administration and legal, governance and regulatory compliance. In certain circumstances, the Company may be required by law or regulation to transfer Personal Data and other information with respect to one or more Shareholders to a governmental, regulatory, tax or law enforcement authority. That authority may, in turn, exchange this information with another governmental, regulatory, tax or law enforcement authority established in or outside the Cayman Islands

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EXHIBIT F

Directors and Officers of the Surviving Company and INFINT

Surviving Company

Directors:

Kong King Ong Alexander

Hui Ka Wah Ronnie

NG Eng Ho

Seow Kee Fong

Alexander Edgarov

Eric Weinstein

Officers:

Chairman: Kong King Ong Alexander

Chief Executive Officer: Hui Ka Wah Ronnie

INFINT

Directors:

Kong King Ong Alexander

NG Eng Ho

Seow Kee Fong

Alexander Edgarov

Eric Weinstein

Officers:

Chairman: Kong King Ong Alexander

Chief Executive Officer: Hui Ka Wah Ronnie

SCHEDULE A

Company Knowledge Parties

Kong King Ong Alexander

Hui Ka Wah Ronnie

Wong Wing Chi

Lee Yuan Hui

Teo Wei Min